UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
 (Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

GRIFFON CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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712 Fifth Avenue

New York, New York 10019

Notice of Annual Meeting of Stockholders

Time and Date:	10:00 a.m. Eastern Standard Time, on February 3, 2011

Place:	Dechert LLP, 1095 Avenue of the Americas, New York, New York 10036

Items of Business:	1. Election of four directors for a term of three years
2. To conduct an advisory vote on executive compensation
3. To conduct an advisory vote on the frequency of conducting an advisory vote on executive compensation
4. Approval of the 2011 Equity Incentive Plan
5. Approval of the 2011 Performance Bonus Plan
6. Ratification of the selection by our Audit Committee of Grant Thornton LLP to serve as our independent registered public accounting firm for fiscal year 2011
7. Any other matters that properly come before the meeting

Who may Vote:	You can vote if you were a stockholder at the close of business on December 6, 2010, the record date

Materials to Review:

This booklet contains our Notice of Annual Meeting and Proxy Statement. You may access this booklet, as well as our 2010 Annual Report to Stockholders and our Annual Report on Form 10-K for the fiscal year ended September 30, 2010, at the following website: http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=03170

About Proxy Voting:

Your vote is important. Proxy voting permits stockholders unable to attend the Annual Meeting to vote their shares through a proxy. Most stockholders are unable to attend the Annual Meeting. By appointing a proxy, your shares will be represented and voted in accordance with your instructions. You can vote your shares by completing and returning your proxy card. Proxy cards that are signed and returned but do not include voting instructions will be voted by the proxies as recommended by the Board of Directors. Most stockholders can also vote shares by following the Internet or telephone voting instructions provided on the proxy card. You can change your voting instructions or revoke your proxy at any time prior to the Annual Meeting by following the instructions included in this proxy statement and on the proxy card.

This proxy statement is dated December 15, 2010
and is being mailed on or shortly after December 15, 2010.

INTERNET AVAILABILITY OF PROXY MATERIALS

In accordance with rules of the U.S. Securities and Exchange Commission, we are using the Internet as our primary means of furnishing proxy materials to stockholders. Because we are using the Internet, most stockholders will not receive paper copies of our proxy materials. We will instead send these stockholders a Notice of Internet Availability of Proxy Materials with instructions for accessing the proxy materials, including our proxy statement and annual report, and voting via the Internet. The Notice of Internet Availability of Proxy Materials also provides information on how stockholders may obtain paper copies of our proxy materials if they so choose.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on Thursday, February 3, 2011 at 10:00 a.m. at 1095 Avenue of the Americas, New York, NY 10036. The Company’s Proxy Statement, 2010 Annual Report on Form 10-K and Annual Report to Stockholders will be available online at http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=03170.

By Order of the Board of Directors,

Seth L. Kaplan
Senior Vice President, General Counsel
and Secretary

ABOUT THE MEETING

Why did I receive these proxy materials?

          Beginning on or shortly after December 15, 2010, this Proxy Statement is being mailed to stockholders who were stockholders as of the December 6, 2010 record date, as part of the Board of Director’s solicitation of proxies for Griffon’s Annual Meeting and any postponements or adjournments thereof. This Proxy Statement and Griffon’s 2010 Annual Report to Stockholders and Annual Report on Form 10-K (which have been made available to stockholders eligible to vote at the Annual Meeting) contain information that the Board of Directors believes offers an informed view of Griffon Corporation (referred to as “Griffon”, the “Company”, “we” or “us”) and meets the regulations of the Securities and Exchange Commission (the “SEC”) for proxy solicitations. Our management prepared this proxy statement for the Board of Directors.

What is the Notice of Internet Availability of Proxy Materials that I received in the mail instead of a full set of proxy materials?

          Like last year, we are pleased to be using the Securities and Exchange Commission rule that allows companies to furnish their proxy materials over the Internet, instead of mailing printed copies of those materials to all stockholders. Consequently, most stockholders will not receive paper copies of our proxy materials. These stockholders will instead receive a “Notice of Internet Availability of Proxy Materials” with instructions for accessing our proxy materials, including our proxy statement and 2010 Annual Report, and voting via the Internet. The Notice of Internet Availability of Proxy Materials also contains instructions on how stockholders can obtain a paper copy of our proxy materials if they so choose. We believe this process will expedite stockholders’ receipt of proxy materials, lower the costs of our Annual Meeting and conserve natural resources. If you previously elected to receive our proxy materials electronically, these materials will continue to be sent via email unless you change your election. Stockholders who have elected to receive the proxy materials electronically will be receiving an email on or about December 15, 2010 with information on how to access stockholder information and instructions for voting.

What is being considered at the meeting?

You will be voting on the following matters:

1.	The election of four directors for a term of three years

2.	To conduct an advisory vote on executive compensation

3.	To conduct an advisory vote on the frequency of conducting an advisory vote on executive compensation

4.	Approval of the 2011 Equity Incentive Plan

5.	Approval of the 2011 Performance Bonus Plan

6.	The ratification of the selection by our Audit Committee of Grant Thornton LLP to serve as our independent registered public accounting firm for fiscal year 2011.

We do not expect you to vote on any other matters at the meeting.

          In addition, our management will report on our performance for fiscal year 2010 and respond to questions.

Who is entitled to vote at the meeting?

          You are entitled to vote at the Annual Meeting if you owned stock as of the close of business on December 6, 2010. Each share of stock is entitled to one vote.

How do I vote?

          Voting by Proxy

          For stockholders whose shares are registered in their own names, as an alternative to voting in person at the Annual Meeting, you may vote by proxy via the Internet, by telephone or, for those stockholders who receive a paper proxy card in the mail, by mailing a completed proxy card. For those stockholders who receive a Notice of Internet Availability of Proxy Materials, the Notice of Internet Availability of Proxy Materials provides information on how to access your proxy card, which contains instructions on how to vote via the Internet or by telephone. For those stockholders who receive a paper proxy card, instructions for voting via the Internet or by telephone are set forth on the proxy card; alternatively such stockholders who receive a paper proxy card may vote by mail by signing and returning the mailed proxy card in the prepaid and addressed envelope that is enclosed with the proxy materials. In each case your shares will be voted at the Annual Meeting in the manner you direct.

          If your shares are registered in the name of a bank or brokerage firm (your record holder), you may also submit your voting instructions over the Internet or by telephone by following the instructions provided by your record holder in the Notice of Internet Availability of Proxy Materials. If you received printed copies of the proxy materials, you can submit voting instructions by telephone or mail by following the instructions provided by your record holder on the enclosed voting instructions card. Those who elect to vote by mail should complete and return the voting instructions card in the prepaid and addressed envelope provided.

          Voting at the Meeting

          If your shares are registered in your own name, you have the right to vote in person at the Annual Meeting by using the ballot provided at the Annual Meeting, or if you requested and received printed copies of the proxy materials by mail, you can complete, sign and date the proxy card enclosed with the proxy materials you received and submit it at the Annual Meeting. If you hold shares through a bank or brokerage firm and wish to be able to vote in person at the Annual Meeting, you must obtain a “legal proxy” from your brokerage firm, bank or other holder of record and present it to the inspector of elections with your ballot at the Annual Meeting. Even if you plan to attend the Annual Meeting, we recommend that you submit your proxy or voting instructions in advance of the meeting as described above so that your vote will be counted if you later decide not to attend the Annual Meeting. Submitting your proxy or voting instructions in advance of the meeting will not affect your right to vote in person should you decide to attend the Annual Meeting.

Can I change my mind after I return my proxy?

          Yes, you may change your mind at any time before the vote is taken at the meeting. You may revoke or change a previously delivered proxy at any time before the Annual Meeting by delivering another proxy with a later date, by voting again via the Internet or by telephone, or by delivering written notice of revocation of your proxy to Griffon’s Secretary at our principal executive offices before the beginning of the Annual Meeting. You may also revoke your proxy by attending the Annual Meeting and voting in person, although attendance at the Annual Meeting will not, in and of itself, revoke a valid proxy that was previously delivered. If you hold shares through a bank or brokerage firm, you must contact that bank or brokerage firm to revoke any prior voting instructions. You also may revoke any prior voting instructions by voting in person at the Annual Meeting if you obtain a legal proxy as described above.

What if I return my proxy card but do not include voting instructions?

          Proxies that are signed and returned but do not include voting instructions will be voted FOR the election of the nominee directors, FOR the approval of the 2011 Equity Incentive Plan, FOR the approval of the 2011 Performance Bonus Plan, FOR the approval, on an advisory basis, of the compensation of Griffon’s named executive officers as presented in this Proxy Statement, FOR submitting such advisory vote to Griffon’s stockholders every two years, and FOR the ratification of Grant Thornton LLP to serve as our independent registered public accounting firm and in the discretion of the proxy holders as to any other matters that may properly come before the Annual Meeting or any postponement or adjournment of the Annual Meeting.

What does it mean if I receive more than one notice or proxy card?

          It means that you have multiple accounts with brokers and/or our transfer agent. Please vote all of these shares. We recommend that you contact your broker and/or our transfer agent to consolidate as many accounts as possible under the same name and address. Our transfer agent is American Stock Transfer & Trust Company and its telephone number is (212) 936-5100.

Will my shares be voted if I do not provide my proxy?

          If you hold your shares directly in your own name, they will not be voted if you do not provide a proxy.

          Your shares may be voted under certain circumstances if they are held in the name of a brokerage firm. Brokerage firms generally have the authority to vote customers’ unvoted shares on certain “routine” matters, including the ratification of accountants. At our meeting, these shares will be counted as voted by the brokerage firm in the ratification of accountants.

          Brokers are prohibited from exercising discretionary authority on non-routine matters. Proposals one through five are considered non-routine matters, and therefore brokers cannot exercise discretionary authority regarding these proposals for beneficial owners who have not returned proxies to the brokers (so-called “broker non-votes”). In the case of broker non-votes, and in cases where you abstain from voting on a matter when present at the meeting and entitled to vote, those shares will still be counted for purposes of determining if a quorum is present.

How are shares in the Griffon Corporation Employee Stock Ownership Plan Voted?

          If you are a participant in the Griffon Corporation Employee Stock Ownership Plan (“ESOP”), you may vote the shares you own through the ESOP via the Internet, by telephone or, if you receive a paper proxy card in the mail, by mailing a completed proxy card. Shares owned by participants through the ESOP may NOT be voted in person at the Annual Meeting.

          American Stock Transfer & Trust Company will tabulate the votes of participants for the ESOP. The results of the votes received from the ESOP participants will serve as voting instructions to Wells Fargo Bank, N.A., the trustee of the ESOP. The trustee will vote the shares as instructed by the ESOP participants. If a participant does not provide voting instructions, the trustee will vote the shares allocated to the participant’s ESOP account in the same manner and proportions as those votes cast by other participants submitting timely voting instructions. The trustee will also vote any unallocated shares in the ESOP in the same manner and proportions as those votes cast by participants submitting timely voting instructions. American Stock Transfer & Trust Company will keep how you vote your shares confidential.

How many votes must be present to hold the meeting?

          Your shares are counted as present at the meeting if you attend the meeting and vote in person, if you properly submit your proxy or if your shares are registered in the name of a bank or brokerage firm and you do not provide voting instructions and such bank or broker casts a broker non-vote on the ratification of accountants. In order for us to conduct our meeting, a majority of our outstanding shares of common stock as of December 6, 2010 must be present at the meeting. This is referred to as a quorum. On December 6, 2010, there were 62,118,043 shares of common stock outstanding and entitled to vote.

What vote is required to elect directors?

          Directors are elected by a plurality of the votes cast. Shares not voted on the election of directors will have no effect on the vote for election of directors.

What vote is required to approve the advisory vote on executive compensation?

          Approval of the advisory vote on executive compensation requires the favorable vote of a majority of the shares present in person or by proxy and entitled to vote on the matter at the Annual Meeting once a quorum is present. Because your vote is advisory, it will not be binding on the Board or the Company. However, the Board will review the voting results and take them into consideration when making future decisions regarding executive compensation.

What vote is required for approval of the 2011 Equity Incentive Plan?

          Approval of the Griffon Corporation 2011 Equity Incentive Plan requires the favorable vote of a majority of the shares present in person or by proxy and entitled to vote on the matter at the Annual Meeting once a quorum is present. Under applicable NYSE rules, the total vote cast on the proposal must represent over 50% in interest of all shares of common stock entitled to vote on the proposal. Abstentions will be counted and will have the same effect as a vote against the proposal. Under applicable NYSE rules, brokers are not permitted to vote shares held for a customer without specific instructions from the customer. Broker non-votes will be disregarded and will have no effect on the outcome of the vote.

What vote is required for approval of the 2011 Performance Bonus Plan?

          Approval of the Griffon Corporation 2011 Performance Bonus Plan requires the favorable vote of a majority of the shares present in person or by proxy and entitled to vote on the matter at the Annual Meeting once a quorum is present. In determining whether the proposal to approve the plan receives the required number of affirmative votes, abstentions will be counted and will have the same effect as a vote against the proposal. Under applicable NYSE rules, brokers are not permitted to vote shares held for a customer without specific instructions from the customer. Broker non-votes will be disregarded and will have no effect on the outcome of the vote.

What vote is required to ratify the selection by our Audit Committee of Grant Thornton LLP as our independent registered public accounting firm?

          The affirmative vote of the holders of a majority of the shares present in person or by proxy and entitled to vote on the item will be required for approval. An abstention will be counted as a vote against this proposal.

PROPOSAL 1 — ELECTION OF DIRECTORS

          Our certificate of incorporation provides for a Board of Directors consisting of not less than twelve nor more than fourteen directors, classified into three classes as nearly equal in number as possible, with no class containing less than four directors, whose terms of office expire in successive years. Our Board of Directors now consists of thirteen directors as set forth below.

Class I (To Serve Until the Annual Meeting of Stockholders in 2011)	Class II (To Serve Until the Annual Meeting of Stockholders in 2012)	Class III (To Serve Until the Annual Meeting of Stockholders in 2013)

Bertrand M. Bell(2)	Harvey R. Blau(4)	Henry A. Alpert(2)
Rear Admiral Robert G.	Gerald J. Cardinale(4)	Blaine V. Fogg(3)(4)
Harrison (USN Ret.)(2)	Bradley J. Gross(4)	William H. Waldorf(1)
Ronald J. Kramer(4)	General Donald J. Kutyna	Joseph J. Whalen(1)(3)
Martin S. Sussman(1)(3)	(USAF Ret.)
James A. Mitarotonda

(1)	Member of Audit Committee.

(2)	Member of Compensation Committee.

(3)	Member of Nominating and Corporate Governance Committee.

(4)	Member of Finance Committee.

          Bertrand M. Bell, Rear Admiral Robert G. Harrison, Ronald J. Kramer and Martin S. Sussman, directors in Class I, are nominated for election at this Annual Meeting of stockholders to hold office until the annual meeting of stockholders in 2014, or until their successors are chosen and qualified.

          Unless you indicate otherwise, shares represented by executed proxies in the form enclosed will be voted for the election as directors of each nominee (each of whom is now a director) unless any such nominee shall be unavailable, in which case such shares will be voted for a substitute nominee designated by the Board of Directors. We have no reason to believe that any of the nominees will be unavailable or, if elected, will decline to serve.

Agreement with Investors

          On September 29, 2008, GS Direct, L.L.C. (“GS Direct”), an affiliate of Goldman Sachs, acquired 10,000,000 shares of Griffon common stock in connection with a common stock rights offering by Griffon. GS Direct acquired these shares pursuant to an agreement entered into on August 7, 2008 with Griffon (the “Investment Agreement”) in which GS Direct made certain commitments to purchase Griffon common stock in connection with the rights offering. As of November 30, 2010, these shares represented approximately 16.1% of Griffon’s outstanding common stock.

          The Investment Agreement provides that, based on GS Direct’s current ownership of Griffon’s common stock, it has the right to nominate two people to serve on Griffon’s Board of Directors (each subject to the reasonable review and approval of our Nominating and Corporate Governance Committee). Accordingly, Messrs. Gerald J. Cardinale and Bradley J. Gross have served on Griffon’s Board of Directors since September 2008 as designees of GS Direct. If GS Direct’s ownership level drops below 15%, but remains over 10%, of our outstanding common stock, then GS Direct will have the right to nominate one person to serve on Griffon’s board of directors. At such time as GS Direct’s ownership level drops below 10% of our outstanding common stock, GS Direct will no longer have the right to nominate any persons to serve on our Board. See “Certain Relationships and Related Person Transactions” for a more complete description of the terms of the Investment Agreement and a description of other relationships and transactions between Griffon and GS Direct.

Board Composition

          We believe that each of our directors should demonstrate, by significant accomplishment in his or her field, an ability to make a meaningful contribution to the Board’s supervision and oversight of the business and affairs of Griffon. We consider the following when selecting candidates for recommendation to our Board: character and business judgment; broad business knowledge; leadership, financial and industry-specific experience and expertise; technology and education experience; professional relationships; diversity; personal and professional integrity; time availability in light of other commitments; dedication; and such other factors that we consider appropriate, from time to time, in the context of the needs or stated requirements of the board. The directors’ experiences, qualifications and skills that the Board considered in their re-nomination are included in their individual biographies.

Nominee Biographies

          Dr. Bertrand M. Bell (age 81) has been a director since 1976. Dr. Bell has been Professor of Medicine at Yeshiva University Albert Einstein College of Medicine for more than the past five years and was appointed Distinguished Professor in September 1992. Dr. Bell has been a professor of medicine for over 30 years. Dr. Bell led the Bell Commission, whose report significantly changed the way physicians are trained and supervised in the State of New York. Dr. Bell was director of ambulatory medical services and the emergency department at a major New York City public hospital for almost twenty-five years. Dr. Bell brings to the Board management experience with large nonprofit institutions and experience with professional training and development, as well as familiarity with the medical products industry which is serviced by our Clopay Plastics business.

          Rear Admiral Robert G. Harrison (USN Ret.) (age 74) has been a director since February 2004. He was an officer in the United States Navy for more than thirty-five years prior to his retirement in 1994. Since retirement, Rear Admiral Harrison has been a consultant for various defense systems companies in the areas of acquisition, support and program management. Rear Admiral Harrison is also a director for Indra Systems, a company engaged in the manufacture and support of training and simulation systems and automatic test equipment. By virtue of his services as a senior officer in the U.S. Navy and his service as a director of and consultant to other companies, Rear Admiral Harrison brings to the Board extensive experience in the management of large organizations and the approaches and perspectiv es in volved in military procurement.

          Mr. Ronald J. Kramer (age 52) has been our President since February 2009, Chief Executive Officer since April 2008, a director since 1993 and Vice Chairman of the Board since November 2003. From 2002 through March 2008, he was President and a director of Wynn Resorts, Ltd., a developer, owner and operator of hotel and casino resorts. From 1999 to 2001, Mr. Kramer was a Managing Director at Dresdner Kleinwort Wasserstein, an investment banking firm, and its predecessor Wasserstein Perella & Co. He is a member of the Board of Directors of Leap Wireless International, Inc. (NASDAQ:LEAP), a wireless communications company. Mr. Kramer was formerly on the boards of directors of Monster Worldwide, Inc. (NYSE:MWW), Sapphire Industrials Corporation (AMEX:FYR), Lakes Entertainment, Inc. (NASDAQ:LACO), Republic Property Trust (formerly NYSE:RPB) and New Valley Corporation (NASDAQ:NVAL). Mr. Kramer has been a senior executive officer of a number of corporations, including currently Griffon, and brings to the Board extensive experience in all aspects of finance and business transactions. Mr. Kramer is the son-in-law of Harvey R. Blau, Griffon’s Chairman of the Board.

          Mr. Martin S. Sussman (age 73) has been a director since 1989. He has been a practicing attorney in the State of New York since 1961, and has been a member of the law firm of Seltzer, Sussman, Habermann & Heitner, LLP for more than the past five years. As a practicing attorney for almost fifty years, Mr. Sussman brings to the Board broad experience and insight in various aspects of business law applicable to the Company.

Standing Director Biographies

          Mr. Henry A. Alpert (age 63) has been a director since 1995. Mr. Alpert has been President of Spartan Petroleum Corp., a real estate investment firm and a distributor of petroleum products, for more than the past five years. Mr. Alpert is also a director of Boyar Value Fund, a mutual fund (NASDAQ:BOYAX). Mr. Alpert brings to the Board an understanding of the perspectives of public mutual fund shareholders, experience in operations and, by virtue of being on the advisory committee of the largest commercial bank headquartered on Long Island, insight into commercial banking trends.

          Mr. Harvey R. Blau (age 75) has been Chairman of the Board since 1983 and was our Chief Executive Officer from 1983 through March 2008. Mr. Blau was Chairman of the Board and Chief Executive Officer of Aeroflex Incorporated (NYSE:ARX), a diversified manufacturer of electronic components and test equipment, for more than five years through August 2007 when such company was acquired. Because of his long service with the Company, including as the Company’s Chief Executive Officer for over twenty-five years, Mr. Blau brings to the Board a depth of knowledge of the Company, its history and its personnel. Mr. Blau’s legal training also assists the Board in evaluating issues that come before it. Mr. Blau is the father-in-law of Ronald J. Kramer, Griffon’s Chief Executive Officer.

          Mr. Gerald J. Cardinale (age 43) has been a director since September 2008. Since 2002, Mr. Cardinale has been a Managing Director of the Principal Investment Area of Goldman, Sachs & Co., a leading global investment banking, securities and investment management firm. Mr. Cardinale also serves on the boards of directors of Alliance Films Holdings Inc., Cequel Communications, LLC, Guthy-Renker Holdings, LLC, Legends Hospitality Holding Company, LLC, Sensus Metering Systems, Inc., and Yankees Entertainment & Sports Network, LLC.  Mr. Cardinale was formerly a director of Cooper-Standard Automotive Inc. and CW Media Holdings, Inc. Mr. Cardinale is a designee of GS Direct, an affiliate of Goldman Sachs. His service on a variety of corporate boards and his experience in evaluating different potential investments and acquisitions and in related financings allow him to assist the Board in assessing financing and acquisition activities from a financial point of view.

          Mr. Blaine V. Fogg (age 70) has been a director since May 2005. Mr. Fogg is a corporate and securities lawyer concentrating in mergers and acquisitions and other business transactions. From 1972 to 2004, Mr. Fogg was a partner at the law firm of Skadden, Arps, Slate, Meagher & Flom LLP. Since 2004, Mr. Fogg has been Of Counsel to such law firm. Since July 1, 2009, Mr. Fogg has been President of The Legal Aid Society of New York. In September 2010, he was elected a Director of Seacor Holdings Inc. (NYSE:CKH), which owns, operates, invests in and markets equipment, primarily in the offshore oil and gas, industrial aviation and marine transportation industries. Mr. Fogg has represented numerous public and private companies in connection with governance matters as well as trans actions and brings to the Board broad experience in assisting boards of public and private companies in these matters.

          Mr. Bradley J. Gross (age 38) has been a director since September 2008. Mr. Gross is a Managing Director in the Principal Investment Area of Goldman, Sachs & Co., a position he has held since 2007. From 2003 to 2007, he was a vice president at Goldman, Sachs & Co. Mr. Gross also serves on the board of directors of Aeroflex, Inc. (NYSE:ARX), a leading worldwide provider of highly specialized test and measurement equipment and microelectronic solutions, and Cequel Communications LLC, a dominant provider of cable television services in certain U.S. territories serving 1.3 million basic subscribers, and various other private companies in which Goldman, Sachs & Co. is an investor. Mr. Gross formerly served on the Board of Capmark Financial Group Inc., a diversified holding company that provides financial service s to investors in commercial real estate-related assets. Mr. Gross is a designee of GS Direct, an affiliate of Goldman Sachs. His service on a variety of corporate boards and his experience in evaluating different potential investments and acquisitions and in related financings allow him to assist the Board in assessing financing and acquisition activities from a financial point of view.

          General Donald J. Kutyna (USAF Ret.) (age 77) has been a director since August 2005. He was an officer in the United States Air Force for over thirty-five years prior to his retirement in 1992. General Kutyna had been commander in chief of the North American Aerospace Defense Command, commander in chief of the U.S. Space Command and commander of the U.S. Air Force Space Command. During his tenure in the U.S. Air Force, General Kutyna served as Chairperson of the Accident Analysis Panel of the Presidential Commission on the Space Shuttle Challenger Accident. General Kutyna was Vice President, Space Technology, of Loral Space & Communications Ltd., a leading satellite communications company, from 1993 to 1996, and again from 1999 to 2004. He also served as Vice President, Advanced Space S ystems, for Lockheed Martin Corporation, a company principally engaged in the research, design, development, manufacture and integration of advanced technology systems, products and services, from 1996 to 1999. From September 2004 through 2008, General Kutyna served as a part-time consultant to Loral Space & Communications Ltd. (NASDAQ:LORL). As a Four Star Air Force officer with thirty five years experience in the development, acquisition and operation of high technology space, electronic, communication, and aeronautical defense systems, General Kutyna brings to the Board important perspectives in connection with the Company’s defense business. General Kutyna’s experience as a technology leader of a Presidential Commission and as a corporate officer in the defense industry makes him a valuable resource to the Board in the area of government policy and procurement.

          Mr. James A. Mitarotonda (age 56) has been a director since November 2007. He is the Chairman of the Board, Chief Executive Officer and President of Barington Capital Group, L.P., an investment firm that he co-founded in November 1991. Mr. Mitarotonda is also the Chairman of the Board, President and Chief Executive Officer of Barington Companies Investors, LLC, the general partner of Barington Companies Equity Partners, L.P., a small and mid-capitalization value fund. In addition, he is the Chairman of the Board, President and Chief Executive Officer of Barington Offshore Advisors II, LLC, the investment advisor of Barington Companies Offshore Fund, Ltd., a small and mid-capitalization value fund. Mr. Mitarotonda served as the President and Chief Executive Officer of Dynabazaar, Inc. from May 2006 until April 2007 and from January 2004 until December 2004. Mr. Mitarotonda also served as Co-Chief Executive Officer and Co-Chairman of L Q Corporation, Inc. from April 2003 until May 2004 and as its sole Chief Executive Officer from May 2004 until October 2004. Mr. Mitarotonda serves as a director of The Pep Boys—Manny, Moe and Jack (NYSE:PBY), an automotive retail and service chain, Gerber Scientific, Inc. (NYSE:GRB), a company that develops, manufactures, distributes and services automated equipment and software, and A. Schulman, Inc. (NASDAQ:SHLM), an international supplier of plastic compounds and resins. He was formerly a director of Sielox, Inc. (PK:SLXN), L Q Corporation, Inc., Register.com, Inc. and MM Companies, Inc. Mr. Mitarotonda has extensive financial and investment experience as Chief Executive Officer of an investment company and an investment firm and has past and present service on the boards of directors of various public companies. He brings to the Board the perspective of an active investor who is a market participant, representing a segment of our shareholder population.

          Mr. William H. Waldorf (age 72) has been a director since 1963. He has been President of Landmark Capital, LLC, an investment firm, for more than the past five years. Mr. Waldorf’s extensive financial and investment experience as an active entrepreneur and President of an investment company for over thirty years brings to the Board the analytical framework of a long term investor.

          Mr. Joseph J. Whalen (age 79) has been a director since 1999. Mr. Whalen is a CPA and was a partner at Arthur Andersen LLP for more than five years prior to his retirement in 1994. Mr. Whalen has extensive financial and accounting experience as a partner of a former international accounting firm for over twenty years. As the Company’s Audit Committee Financial Expert, Mr. Whalen brings to the Board and the Audit Committee an in-depth understanding of the financial reporting, auditing and accounting issues that come before the Board and the Audit Committee.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR
ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR

CORPORATE GOVERNANCE

Director Independence

          The Board of Directors has determined that each of Messrs. Alpert, Bell, Cardinale, Gross, Fogg, Harrison, Kutyna, Mitarotonda, Sussman, Waldorf and Whalen are independent under New York Stock Exchange Rule 303A. The Board of Directors affirmatively determined that no director (other than Ronald J. Kramer and Harvey R. Blau) has a material relationship with the Company, either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company.

          In making this determination, the Board considered all relevant facts and circumstances. In particular, with respect to Messrs. Cardinale and Gross, the Board considered, among other things, that these directors hold senior management positions with GS Direct, and considered the relationships and transactions between Griffon and GS Direct, which are described above under “Election of Directors—Agreement with Investors” and below under “Certain Relationships and Related Transactions.” In concluding that these relationships and transactions do not result in a “material relationship” between Griffon and Goldman Sachs that would impede the exercise of independent judgment by Messrs. Cardinale and Gross, the Board considered, among other things, that GS Direct’s rights and obligations arise directly as a result of its Griffon stock ownership, and that the fees and expenses paid to affiliates of GS Direct in connection with certain services performed by these affiliates in the last three years, as disclosed in more detail below under “Certain Relationships and Related Transactions,” were not material to Goldman Sachs or to Griffon. With respect to Mr. Fogg, the Board considered that Griffon retained the law firm Skadden, Arps, Slate, Meagher and Flom, of which Mr. Fogg is Of Counsel, from time to time to perform legal services in recent years. The Board determined that the amounts paid to Skadden Arps in the last three years were not material to either Skadden Arps or Griffon, and therefore that our relationship with Skadden Arps was not a material relationship that would impede the exercise of independent judgment by Mr. Fogg.

          We currently have the following standing committees: the Audit Committee, the Compensation Committee, the Finance Committee and the Nominating and Corporate Governance Committee. Other than the Finance Committee, all of the standing committees of the Board of Directors are composed entirely of independent directors.

Committee Membership, Meetings and Attendance

          During the fiscal year ended September 30, 2010, there were:

•	eleven meetings of the Board of Directors;

•	six meetings of the Audit Committee;

•	nine meetings of the Compensation Committee;

•	three meetings of the Finance Committee; and

•	one meeting of the Nominating and Corporate Governance Committee.

          Each of our directors attended or participated in at least 75% of the meetings of the Board of Directors and the respective committees of which he is a member held during our fiscal year ended September 30, 2010.

          We encourage all of our directors to attend our annual meetings of stockholders. All of our current directors, who were directors at such time, attended last year’s annual meeting of stockholders.

Board Committees

          We have a separately designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934 (the “Exchange Act”). Our Audit Committee is involved in discussions with management and our independent registered public accounting firm with respect to financial reporting and our internal accounting controls. The Audit Committee has the sole authority and responsibility to select, evaluate and replace our independent registered public accounting firm. The Audit Committee must pre-approve all audit engagement fees and terms and all non-audit engagements with the independent auditors. The Audit Committee consults with management but does not delegate these responsibilities. A copy of the Audit Committee charter can be found on our website at www.griffoncorp.com.

          The Board has determined that Joseph J. Whalen, a member of the Audit Committee since 1999, qualifies as an “Audit Committee Financial Expert”, as defined by Securities and Exchange Commission rules, based on his education, experience and background.

          Our Compensation Committee awards restricted stock and other equity-based awards to officers and employees. The Committee has overall responsibility for determining and approving the compensation of our Chief Executive Officer and reviewing and approving the annual base salaries and annual incentive opportunities of our executive officers, as well as the Presidents of each of our business units. The Committee may form and delegate authority to subcommittees as it deems appropriate. The Compensation Committee considers recommendations from our executive officers with respect to executive compensation matters. From time to time, the Company utilizes the services of independent consultants to perform analyses and to make recommendations relative to executive compensation matters. These analyses and recommendations are conveyed to the Compensation Committee, and the Committee takes such information into consideration in making its compensation decisions. A copy of the Compensation Committee charter can be found on our website at www.griffoncorp.com.

          The Finance Committee is responsible for the review of certain proposed acquisition, disposition and equity capital markets transactions, following which it shall make a non-binding recommendation to the full Board of Directors. Under the terms of the Investment Agreement, GS Direct is entitled to designate two of the five members of the finance committee so long as it holds 15% or more of Griffon’s total common equity. In accordance with such arrangements, Messrs. Cardinale and Gross have served as members of the Finance Committee as designees of GS Direct since September 2008. A copy of the Finance Committee Charter can be found on our website at www.griffoncorp.com. See “Certain Relationships and Related Person Transactions” for a more complete description of the terms of the Investment Agreement.

          The Nominating and Corporate Governance Committee is responsible for (1) monitoring compliance with our Code of Business Ethics and Standards of Conduct; (2) reviewing suggestions of candidates for director made by directors and others; (3) identifying individuals qualified to become Board members, and recommending to the Board the director nominees for the next annual meeting of stockholders; (4) recommending to the Board director nominees for each committee of the Board; (5) recommending to the Board the corporate governance principles applicable to the Company; and (6) overseeing the annual evaluation of the Board and management. There is no difference in the manner in which a nominee is evaluated based on whether the nominee is recommended by a stockholder or otherwise. The Nominating and Corporate Governance Committee has nominated the directors to be elected at this meeting. A copy of the Nominating and Corporate Governance Committee charter can be found on our website at www.griffoncorp.com.

          The Nominating and Corporate Governance Committee does not have a formal policy with regard to consideration of diversity in identifying director nominees. Our corporate governance guidelines specify that our Board should be of a sufficient size to provide for sufficient diversity among non-employee directors. The nominating and corporate governance committee may consider diversity, which could include diversity with respect to experience, skill set, age, areas of expertise and professional background, as well as race, gender and national origins, along with many other criteria, in selecting director nominees.

Risk Oversight

          Management is responsible for the day-to-day management of risks for Griffon and its subsidiaries, while our Board of Directors, as a whole and through its committees, is responsible for the oversight of risk management. The board sets our overall risk management strategy and our risk appetite and ensures the implementation of our risk management framework. Specific board committees are responsible for overseeing specific types of risk. Our audit committee periodically discusses risks as they relate to its review of the Company’s financial statements, the evaluation of the effectiveness of internal control over financial reporting, compliance with legal and regulatory requirements including the Sarbanes-Oxley Act, performance of the internal audit function, and review of related party transactions, among other responsibilities set forth in the Audit Committee’s charter. Our Audit Committee also periodically reviews our currency exchange and hedging policies, tax exposures and our internal processes to ensure compliance with applicable laws and regulations. The audit committee meets regularly in executive sessions with our director of internal audit and our independent registered public accounting firm, without management present, to discuss if there are areas of concern of which the board should be aware. The board, and at certain times, the finance committee, monitors risks as they may be related to financing matters such as acquisitions and dispositions, our capital structure, credit facilities, equity and debt issuances, and liquidity. Our compensation committee establishes our compensation policies and programs in such a manner that our executives are not incentivized to take on an inappropriate level of risk. Our nominating and corporate governance committee reviews any employee reports regarding suspected violations of our Code of Conduct. Each of our board committees delivers periodic reports to the board, in order to keep the board informed about what transpires at committee meetings. In addition, if a particular risk is material or where otherwise appropriate, the full Board may assume oversight over such risk, even if the risk was initially overseen by a committee.

Board Leadership Structure; Executive Sessions

          Although we do not require separation of the offices of the Chairman of the Board and Chief Executive Officer, we currently have a different person serving in each such role – Mr. Harvey R. Blau is our Chairman, and Mr. Kramer is our Chief Executive Officer. The decision whether to combine or separate these positions depends on what our Board of Directors deems to be in the long term interest of shareholders in light of prevailing circumstances. Our Board of Directors believes the Company is well-served by this flexible leadership structure and that the combination or separation of these positions should continue to be considered on an ongoing basis. As noted earlier, each of our other eleven directors are independent. We also have a lead independent director. Mr. Martin S. Sussman has been selected as the lead independent director through February 2011. We believe that a lead independent director helps ensure independent oversight over the Company. The lead independent director’s duties and responsibilities include, among others:

•	Presiding at meetings of the Board in which the Chairman is not present, including executive sessions of the independent directors

•	Serving as a liaison between the Chairman and the independent directors

•	Together with the Chairman, establishing the agenda for meetings of the Board

•	Overseeing the flow of information to the Board, and coordinating with the independent directors to ensure that they have access to information they request from time to time

•	Overseeing the board and committee annual self-evaluation process

•	Collaboration with the nominating and corporate governance committee in monitoring the composition and structure of the board

Interested Party Communications

          Mail from stockholders and other interested parties can be addressed to Directors in care of the Office of the Secretary, Griffon Corporation, 712 Fifth Avenue, New York, New York 10019. At the direction of the Board of Directors, all mail received will be opened and screened for security purposes. The mail will then be logged in. All mail, other than trivial or obscene items, will be forwarded. Mail addressed to a particular Director will be forwarded or delivered to that Director. Mail addressed to “Outside Directors,” “Independent Directors,” “Non-Employee Directors” or “Non-Management Directors” will be forwarded or delivered to each such director. Mail addressed to the “Board of Directors” will be forwarded or delivered to the Chairman of the Board.

Guidelines for Business Conduct and Governance Guidelines

          Our Board of Directors has adopted a Code of Ethics for the chairman and chief executive officer and senior financial officers of Griffon Corporation. Our Board of Directors has also adopted a Code of Business Ethics applicable to all employees in performing their duties. The Code of Business Ethics sets forth information and procedures for employees to report ethical or accounting concerns, misconduct or violations of the Code in a confidential manner. The Code of Ethics and Code of Business Ethics may be found on our website at www.griffoncorp.com.

          Our Board of Directors has also adopted Corporate Governance guidelines as required by the New York Stock Exchange rules to assist the Board in exercising its responsibilities to Griffon and its stockholders. The Corporate Governance Guidelines may be found on our website at www.griffoncorp.com.

Board Self-Evaluation

          The Board is required to conduct an annual self-evaluation that is overseen by our Nominating and Corporate Governance Committee to determine whether the Board and its committees are functioning effectively. In addition, each of the Compensation and Nominating and Corporate Governance committees is required to conduct an annual self-evaluation and all committees of the Board are required to review and reassess the adequacy of their charters. The Audit Committee is subject to an annual performance evaluation by the Board of Directors.

Directors’ Nominations

          Any stockholder who wants to nominate a candidate for election to the Board must deliver timely notice to our Secretary at our principal executive offices. In order to be timely, the notice must be delivered

•

in the case of an annual meeting, not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders, although if the annual meeting is called for a date that is not within 25 days before or after the anniversary date of the prior year’s annual meeting, the notice must be received not later than the close of business on the 10th day following the first to occur of the day on which notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made; and

•

in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the 10th day following the first to occur of the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made.

          The stockholder’s notice to the Secretary must set forth

•	as to each person whom the stockholder proposes to nominate for election as a director

— his name, age, business address and residence address

— his principal occupation and employment

— the class and series and number of shares of each class and series of capital stock of Griffon which are owned beneficially or of record by him, and

— any other information relating to the nominee that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder

•	as to the stockholder giving the notice

— his name and record address

— the class and series and number of shares of each class and series of capital stock of the Company which are owned beneficially or of record by him

— a description of all arrangements or understandings between the stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by the stockholder

— a representation by him that he is a holder of record of stock of the Company entitled to vote at such meeting and that he intends to appear in person or by proxy at the meeting to nominate the person or persons named in his notice, and

— any other information relating to the stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.

          The notice delivered by a stockholder must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected. The stockholder must be a stockholder of record on the date on which he gives the notice described above and on the record date for the determination of stockholders entitled to vote at the meeting.

Compensation Committee Interlocks and Insider Participation

          The members of our Compensation Committee are Henry A. Alpert, Dr. Bertrand M. Bell and Rear Admiral Robert G. Harrison (USN Ret.). In addition, Rear Admiral Clarence A. Hill, Jr. was on our Compensation Committee until his retirement from the Board at last year’s annual meeting of shareholders on February 4, 2010. None of these persons were our officers or employees during fiscal year 2010. None of our executive officers serves on the board of directors or compensation committee of a company that has an executive officer that serves on our board of directors or Compensation Committee.

STOCK OWNERSHIP

          The following information, including stock ownership, is submitted with respect to our directors, each executive officer named in the “Summary Compensation Table,” for all executive officers and directors as a group, and, based solely on Schedule 13D and 13G filings with the Securities and Exchange Commission, for each holder of more than five percent of our common stock as of November 30, 2010.

Name of Beneficial Owner	Common Stock Beneficially Owned(1)	Percent of Class

The Goldman Sachs Group, Inc. and affiliates(2)(3)	10,003,754	16.1%
Gabelli Funds, LLC(4)	8,061,384	12.7%
NWQ Investment Management Company, LLC(5)	4,758,317	7.7%
Dimensional Fund Advisors(6)	3,686,843	5.9%
Blackrock, Inc. and affiliates(7)	3,486,572	5.6%
Patrick L. Alesia(8)	248,404	*
Henry A. Alpert(9)(10)	62,466	*
Bertrand M. Bell(9) (11)	21,597	*
Harvey R. Blau(8)(9)(12)	2,535,956	4.0%
Gerald J. Cardinale(3)	10,003,754	16.1%
Blaine V. Fogg(9)	13,347	*
Bradley J. Gross(3)	10,003,754	16.1%
Rear Admiral Robert G. Harrison (Ret.)(9)	5,354	*
Seth L. Kaplan(8)	55,000	*
Ronald J. Kramer(8)(9)(13)	2,396,558	3.8%
General Donald J. Kutyna (Ret.)(9)	3,619	*
James A. Mitarotonda(9)(14)	694,004	1.1%
Martin S. Sussman(9)	31,482	*
William H. Waldorf(9)	21,768	*
Douglas J. Wetmore(8)	225,000	*
Joseph J. Whalen(9)	21,623	*
Directors and executive officers as a group (16 persons)(15)	16,339,932	25.9%

*	Less than 1%.

(1)	Unless otherwise indicated, ownership represents sole voting and investment power.

(2)	The address for The Goldman Sachs Group, Inc. and its affiliates is 85 Broad Street, New York, NY 10004.

(3)

Messrs. Cardinale and Gross are managing directors of Goldman, Sachs & Co. (“Goldman Sachs”). Goldman Sachs is a wholly-owned subsidiary of The Goldman Sachs Group, Inc. (“GS Group”). GS Group and Goldman Sachs may be deemed to beneficially own indirectly, in the aggregate, 10,000,000 shares of our common stock owned directly by GS Direct, L.L.C. (“GS Direct”). GS Direct is a wholly-owned subsidiary of GS Group. Goldman Sachs is the manager of GS Direct. GS Group, Goldman Sachs, GS Direct and Messrs. Cardinale and Gross each disclaim beneficial ownership of these securities except to the extent of its or his pecuniary interest therein, if any. The number of shares listed herein includes 1,877 shares of common stock awarded to each of Messrs. Cardinale and Gross in their capacity as directors pursuant to our Outside Director Stock Award Plan.

(4)	The address for Gabelli Funds, LLC and its affiliates is One Corporate Center, Rye, New York 10580-1435.

(5)	The address for NWQ Investment Management Company, LLC is 2049 Century Park East, 16th Floor, Los Angeles, CA 90067.

(6)	The address for Dimensional Fund Advisors is Palisades West, Building One, 6300 Bee Cave Road, Austin, Texas 78746.

(7)	The address for Blackrock, Inc. is 40 East 52nd Street, New York, NY 10022.

(8)

Includes for Messrs. Blau, Kramer and Alesia 580,000 shares of common stock, 233,334 shares of common stock and 105,000 shares of common stock, respectively, issuable with respect to options currently exercisable and options which become exercisable within 60 days under our stock option plans. Also includes (i) for Messrs. Blau, Kramer and Alesia 28,154 shares, 101 shares and 11,088 shares of common stock, respectively, allocated to their accounts under the ESOP as to which they can direct the vote, and (ii) for Messrs. Blau, Kramer, Wetmore, Alesia and Kaplan, 10,816 shares, 1,225,312 shares, 215,000 shares, 68,000 shares and 55,000 shares of restricted stock, respectively, as to which they can direct the vote.

(9)	Includes shares of common stock granted pursuant to our Outside Director Stock Award Plan.

(10)	Includes 51,400 shares of common stock owned by the Spartan Petroleum Profit Sharing Trust of which Mr. Alpert is a co-trustee and a beneficiary.

(11)	Includes 16,192 shares of common stock owned by Mr. Bell’s spouse.

(12)	Includes 822,253 shares of common stock owned by Mr. Blau’s spouse. Mr. Blau disclaims beneficial interest of such shares of common stock.

(13)

Includes 40,298 shares of common stock owned by Mr. Ronald J. Kramer’s wife and children as to which Mr. Kramer disclaims beneficial ownership of such shares of common stock which are in excess of his pecuniary interest.

(14)

Includes 690,599 shares of common stock beneficially owned by Barington Companies Equity Partners, L.P. Mr. Mitarotonda is the sole stockholder and director of LNA Capital Corp., which is the general partner of Barington Capital Group, L.P., which is the majority member of Barington Companies Investors, LLC (“Barington Investors”). Barington Investors is the general partner of Barington Companies Equity Partners, L.P. Mr. Mitarotonda has disclaimed beneficial ownership of these securities, except to the extent of his pecuniary interest therein.

(15)

Includes 918,334 shares of common stock issuable with respect to options currently exercisable and options which become exercisable within 60 days granted to executive officers and directors under our stock option plans.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Philosophy and Objectives of Our Compensation Program

          Our compensation programs are intended to enable us to attract, motivate, reward and retain the management talent required to achieve operational and corporate objectives, and thereby contribute to the success of the Company with the goal and intention of increasing stockholder value. It is our policy to provide incentives to senior management to achieve both short-term and long-term objectives and to reward exceptional performance and contributions to the management of our businesses and the execution of the long-term strategic and financial objectives set by the Company’s Board of Directors. Our executive compensation program includes four key components:

•	competitive base salary

•	short-term cash incentive bonuses based upon objective and subjective company and individual performance

•	equity-based long-term incentive compensation, and

•	retirement, health and welfare benefits, and limited perquisites.

          We believe that the compensation of our executives should reflect the executives’ level of job responsibility and be related to individual and company performance. Because the performance of our executives greatly impacts our results, a significant portion of their compensation should be variable and based on individual and corporate performance. Our approach to compensation relates, in large part, to the fact that our Company is a diversified holding company. As such, our senior corporate management’s responsibilities include both managing and assessing the operational results at our principal subsidiaries and businesses, and overseeing the following financial activities, among others:

•	the maintenance of our consolidated balance sheet

•	the allocation of our capital and resources

•	the assessment and determination of our capital requirements and needs

•	our cash and cash equivalent liquidity

•	our financing transactions

•	the identification of and execution on advantageous acquisition or disposition opportunities, and

•	the continuing evaluation of all our assets.

          In this regard, our senior management is engaged in ongoing analysis of (i) where and how our capital resources should be allocated and when, (ii) whether the current deployment of our capital resources is optimal, and (iii) whether our existing business lines should be expanded or curtailed, or if we ought to further diversify into new business lines or activities.

          The Compensation Committee has sought to align these corporate and operational objectives with the compensation programs under which our senior management has been remunerated, in a manner consistent with the business direction and strategic plan created and approved by the Company’s Board of Directors. In this regard, the Compensation Committee selected working capital, EBITDA and growth through acquisitions as performance measures for fiscal year 2010. This reflects the Board of Directors’ mandate and its belief that maintaining adequate levels of working capital, managing operational results and increasing our growth through appropriate and well-timed acquisitions all contribute to Griffon’s continuing financial success.

          In January 2009, the Compensation Committee approved a general policy against providing tax gross-ups, except in unusual circumstances where the Compensation Committee believes that accommodations have to be made to recruit a new executive to the Company. Even in those circumstances, any such tax gross-up would be limited to payments triggered by both a change in control and termination of employment and would be subject to a three year sunset provision. Since the adoption of this policy, we have not provided any tax gross-ups to our executives.

          We do not believe that our compensation programs are structured to reward inappropriate risk-taking for several reasons, including the following:

•

Under our annual performance bonus plan, we used a variety of objective incentive performance measures to determine annual cash bonus eligibility for Messrs. Kramer and Wetmore, in order to discourage focusing on a single performance measure.

•

We provide a mix of variable performance-based annual cash compensation (under our annual performance bonus plan), fixed cash compensation in the form of base salaries, and long-term equity compensation in the form of time-vesting restricted stock awards. We believe this combination of variable and fixed cash compensation, and a long-term equity interest, is sufficient to discourage excessive short-term risk-taking behavior.

•

The design of our compensation programs encourages executives to remain focused on both the short-term and long-term success of the Company’s operational and consolidated financial objectives. In this regard, a portion of compensation is delivered to executives in the form of an annual bonus (subject to reduction in amount through the exercise of “negative discretion” by the Compensation Committee) tied to near-term objective and/or subjective performance criteria, and a significant portion is delivered pursuant to equity awards in the form of restricted stock with cliff vesting after a minimum three-year period. The Compensation Committee believes that these restricted share awards focus our executives on the long-term success of the Company.

•	We have adopted stock ownership guidelines, which serve to align the interests of our executives with those of our stockholders, and encourage focus on long term performance.

•	The Compensation Committee engages an independent compensation consultant from time to time to guide us in making compensation decisions.

Executive Compensation Decisions—The Role of the Compensation Committee, Executives and Consultants

          The Compensation Committee is responsible for evaluating and approving the compensation of our executive officers and the presidents of our business units. The Compensation Committee considers recommendations from our Chief Executive Officer with respect to executive compensation matters, except regarding his own compensation. From time to time, including with respect to certain compensatory decisions made in fiscal year 2010, the Compensation Committee utilizes the services of an independent consulting firm to perform analyses and to make recommendations relative to executive compensation matters. The Compensation Committee takes such information into consideration in making its compensation decisions. The Compensation Committee also receives input from the Company’s outside directors to enable it to coordinate our compensation programs with the policy objectives approved by the Board.

Determination of Compensation Levels

          In setting compensation levels, including bonus eligibility levels for our Chief Executive Officer and Chief Financial Officer under our performance bonus plan, and the mix of compensation for fiscal year 2010, the Compensation Committee took into account several factors. These including existing employment agreements with individual executives, the extent to which an individual may participate in and may have received prior grants under the equity-based plans maintained by us, and the Compensation Committee’s subjective assessment of the individual’s experience, responsibilities, management, leadership abilities and job performance. Although the Compensation Committee historically used focused marketplace compensation analysis and benchmarking for comparison purposes in connection with the recruitment and retention of our executive officers, and may use such data as one of the factors in determining compensation of its executive officers in the future, the Compensation Committee did not use benchmarking in the setting of compensation levels in fiscal years 2009 or 2010. The Compensation Committee recognizes that Griffon has adopted an approach that focuses not only on the appropriate deployment of and return of capital in our existing businesses, but also on growth and diversification. Accordingly, while the Committee recognizes the benefit of using comparative information in determining compensation at the corporate level, it also recognizes the limitations of such comparisons for a company, such as Griffon, that has shown dynamic development and growth potential.

          From time to time, the Compensation Committee has retained GK Partners Inc., an independent outside executive compensation consulting firm, to assist it in evaluating Griffon’s executive compensation practices for senior management personnel. The Compensation Committee uses marketplace data points generated by GK Partners regarding other companies as part of our evaluation of the base salary and compensation levels of our named executive officers. The data points are used to allow the Compensation Committee to compare the compensation levels being set for our executives with the ranges established by others. The Compensation Committee uses these data points to better understand how other companies are compensating their own senior executives. The Compensation Committee believes that, among other things, such data points could help Griffon retain its executive officers, and minimize the chance that they will be recruited and hired by companies that compete directly with Griffon for customers and talent, or by others that compete locally, generally or indirectly with Griffon for executive level talent and personnel, in either case with the promise of increased compensation levels. In assessing compensation levels, the Compensation Committee has been generally cognizant of the high cost of living, especially housing expense, in the New York-New Jersey-Connecticut metropolitan area.

          Because a significant portion of the senior executive management team has been recruited from other companies within a relatively few years, the Compensation Committee believes that the levels of compensation established for those executives generally reflects the actual operation of competitive market forces.

Elements of Executive Compensation

          Base Salary. We pay a base salary that the Compensation Committee determines is competitive with respect to the scope, responsibilities and skills required of the particular position in order to attract and retain qualified individuals. As discussed above, the Compensation Committee assesses compensation from other companies from time to time by analyzing the compensation paid in the marketplace. Periodic merit increases are determined after annual review, on a subjective basis, and we are contractually obligated to give our Chief Executive Officer an annual cost of living adjustment.

          In March 2008, we entered into an employment agreement with Ronald J. Kramer, pursuant to which he became our Chief Executive Officer, as described herein under “Employment Agreements.” Mr. Kramer’s employment agreement provided for an initial annual base salary of $775,000, subject to a required annual cost of living increase, as well as discretionary annual increases. Mr. Kramer’s salary was increased to $800,000 for fiscal year 2009. In light of the challenging economic environment in which we were operating, Mr. Kramer declined any salary increase (including the cost of living increase to which he is contractually entitled) for fiscal year 2010, and therefore his salary remained at $800,000 for fiscal year 2010. Mr. Kramer’s base salary was increased to $880,000, effective December 1, 2010.

          In August 2009, we entered into an employment agreement with Douglas J. Wetmore, pursuant to which he became our Executive Vice President and Chief Financial Officer, as described herein under “Employment Agreements.” Mr. Wetmore’s employment agreement provided for an initial annual base salary of $500,000, subject to discretionary increases. The base salary under this agreement was established by our Compensation Committee. The Compensation Committee determined that this annual base salary was necessary in order to recruit Mr. Wetmore. Mr. Wetmore’s base salary was increased to $550,000, effective December 1, 2010.

          During its annual review of overall compensation, the Compensation Committee evaluates the Company’s compensation of its senior management in each element of compensation and on an overall basis. As part of its review, the Compensation Committee considered the ongoing reorganization and restructuring of Griffon’s senior management team and the resulting changes in responsibilities among senior management. The Compensation Committee reviewed the base salary of Patrick L. Alesia, our Senior Vice President and Chief Administrative Officer. In conducting such review, the Compensation Committee considered Mr. Alesia’s participation in the Company’s SERP, his prior equity awards and prior salary increases and bonus awards, as well as the challenging economic environment in which we are operating. The Committee concluded that Mr. Alesia’s current total compensation package was appropriate and, accordingly, the Compensation Committee decided not to increase Mr. Alesia’s annual base salary in fiscal year 2010 from the $435,000 per annum that he received for fiscal year 2009. Mr. Alesia’s base salary was increased to $445,000, effective December 1, 2010.

          In May 2010, we entered into an employment agreement with Seth L. Kaplan, pursuant to which he became our Senior Vice President, General Counsel and Secretary, and a related Severance Agreement with Mr. Kaplan, as discussed herein under “Employment Agreements.” Mr. Kaplan’s employment agreement provides for an initial annual base salary of $312,500, subject to discretionary increases. The base salary under this agreement was established by our Compensation Committee. The Compensation Committee determined that this annual base salary was necessary in order to recruit Mr. Kaplan. Mr. Kaplan’s base salary was increased to $320,000, effective December 1, 2010.

          Annual Cash Incentive Bonuses. Annual cash incentive bonuses are designed to provide a significant and variable financial opportunity to our executive officers on an annual basis based upon Company and individual performance.

          In December 2005, the Board of Directors of our Company adopted the 2006 Performance Bonus Plan, which was approved by our stockholders at our annual meeting of stockholders held on February 3, 2006. Bonus awards, if any, are intended to qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code. Accordingly, the 2006 Performance Bonus Plan maximizes the deductibility of compensation paid to our senior executives who are subject to Section 162(m)’s potential deduction limitations. The Performance Bonus Plan is administered by the Compensation Committee, which selects the participants and establishes the performance periods and the specific objective performance goals to be achieved during those periods. The Compensation Committee believes that the Performance Bonus Plan supports our Company’s pay-for-performance philosophy by making the payment of annual bonus amounts to our most senior executive officers contingent upon the achievement of pre-established and objective performance goals. Moreover, the Compensation Committee retains and has exercised negative discretion to reduce bonus awards otherwise earned through the attainment of the performance goals.

          In December 2009, in accordance with and pursuant to the 2006 Performance Bonus Plan, the Compensation Committee established objective, calculable and prospective goals under that plan for fiscal year 2010. These goals were established by the Compensation Committee to be consistent with our operational, strategic and capital objectives for fiscal year 2010 approved by the Board at the beginning of the fiscal year. In establishing goals the Compensation Committee seeks to create incentives for the attainment of the capital, strategic and operational objectives set by the Board.

          Consistent with the strategy and business objectives set by the Board, the Compensation Committee determined that objectives should be established in three different areas. These objectives were achieving strong operating results, as measured by EBITDA, continuing to strengthen Griffon’s balance sheet, as measured by working capital improvement, and promoting non-organic earnings growth through acquisitions. With respect to Mr. Kramer, levels of achievement were established for each objective, up to a maximum potential bonus of (a) $3 million for the attainment of a specified level of EBITDA, (b) $3 million for a specified level of working capital, and (c) $2 million for the completion of one or more acquisitions with aggregate revenues over a certain amount, subject to an overall maximum aggregate bonus of $5 million. With respect to Mr. Wetmore, the maximum potential bonus amounts determined were (a) $1 million for the attainment of a specified level of EBITDA, (b) $1 million for a specified level of working capital, and (c) $750,000 for the completion of one or more acquisitions with aggregate revenues over a certain amount. The Compensation Committee retained the power to reduce (but not increase) the bonuses actually awarded under the 2006 Performance Bonus Plan to ensure that the aggregate bonus actually paid under that Plan to any individual was, in the judgment of the Compensation Committee, reasonable and in the best interests of the Company.

          In considering the target levels for each objective, the Compensation Committee considered the challenging economic environment the Company’s businesses faced in December 2009 when the target levels were set. In particular, the Compensation Committee considered that the Company’s building products business was severely impacted, and in the near-term would likely continue to be impacted, by the downturn in the U.S. economy, including the downturn in the U.S. housing market. The Compensation Committee noted the recent and additional anticipated management changes in progress at the parent company level and the potential for those changes to result in increased general and administrative expenses. The Compensation Committee concluded that the EBITDA targets would create an incentive to control general and administrative expenses. Based on the foregoing, the Compensation Committee established an EBITDA target that ranged from $45 million as a minimum threshold for bonus eligibility under the 2006 Performance Bonus Plan for operational results to $81 million as the level at which a maximum bonus could be awarded.

          In establishing working capital targets, the Compensation Committee considered the capital requirements of the Company necessary for the Company to maintain a strong balance sheet and desirable levels of liquidity for fiscal year 2010. The Compensation Committee further considered anticipated cash expenditures for fiscal year 2010 and the successful closing of the convertible debt offering in December 2009. However, the Compensation Committee did not count, or credit the senior executives with, the working capital increase generated by the convertible debt offering in setting the working capital targets for fiscal year 2010. Rather, the successful closing of the convertible debt offering had the effect of increasing the performance levels for bonus achievement by the executives in fiscal year 2010, effectively “raising the bar” for them as a result of executing the successful convertible debt offering. In addition, the Compensation Committee recognized the inherent tension between maintaining a strong working capital position and the mandate of the Company’s Board of Directors to accelerate earnings growth through acquisitions of synergistic or complementary businesses. To address this, the Compensation Committee determined that 50% of amounts expended in connection with such mandated acquisitions would be added back to the Company’s fiscal year 2010 final working capital levels. The fiscal 2010 year end working capital levels permitting the payment of bonuses, as determined by the Compensation Committee, ranged from $520 million as a minimum threshold to $565 million at which a maximum bonus could be awarded.

          As noted above, the Board also wanted Mr. Kramer and the senior management team to grow the Company through acquisitions. In order to assure that bonus potential could only be achieved for meaningful accomplishments in this area, the Compensation Committee determined that targets should be established on the basis of the level of revenues of companies that are acquired. The level of aggregate annual revenues of one or more companies acquired during fiscal year 2010 at which Messrs. Kramer and Wetmore would earn a bonus payment ranged from $125 million aggregate revenues as a minimum threshold to $250 million aggregate revenues at which a maximum bonus could be awarded.

          After the conclusion of fiscal year 2010 and the preparation of the Company’s audited financial statements, the Compensation Committee held meetings that its consultant attended in which the Committee reviewed the extent to which targets established under the 2006 Performance Bonus Plan were attained and considered the extent to which bonuses under that plan would be paid. The Committee determined that Mr. Kramer was eligible for a $3 million bonus as a result of the EBITDA generated by the Company’s operations, a bonus of $3 million based upon the level of the Company’s working capital at year end, and a bonus of $2 million based upon completing the acquisition of Ames True Temper. However, because the maximum amount an individual can earn under the 2006 Performance Bonus Plan in one year is limited to $5 million, Mr. Kramer could not be paid a bonus in excess of $5 million. The Compensation Committee concluded that, in light of the superior achievement in relation to the performance criteria determined for bonus eligibility for fiscal year 2010, a bonus of $5 million should be paid to Mr. Kramer.

          Similarly, the Committee determined that Mr. Wetmore was eligible for a $1 million bonus as a result of the attainment of the EBITDA generated by the Company’s operations, a bonus of $1 million based upon the level of the Company’s working capital at year end, and a bonus of $750,000 based upon completing the acquisition of Ames True Temper. The Compensation Committee took into consideration the relative contributions, roles and aggregate compensation of all the named executive officers, and decided to exercise negative discretion. The Compensation Committee concluded that a cash bonus of $1 million should be paid to Mr. Wetmore.

          The bonuses for Messrs. Alesia and Kaplan are discretionary and are based primarily upon a subjective analysis by the Compensation Committee of each such executive’s individual performance. The Compensation Committee determined that Mr. Alesia made a smooth and effective transition to the position of Chief Administrative Officer, and made many financial, administrative and human resource contributions to the Company’s success during the 2010 fiscal year. Based on these considerations, the Compensation Committee awarded Mr. Alesia a bonus of $217,500 in respect of fiscal year 2010. In light of the enhancements, direction and guidance Mr. Kaplan provided regarding the Company’s legal department since joining the Company in May 2010, the Compensation Committee awarded Mr. Kaplan a bonus of $80,000 in respect of fiscal year 2010.

          Equity-based Compensation. Equity-based compensation is designed to provide incentives to our executive officers to build stockholder value over the long term by aligning their interests with the interest of stockholders. Historically, equity-based compensation consisted of stock options granted by the Compensation Committee under our stock option plans. In 2006, we began granting restricted stock awards as the Compensation Committee determined that this was a more effective vehicle for the motivation and retention of our executive officers. The Committee believes that equity-based compensation provides an incentive that focuses the executive’s attention on managing our Company from the perspective of an owner with an equity stake in the business. In determining the amount of equity-based compensation to be awarded to our named executive officers, the Compensation Committee takes into consideration, among other things, the level of the officer’s responsibility, performance of the officer, other compensation elements and the amount of previous grants of stock and options. In addition, with respect to recruiting an executive officer to join our Company, the amount of equity consideration may be negotiated to reflect the amount necessary to hire the desired person. The largest grants are generally awarded to the most senior officers who, in the view of the Compensation Committee, have the greatest potential to have an impact on our profitability and growth.

          Pursuant to our 2006 Equity Incentive Plan (the “Incentive Plan”), we may issue up to 3,875,000 shares of our common stock (if issued solely as restricted stock or awards other than stock options) or 7,750,000 shares of our common stock (if awarded solely as stock options). The Compensation Committee believes that the Incentive Plan allows our Company to attract and retain executive management by providing them with appropriate equity-based incentives and rewards for superior performance. As described elsewhere in this proxy statement, we are submitting to stockholders a proposal to approve our new 2011 Equity Incentive Plan, which, if approved, will authorize the issuance of a total of 3,000,000 shares of our common stock, which represents approximately an additional 1,625,000 shares to be used as restricted shares beyond what was available as of the end of fiscal year 2010 under the 2006 Equity Incentive Plan and under the Outside Directors Stock Award Plan. If the 2011 Equity Incentive Plan is approved by stockholders, we will not grant any new equity awards under the 2006 Equity Incentive Plan or the Outside Directors Stock Award Plan.

          On October 1, 2009, Mr. Kramer was granted, pursuant to the terms of Mr. Kramer’s Employment Agreement dated April 1, 2008, 25,000 shares of restricted stock pursuant to our 2006 Equity Incentive Plan, cliff vesting, subject to Mr. Kramer’s continued employment, on the third anniversary of the date of Mr. Kramer’s employment agreement. This award is subject to earlier vesting in the event of death, Disability, a Change in Control of our Company or if Mr. Kramer is terminated without Cause or leaves for Good Reason (as such terms are defined in his Employment Agreement). This was the last of three grants made by the Compensation Committee pursuant to the terms of Mr. Kramer’s Employment Agreement, which were agreed to by the Company in an effort to recruit Mr. Kramer to join our Company (Mr. Kramer previously received grants of 250,000 and 75,000 shares of restricted stock on April 1, 2008 and October 1, 2008 under the terms of his employment agreement).

          On November 18, 2009, the Compensation Committee awarded Mr. Kramer a grant of 200,000 shares of restricted stock. Subject to Mr. Kramer’s continued employment with the Company, this award of restricted stock will cliff vest in full on November 18, 2013. This award is subject to earlier vesting in the event of death, Disability, a Change in Control of our Company or if Mr. Kramer is terminated without Cause or leaves for Good Reason (as such terms are defined in his Employment Agreement). The Compensation Committee determined to grant this award based on the importance the Compensation Committee ascribes to (i) retaining Mr. Kramer as our Chief Executive Officer, taking into account Mr. Kramer’s management skills and performance, including his skill in managing the Company’s diverse business units, maintaining a strong balance sheet and cash liquidity, identifying and executing on appropriate acquisition or divestiture opportunities and his ability to design and complete complicated financing transactions, such as the Company’s recent rights offering and convertible debt offering, and (ii) providing the appropriate levels of share ownership and motivation and alignment with the interests of our stockholders. In this regard, the Compensation Committee also determined that long-term equity compensation should be a more significant portion of the Chief Executive Officer’s compensation, because, as noted above, such awards provide (a) incentives for Mr. Kramer to remain as our Chief Executive Officer and, together with our stock ownership guidelines, align his interests with the interests of the Company’s stockholders, and (b) a measure of compensation risk to management in that they require Mr. Kramer to remain with the Company for a significant period of time before he vests in the equity award and effectively subjects Mr. Kramer to the same share value risks to which our stockholders will be subject during the applicable cliff vesting period.

          On November 18, 2009, the Compensation Committee awarded Mr. Wetmore a grant of 15,000 shares of restricted stock. Subject to Mr. Wetmore’s continued employment with the Company, this award of restricted stock will cliff vest on November 18, 2013, subject to earlier vesting in full if Mr. Wetmore is terminated without Cause or leaves for Good Reason (as such terms are defined in his Employment Agreement) or, subject to earlier partial accelerated vesting, if Mr. Wetmore is terminated due to death or Disability, in a ratio equal to the number of days worked by Mr. Wetmore from the grant date through such termination date over 1460. The Compensation Committee determined to grant this award based on a subjective analysis of Mr. Wetmore’s leadership and finance skills, cost cutting initiatives and his immediate and improved stewardship of our Company’s financial functions. The Compensation Committee also determined that long-term equity compensation should be a more significant portion of the Chief Financial Officer’s compensation, because such awards provide (i) incentives for Mr. Wetmore to remain as our Chief Financial Officer and, together with our stock ownership guidelines, align his interests with those of the Company’s stockholders and (ii) a measure of compensation risk to management in that they require Mr. Wetmore to remain with the Company for a significant period of time before he vests in the equity award and effectively subjects Mr. Wetmore to the same share value risks to which our stockholders will be subject to during the applicable cliff vesting period.

          Effective May 17, 2010, pursuant to the terms of his employment agreement, Mr. Kaplan was granted 40,000 shares of restricted stock under our 2006 Equity Incentive Plan cliff vesting on May 17, 2014, subject to earlier vesting in full if Mr. Kaplan is terminated without Cause or leaves for Good Reason (as such terms are defined in his Severance Agreement) or, subject to earlier partial accelerated vesting, if Mr. Kaplan is terminated due to death or Disability, in a ratio equal to the number of days worked by Mr. Kaplan from the grant date through such termination date over 1460. The award was made to Mr. Kaplan to recruit him to join the Company. On November 15, 2010, each of Mr. Alesia and Mr. Kaplan was granted 15,000 shares of restricted stock under the 2006 Equity Incentive Plan, cliff vesting on November 15, 2013.

          With respect to the vesting period for each of these restricted stock awards (except for the restricted share grants awarded to our Chief Executive Officer in connection with his employment agreement), the Compensation Committee determined that the Company would benefit from the retention element provided by a four year cliff vesting period with respect to each executive. Additionally, the Compensation Committee determined that cliff vesting, rather than pro-rata annual vesting, would better align the executive’s compensation interests with longer-term strategic business strategies and tactics during the critical next four fiscal years, and reduce any motivation to engage in short-term strategies that may increase the Company’s share price in the near term, but not create the best foundation for maximizing long-term stockholder value.

          Retirement, Health and Welfare Benefits and Other Perquisites. Effective October 1, 1996, we adopted the Griffon Corporation Supplemental Executive Retirement Plan (SERP) for certain of our officers. The Company adopted and continues to maintain the SERP for its long service employees as an incentive for both current performance and continued service with our Company. Patrick L. Alesia is our only current employee who participates in such plan.

          The normal retirement age under the SERP is 72. No benefit is payable unless a participant is vested at the time of termination of employment. A participant’s right to receive a benefit vests after 20 years of service and one year of participation in the SERP, or upon a Change of Control (as defined in the SERP).

          The SERP provides an annual benefit upon termination equal to the sum of .25% of Average Base Salary and 1.5% of Average Bonus/Incentive Compensation multiplied by completed years of service (up to a maximum of 30). “Average” means the average of the three highest paid years out of the last ten prior to retirement. Benefits are adjusted for early retirement and retirement after the normal retirement date. Retirement benefits are payable for life, with a guarantee of 10 years of payments. In addition, the SERP provides a pre-retirement death benefit payable for 10 years to the participant’s beneficiary. Notwithstanding the foregoing, upon a Change in Control (as defined in the SERP), the participant’s retirement benefits will be paid in a lump sum.

          In addition, our executive officers are entitled to participate in all of our employee benefit plans, including medical, dental, vision, group life, disability, accidental death and dismemberment insurance and 401(k) Retirement Plan and Employee Stock Ownership Plan. We provide vacation and paid holidays to our executive officers. We provide additional medical benefits to our named executive officers pursuant to a secondary health insurance plan that covers items not covered by our primary health insurance plan available to our employees generally. We also provide certain of our executive officers with a leased car or allowance and/or additional life insurance not available to our employees generally. We provide these perquisites to Messrs. Kramer, Wetmore and Kaplan pursuant to the terms of their respective employment agreements and to Mr. Alesia as a means to retain his services to our Company. See the Summary Compensation Table for details regarding the value of perquisites received by our executive officers. From time to time, Mr. Kramer utilizes a Company car and driver to transport him to and from various business appointments. To the extent Mr. Kramer utilizes this service for personal use, the relative value is reflected in the Summary Compensation Table.

Employment Agreements

          In March 2008, we entered into an employment agreement with Ronald J. Kramer, pursuant to which he became our Chief Executive Officer effective April 1, 2008. Pursuant to the terms of the employment agreement, Mr. Kramer’s term of employment with us continues for three years from the date on which either party gives notice that the term of employment will not be further renewed. The agreement provided for Mr. Kramer to receive an initial annual base salary of $775,000, subject to cost of living and discretionary increases. Under the terms of the agreement, Mr. Kramer is eligible for an annual performance based bonus (at a target of 150% of base salary), and discretionary bonuses as determined by the Compensation Committee. Mr. Kramer is also entitled to receive severance payments upon termination of his employment under certain circumstances, as more fully described below under “Potential Payments Upon Termination or Change in Control.” Additionally, as more fully described below under “Potential Payments Upon Termination or Change in Control,” Mr. Kramer is entitled in certain circumstances to receive a tax gross-up payment to cover any excise tax due under Section 4999 of the Internal Revenue Code as a result of a change in control occurring on or prior to April 1, 2012. The Compensation Committee determined that it was appropriate to include this tax gross-up provision in Mr. Kramer’s employment agreement as a means of recruiting him to join the Company. Although the Compensation Committee’s general policy is to not provide tax gross-ups, Mr. Kramer received this gross-up in connection with the negotiation to recruit him to join the Company. Mr. Kramer received the severance arrangement as an inducement to recruit him to join our Company.

          Pursuant to the terms of Mr. Kramer’s employment agreement, Mr. Kramer received restricted stock grants of 250,000 shares, 75,000 shares and 25,000 shares on April 1, 2008, October 1, 2008 and October 1, 2009. Subject to Mr. Kramer’s continued employment with the Company, these awards of restricted stock will cliff vest on April 1, 2011, subject to earlier vesting in the event of death, Disability, a Change in Control of our Company or if Mr. Kramer is terminated without Cause or leaves for Good Reason (as such terms are defined in his Employment Agreement).

          On August 6, 2009, we entered into an employment agreement with Douglas J. Wetmore, pursuant to which he became our Executive Vice President and Chief Financial Officer effective September 1, 2009. Pursuant to the employment agreement, Mr. Wetmore’s initial term of employment will continue until September 1, 2013 and thereafter will automatically renew for successive one-year periods, unless either party provides appropriate notice of non-renewal to the other party. The agreement provides for Mr. Wetmore to receive an initial annual base salary of $500,000, subject to discretionary increases. Commencing with the 2010 fiscal year, Mr. Wetmore became eligible for an annual performance based bonus (at a target of 75% of base salary). Mr. Wetmore is also eligible to receive discretionary bonuses as determined by the Compensation Committee. Mr. Wetmore shall also be entitled to receive severance payments upon termination of his employment under certain circumstances, as more fully described below under “Potential Payments Upon Termination or Change in Control.” Mr. Wetmore received the severance arrangement as an inducement to recruit him to join our Company.

          Pursuant to the terms of Mr. Wetmore’s employment agreement, on September 1, 2009, Mr. Wetmore received a restricted stock grant of 200,000 shares of common stock under the Company’s 2006 Equity Incentive Plan, which will vest on September 1, 2013, subject to Mr. Wetmore’s continued employment with the Company. Notwithstanding the foregoing, the restricted stock grant shall immediately vest in full in the event of termination of Mr. Wetmore’s employment without Cause or if he leaves for Good Reason (as such terms are defined in Mr. Wetmore’s employment agreement). If we terminate Mr. Wetmore’s employment due to disability, a pro-rata portion of the restricted stock grant will vest.

          On April 27, 2010, we entered into an employment agreement and related severance agreement with Seth L. Kaplan, pursuant to which he became our Senior Vice President, General Counsel and Secretary effective on May 17, 2010. Pursuant to these agreements, Mr. Kaplan’s initial term of employment will continue until May 17, 2014 and thereafter will automatically renew for successive one-year periods, unless either party provides appropriate notice of non-renewal to the other party. The agreement provides for Mr. Kaplan to receive an initial annual base salary of $312,500, subject to discretionary increases. Commencing with the 2010 fiscal year, Mr. Kaplan is eligible for an annual performance based bonus (at a target of 50% of base salary), which bonus is pro-rated for the 2010 fiscal year. Mr. Kaplan shall also be entitled to receive severance payments upon termination of his employment under certain circumstances, as more fully described below under “Potential Payments Upon Termination or Change in Control.” Mr. Kaplan received the severance arrangement as an inducement to recruit him to join our Company.

          Pursuant to the terms of Mr. Kaplan’s employment letter, on May 17, 2010, Mr. Kaplan received a restricted stock grant of 40,000 shares of common stock under the Company’s 2006 Equity Incentive Plan, which will vest on May 17, 2014, subject to Mr. Kaplan’s continued employment with the Company. Notwithstanding the foregoing, the restricted stock grant shall immediately vest in full in the event of termination of Mr. Kaplan’s employment without Cause or if he leaves for Good Reason (as such terms are defined in Mr. Kaplan’s severance agreement). If we terminate Mr. Kaplan’s employment due to disability, a pro-rata portion of the restricted stock grant will vest.

          Patrick L. Alesia, our Senior Vice President and Chief Administrative Officer, is not bound by an employment agreement with us, but is party to an agreement, entered into in July 2006, which provides severance in the event he is terminated under certain circumstances within 24 months of a change in control, as more fully described below under “Potential Payments Upon Termination or Change in Control.” The severance agreement is subject to automatic renewal unless a party gives 120 days prior written notice to the other of non-renewal; notwithstanding the foregoing, the severance agreement shall not terminate if a change in control occurs during the term of the severance agreement. During the term of his severance agreement, Mr. Alesia has agreed to continue to perform his regular respective duties as an executive of the Company.

          With respect to the agreements described above, each of Messrs. Kramer, Wetmore, Alesia and Kaplan has agreed to a customary non-competition provision that extends for a post-termination period. This period is twelve months for Mr. Kramer, eighteen months for Messrs. Wetmore and Kaplan, and twenty-four months for Mr. Alesia. Messrs. Kramer, Wetmore, Alesia and Kaplan have also agreed to customary terms regarding the protection and confidentiality of our trade secrets, proprietary information and technologies, designs and inventions. A “change in control” is generally defined in the agreements to include, among other things, the acquisition by a person or entity of more than 30% of the voting securities of our Company, the current Board of Directors no longer constituting a majority of the Board (directors approved by the existing Board will be considered a part of the current Board), and certain merger or sale of assets transactions.

Stock Ownership Guidelines

          In November 2010, we adopted stock ownership guidelines which require that our executive officers acquire, over time, a certain number of shares of our common stock. Under the Company’s stock ownership guidelines:

•	the target number of shares for compliance is stated in dollar amounts

•

the executive is required, within three years of the adoption of the policy (or, for future executive officers, within three years of assuming such position with the Company), to reach the target dollar value through ownership of shares of common stock and to retain the target amount of shares until termination of service

•	the target dollar value is as follows:

Position	Target Dollar Value

CEO	5x Salary
CFO	3x Salary
Executive Officers other than CEO and CFO	2x Salary
Business Unit Presidents	2x Salary

•

until the target dollar value has been reached, the executive must retain all “net” shares received under any Company equity compensation program (“net” shares means all shares net of taxes and, in the case of options, exercise price)

•	testing for compliance is done quarterly

•

once the executive holds the target dollar value as of a testing date, he is deemed to be in compliance with the policy so long as he continues to hold at least the number of shares he held as of that testing date

•	the following shares count toward reaching the applicable guideline amount:

	—	restricted shares granted under our equity incentive plans

	—	shares held by an investment fund or other investment vehicle with which the executive is affiliated

—

shares held by a parent, child or grandchild of the executive, or by a trust or other entity established for any such family members, so long as the executive retains the power to dispose of the shares

•	if an executive fails to be in compliance within the applicable three year period, this can be considered by the Compensation Committee in determining future equity awards

          Under these guidelines, each of our executive officers and business unit presidents either holds shares with a value greater than the applicable target dollar value, or we believe will own such amount of shares within the specified three year period. At the end of the three year period, any executive who does not hold shares with the requisite target value is restricted from selling any shares received under our equity plans (net of shares that may be used to pay taxes and, in the case of options, exercise price). We monitor compliance with the guidelines on a periodic basis. Our Stock Ownership Guidelines apply to directors as well, as described below in the discussion of the compensation of our Board.

Tax and Accounting Implications

          Internal Revenue Code Section 162(m) prevents publicly traded companies from receiving a tax deduction on certain compensation in excess of $1,000,000 for each covered executive officer in any taxable year. Compensation that is “performance-based” under the Internal Revenue Code’s definition is exempt from this limit.

          Cash bonuses paid under our Performance Bonus Plan is performance-based, and therefore deductible, under Section 162(m), without limitation. Income attributable to the vesting of restricted stock is not performance-based, and therefore not deductible under Section 162(m) to the extent that, together with other compensation attributed to a covered executive officer in the applicable year that is not performance-based, such income exceeds $1,000,000.

          The Compensation Committee does not believe that there will be any non-deductible compensation for calendar year 2010 based upon allowances under Section 162(m) or otherwise. Our policy with respect to qualifying compensation paid to our executive officers for tax deductibility purposes is that executive compensation plans will generally be designed and implemented to maximize tax deductibility. However, non-deductible compensation may still be paid to executive officers in circumstances when necessary for competitive reasons or to attract or retain a key executive, or in situations where achieving maximum tax deductibility may not be in the best overall interest of our Company.

          Additionally, as stated above the Compensation Committee believes that each executive should be responsible for the taxes payable with respect to such individual’s compensation. Accordingly, except in the circumstances described above, the Compensation Committee has established a general policy against providing tax gross-ups to executives.

EQUITY COMPENSATION PLAN INFORMATION

          The following sets forth information relating to our equity compensation plans as of September 30, 2010:

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted- average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

Equity compensation plans approved by security holders (1)	1,290,870	$15.13	2,688,492

Equity compensation plans not approved by security holders (2)	253,351	$16.85	—

(1)

Excludes restricted shares issued in connection with our equity compensation plans. The total reflected in column (c) includes 2,418,000 shares available for grant as stock options under the 2006 Equity Incentive Plan (the “Incentive Plan”); however, because the number of shares available under the this plan is reduced by a factor of two-to-one for awards other than stock options, this number would be reduced to 1,209,000 if all available shares under the Incentive Plan were issued as restricted stock. Accordingly, if all grants under the Incentive Plan were made as restricted stock, the total in column (c) would be reduced to 1,479,492. As of September 30, 2010, 2,231,524 unvested shares of restricted stock have been awarded under our equity compensation plans and remain subject to certain forfeiture conditions.

(2)	Our 1998 Employee and Director Stock Option Plan is the only option plan which was not approved by our stockholders. The Employee and Director Stock Option Plan expired in February 2008.

COMPENSATION COMMITTEE REPORT

          We have reviewed the Compensation Discussion and Analysis required by Item 402(a) of Regulation S-K with the Company’s management. Based on such review and discussion, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2010.

The Compensation Committee
Henry A. Alpert (Chairman)
Dr. Bertrand M. Bell
Rear Admiral Robert G. Harrison (USN Ret.)

Summary Compensation Table

          The following table sets forth all compensation for the fiscal years ended September 30, 2010, 2009 and 2008 awarded to or earned by our principal executive officer, principal financial officer and each of our other executive officers. We refer to these individuals as our “named executive officers” or “NEOs.”

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(4)(5)		Option Awards ($)(5)(7)	Non-Equity Incentive Plan Compensation ($)		Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(9)	All Other Compensation ($)(10)	Total($)

Ronald J. Kramer	2010	800,000	—	2,119,000		—	5,000,000	(8)	—	102,057	8,021,057
Chief Executive Officer	2009	796,000	—	5,736,750		721,000	3,000,000	(8)	—	109,104	10,362,854
and President (1)	2008	388,000	1,481,000	2,260,000	(6)	—	—		—	35,629	4,164,629

Douglas J. Wetmore	2010	500,000	—	142,050		—	1,000,000	(8)	—	48,360	1,690,410
Executive Vice President	2009	42,000	50,000	2,072,000		—	—		—	8,820	2,172,820
and Chief Financial
Officer (2)

Patrick L. Alesia	2010	435,000	217,500	—		—	—		119,510	56,862	828,872
Senior Vice President and	2009	435,000	217,000	238,250		—	—		305,000	55,386	1,250,636
Chief Administrative	2008	428,000	217,000	222,500		—	—		—	65,381	932,881
Officer (2)

Seth L. Kaplan	2010	117,188	80,000	586,000		—	—		—	6,974	790,162
Senior Vice President, General Counsel and Secretary (3)

(1)	Mr. Kramer was appointed as our Chief Executive Officer effective April 1, 2008 and our President effective February 4, 2009.

(2)	Effective September 1, 2009, Mr. Wetmore was appointed Executive Vice President and Chief Financial Officer and Mr. Alesia was appointed Chief Administrative Officer.

(3)	Effective May 17, 2010, Mr. Kaplan was appointed Senior Vice President, General Counsel and Secretary. Mr. Kaplan’s annual salary rate in fiscal year 2010 was $312,500.

(4)

Represents the aggregate grant date fair value of shares of restricted stock granted to the NEO during the applicable fiscal year, computed in accordance with FASB ASC Topic 718. These amounts do not correspond to the actual value that will be realized by the NEO.

(5)

For additional information regarding the assumptions made in calculating these amounts, see Note 14, “Stockholders’ Equity and Equity Compensation,” to the consolidated financial statements, and the discussion under the heading “ACCOUNTING POLICIES AND PRONOUNCEMENTS—Stock-Based Compensation” in Management’s Discussion and Analysis of Financial Condition and Results of Operations, each included in our Annual Report on Form 10-K for the year ended September 30, 2010.

(6)	Includes $10,000 relating to a stock award to Mr. Kramer under our Outside Director Stock Award Plan prior to Mr. Kramer becoming Chief Executive Officer, for the fiscal year ended September 30, 2008.

(7)

Represents the aggregate grant date fair value of stock options granted to the NEO during the applicable fiscal year, computed in accordance with FASB ASC Topic 718. These amounts do not correspond to the actual value that will be realized by the NEO.

(8)	Amounts paid to Messrs. Kramer and Wetmore under our 2006 Performance Bonus Plan.

(9)

Each amount shown represents the difference between the actuarial present value of the NEO’s accumulated benefit under the SERP as of September 30 of the current year and September 30 of the prior year, rather than an amount paid to the NEO. The increases during fiscal 2010 and 2009 were primarily due to changes in the discount rate. For fiscal 2008, the actuarial present value decreased by $264,000. Amounts have been determined using discount rate and mortality rate assumptions consistent with those used in our financial statements.

(10)

All Other Compensation in fiscal year 2010 includes (a) $31,733, $4,460, $3,175 and $659 paid by us for life insurance policies on Messrs. Kramer, Wetmore, Alesia and Kaplan, respectively; (b) our contributions under a 401(k) Retirement Plan of $11,000, $14,846, $11,000 and $601 for each of Messrs. Kramer, Wetmore, Alesia and Kaplan, respectively; (c) expenses related to automobile use in the amounts of $33,037, $27,879, $34,023 and $3,952 for Messrs. Kramer, Wetmore, Alesia and Kaplan, respectively; (d) $18,058, $1,175, $7,451 and $1,762 paid by us for supplemental health insurance and medical services for each of Messrs. Kramer, Wetmore, Alesia and Kaplan, respectively; (e) $1,213 in Company contributions allocated under our Employee Stock Ownership Plan on behalf of each of Messrs. Kramer and Alesia; and (f) an allocation of $7,016, reflecting the personal use by Mr. Kramer of a car and driver provided by the Company for transport to and from business appointments.

Grants of Plan-Based Awards-Fiscal 2010

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards					Estimated Future Payouts Under Equity Incentive Plan Awards

Name	Grant Date	Threshold ($)	Target ($)		Maxi- mum ($)		Threshold ($)	Target ($)	Maxi- mum ($)	All Other Stock Awards: Number of Shares of Stock or Units (#)(1)		All Other Option Awards: Number of Securities Under- lying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards (S)

Ronald J. Kramer	10/1/09	—	—		—		—	—	—	25,000	(4)	—	—	225,000	(4)
Chief Executive	11/18/09	—	—		—		—	—	—	200,000	(5)	—	—	1,894,000	(5)
Officer and	—	—	1,200,000	(2)	5,000,000	(2)	—	—	—	—		—	—	—
President
Douglas J. Wetmore	11/18/09	—	—		—		—	—	—	15,000	(6)	—	—	142,050	(6)
Executive Vice	—	—	375,000	(3)	2,750,000	(3)	—	—	—	—		—	—	—
President and Chief
Financial Officer
Patrick L. Alesia
Senior Vice President and Chief Administrative
Officer
Seth L. Kaplan	5/17/10	—	—		—		—	—	—	40,000	(7)	—	—	586,000	(7)
Senior Vice President,
General Counsel and
Secretary

(1)	Dividends paid on shares underlying a restricted stock award during the period such award is outstanding and unvested are paid when and to the extent that such restricted stock award vests.

(2)

Pursuant to his Employment Agreement, Mr. Kramer is eligible for an annual performance based bonus at a target of 150% of base salary. Pursuant to our 2006 Performance Bonus Plan, the maximum bonus payable thereunder is $5,000,000.

(3)

Pursuant to his Employment Agreement, Mr. Wetmore is eligible for an annual performance based bonus at a target of 75% of base salary. Based on the criteria and targets set under our 2006 Performance Bonus Plan, Mr. Wetmore was eligible for a maximum bonus of $2,750,000 with respect to fiscal year 2010.

(4)

On October 1, 2009, Mr. Kramer received an award of 25,000 shares of restricted stock that vests, subject to Mr. Kramer’s continued employment, in full on April 1, 2011, subject to earlier vesting in the event of death, Disability, a Change in Control of our Company or if Mr. Kramer is terminated without Cause or leaves for Good Reason (as such terms are defined in his Employment Agreement).

(5)

On November 18, 2009, Mr. Kramer received an award of 200,000 shares of restricted stock that vests, subject to Mr. Kramer’s continued employment, in full on November 18, 2013, subject to earlier vesting in the event of death,

Disability, a Change in Control of our Company or if Mr. Kramer is terminated without Cause or leaves for Good Reason (as such terms are defined in his Employment Agreement).

(6)

On November 18, 2009, Mr. Wetmore received an award of 15,000 shares of restricted stock that vests, subject to Mr. Wetmore’s continued employment, in full on November 18, 2013, subject to earlier vesting in the event of death, disability, or if Mr. Wetmore is terminated without Cause or leaves for Good Reason (as such terms are defined in his Employment Agreement).

(7)

On May 17, 2010, Mr. Kaplan received an award of 40,000 shares of restricted stock that vests, subject to Mr. Kaplan’s continued employment, in full on November 18, 2013, subject to earlier vesting in the event of death, disability, or if Mr. Kaplan is terminated without Cause or leaves for Good Reason (as such terms are defined in his Severance Agreement).

Outstanding Equity Awards at Fiscal 2010 Year-End

          The following table sets forth information with respect to the outstanding equity awards of the named executive officers as of September 30, 2010.

	Options Awards							Stock Awards

Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested (#) (14)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Ronald J. Kramer	233,334	(1)	116,666	(1)	—	20.00	9/30/2018	250,000	(2)	3,047,500	(2)	—	—
Chief Executive								311	(3)	3,791	(3)
Officer and								75,000	(4)	914,250	(4)
President								675,000	(5)	8,228,250	(5)
								25,000	(6)	304,750	(6)
								200,000	(7)	2,438,000	(7)

Douglas J. Wetmore	—		—		—	—	—	200,000	(8)	2,438,000	(8)	—	—
Executive Vice								15,000	(9)	182,850	(9)
President and Chief
Financial Officer

Patrick L. Alesia	25,000		—		—	11.14	11/7/2011	3,000	(10)	36,570	(10)	—	—
Senior Vice President and	25,000					12.65	4/30/2013	25,000	(11)	304,750	(11)
Chief Administrative	25,000					19.49	8/3/2014	25,000	(12)	304,750	(12)
Officer	30,000					22.41	8/3/2015

Seth L. Kaplan	—		—		—	—	—	40,000	(13)	487,600	(13)	—	—
Senior Vice President,
General Counsel and
Secretary

(1)

On October 1, 2008, Mr. Kramer was granted an option to purchase 350,000 shares of common stock at an exercise price of $20.00 per share that vests in equal installments on each of April 1, 2009, 2010 and 2011.

(2)	On April 1, 2008, Mr. Kramer received an award of 250,000 shares of restricted stock that vests on April 1, 2011.

(3)	On February 6, 2008, Mr. Kramer received an award of 935 shares of restricted stock under our Outside Director Stock Award Plan. Such shares vest 1/3 each year over a period of three years.

(4)	On October 1, 2008, Mr. Kramer received an award of 75,000 shares of restricted stock that vests on April 1, 2011.

(5)	On March 31, 2009, Mr. Kramer received an award of 675,000 shares of restricted stock that vests on March 31, 2013.

(6)	On October 1, 2009, Mr. Kramer received an award of 25,000 shares of restricted stock that vests on April 1, 2011.

(7)	On November 18, 2009, Mr. Kramer received an award of 200,000 shares of restricted stock that vests on November 18, 2013

(8)	On September 1, 2009, Mr. Wetmore received an award of 200,000 shares of restricted stock that vests on September 1, 2013.

(9)	On November 18, 2009, Mr. Wetmore received an award of 15,000 shares of restricted stock that vests on November 18, 2013.

(10)

On August 3, 2006, Mr. Alesia received an award of 15,000 shares of restricted stock vesting in equal installments on each of August 2, 2007, August 2, 2008, August 2, 2009, August 2, 2010 and August 2, 2011.

(11)	On May 8, 2008, Mr. Alesia received an award of 25,000 shares of restricted stock that vests on May 8, 2013.

(12)	On August 6, 2009, Mr. Alesia received an award of 25,000 shares of restricted stock that vests on August 6, 2013.

(13)	On May 17, 2010, Mr. Kaplan received an award of 40,000 shares of restricted stock that vests on May 17, 2014.

(14)	The value reflected is based upon the closing price of the common stock of $12.19 on September 30, 2010.

Option Exercises and Stock Vested in Fiscal 2010

          The following table sets forth information with respect to the number of options and shares of restricted stock granted to the named executive officers in previous years that were exercised or vested during the fiscal year ended September 30, 2010, as well as the value of the stock on the exercise or vesting date.

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)(3)

Ronald J. Kramer Chief Executive Officer and President	—	—	441	(1)	5,204	(1)
Douglas J. Wetmore Executive Vice President and Chief Financial Officer	—	—	—		—
Patrick L. Alesia Senior Vice President and Chief Administrative Officer	—	—	3,000	(2)	41,160	(2)
Seth L. Kaplan Senior Vice President, General Counsel and Secretary	—	—	—		—

(1)

Represents the value of shares of restricted stock vested in fiscal year 2010 with respect to previous grants under the Outside Director Stock Award Plan prior to Mr. Kramer becoming our Chief Executive Officer.

(2)

On August 3, 2006, Mr. Alesia received an award of 15,000 shares of restricted stock, vesting in equal installments on each of August 2, 2007, August 2, 2008, August 2, 2009, August 2, 2010 and August 2, 2011.

(3)	Value is based on the closing price of the common stock on the date of vesting.

Pension Benefits at Fiscal 2010 Year-End

          The following table provides an estimate of the present value of the stream of payments to which Mr. Alesia would have been entitled as of September 30, 2010 under our Supplemental Executive Retirement Plan, as described more fully above in the Compensation Discussion and Analysis.

Name	Plan Name	Number Of Years Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(2)	Payments During Last Fiscal Year ($)

Patrick L. Alesia Senior Vice President and Chief Administrative Officer	Supplement Executive Retirement Plan	30	1,965,746	—

(1)

Consists of the number of years of service credited to the executive officers as of September 30, 2010 for the purpose of determining benefit service under the applicable pension plan. Constitutes the maximum number of years of service that may be credited under the SERP, which Mr. Alesia has attained.

(2)

The present value of accumulated benefits as of September 30, 2010 was calculated using a 4.25% discount rate and the 1996 U.S. Annuity 2000 Male Mortality table, which is consistent with the assumptions used in our financial statements.

Potential Payments Upon Termination or Change in Control

          As described above under the section entitled “Compensation Discussion and Analysis - Employment Agreements”, we have entered into: employment agreements with Ronald J. Kramer, our Chief Executive Officer and Douglas J. Wetmore, our Executive Vice President and Chief Financial Officer, and a severance agreement with Patrick L. Alesia, our Senior Vice President and Chief Administrative Officer, and Seth L. Kaplan, our Senior Vice President, General Counsel and Secretary. These agreements provide for certain post-employment severance benefits in the event of employment termination under certain circumstances.

          The following tables provide estimates of the potential severance and other post-termination benefits that Mr. Kramer, Mr. Wetmore, Mr. Alesia and Mr. Kaplan would be entitled to receive assuming their respective employment was terminated as of September 30, 2010 for the reason set forth in each of the columns.

Ronald J. Kramer

Benefit	Termination Due to Death	Termination Due to Disability	Resignation for Good Reason or Termination by the Company Without Cause Prior to a Change in Control	Resignation for Good Reason or Termination by the Company Without Cause After a Change in Control

Salary (1)	—	$800,000	$2,400,000	$2,400,000
Bonus (2)	—	$3,000,000	$9,000,000	$9,000,000
Pro-Rata Bonus (3)	—	$1,200,000	—	—
Accelerated Option Vesting (4)	—	—	—	—
Accelerated Restricted Stock Vesting (5)	$14,936,549	$14,936,549	$14,936,549	$14,936,549
Value of health benefits provided after termination (6)	$33,015	$33,015	$33,015	$33,015
Tax Gross-Up	—	—	—	$7,518,627	(7)

Totals	$14,969,564	$19,969,564	$26,369,564	$33,888,191

(1)

The base salary component of any severance due to Mr. Kramer upon termination of employment will be paid in 12 equal monthly installments, unless Mr. Kramer’s assumed termination occurs after a Change in Control, in which case, such payment will be made in a lump sum.

(2)

The value set forth herein is calculated based on the highest bonus received by Mr. Kramer over the three year period prior to the assumed termination date of September 30, 2010. If Mr. Kramer’s $5,000,000 bonus awarded after September 30, 2010 were used in the calculation, the bonus component amount that Mr. Kramer would be entitled to in the event of a resignation for Good Reason or termination by the Company without Cause prior to or after a Change in Control would have been $15,000,000 and the bonus component amount that Mr. Kramer would be entitled to in the event of a termination due to Disability would have been $5,000,000. The bonus component of any severance due to Mr. Kramer upon termination of employment will be paid in 12 equal monthly installments, unless Mr. Kramer’s assumed termination occurs after a Change in Control, in which case this payment will be made in a lump sum.

(3)

Upon a termination due to Disability, Mr. Kramer is entitled to receive a pro-rata bonus based on his target bonus for the year in which such termination occurs. Because the assumed termination date occurs on the last date of the fiscal year, the bonus reflected above is his full target bonus for the fiscal year. Such amount would be paid in a lump sum. Mr. Kramer may also be entitled to a pro-rata bonus in the event of a resignation for Good Reason or termination by the Company without Cause prior to or after a Change in Control; however, such bonus would only be payable to the extent that the applicable performance targets were attained and is accordingly not set forth in the table above.

(4)

Although Mr. Kramer would receive full vesting on his unvested option grant upon any of the terminations listed above, the strike price of the option was set a premium to market value on the date of grant and exceeds closing value of the Company’s common stock as of the end of the fiscal year. Accordingly, the accelerated vesting has no intrinsic value.

(5)

Assumes full acceleration of any underlying unvested restricted stock and calculated based on a value of $12.19 per share, the closing value of the Company’s common stock as of the end of the fiscal year.

(6)	The value of such benefits are determined based on the estimated cost of providing health benefits to Mr. Kramer and his eligible dependents for 18 months after Mr. Kramer’s termination of employment.

(7)

If Mr. Kramer’s benefits and payments upon a change in control are no more than 10% greater than the threshold under which no such excise tax would be payable under section 280G of the Code, then Mr. Kramer’s benefits and payments would be subject to cutback to eliminate any excise tax payable under section 280G of the Code. If Mr. Kramer’s benefits and payments upon a change in control exceeds by more than 10% the threshold under which no such excise tax would be payable under section 280G of the Code, Mr. Kramer’s benefits would be grossed-up for any excise tax payable thereunder. Moreover, Mr. Kramer’s entitlement to any gross-up payments is not perpetual but instead will expire on the fourth anniversary of his commencement of employment as the Company’s chief executive officer. Accordingly, he will no longer be entitled to a gross-up if a change in control occurs after April 1, 2012.

Douglas J. Wetmore

Benefit	Termination Due to Death	Termination Due to Disability		Resignation for Good Reason or Termination by the Company Without Cause Prior to a Change in Control		Resignation for Good Reason or Termination by the Company Without Cause After a Change in Control

Salary	—	$250,000	(1)	$750,000	(2)	$1,250,000	(3)
Bonus	—	—		$375,000	(4)	$937,500	(5)
Pro-Rata Bonus (6)	$375,000	$375,000		—		$375,000
Accelerated Restricted Stock Vesting	—	$699,172	(7)	$2,620,850	(8)	$2,620,850	(8)
Value of health benefits provided after termination	—	$6,954	(9)	$20,862	(10)	$24,650	(11)
Modified 280G Cutback	—	—		—			(12)

Totals	$375,000	$1,331,126		$3,766,712		$5,208,000

(1)	The base salary component of severance due to Mr. Wetmore upon termination of employment due to Disability will generally be paid in 6 equal monthly installments.

(2)	The base salary component of severance due to Mr. Wetmore upon such termination of employment will be paid in 18 equal monthly installments.

(3)	The severance attributable to salary as set forth herein is payable in a lump sum.

(4)

Upon such termination, Mr. Wetmore will receive a lump sum payment of the bonus he would otherwise have been paid for the year in which the assumed termination date occurs (but no less than his target bonus). If Mr. Wetmore’s $1,000,000 bonus awarded after September 30, 2010 were used in the calculation, the bonus component amount would have been $1,000,000. This amount will be paid in a lump sum at the time that such bonuses are paid to other employees.

(5)

The value set forth herein is calculated based on the average of the three bonuses Mr. Wetmore received in the three years prior to his assumed termination date (but using his target bonus of $375,000 until a performance bonus is paid). If Mr. Wetmore’s $1,000,000 bonus awarded after September 30, 2010 were used in the calculation, the bonus component amount would have been $2,500,000. This payment will be made in a lump sum.

(6)

Upon a termination due to death, Disability, or, after a Change in Control, upon a resignation for Good Reason or termination by the Company without Cause, Mr. Wetmore is entitled to receive a pro-rata bonus based on his target bonus for the year in which such termination occurs. Because the assumed termination date occurs on the last date of the fiscal year, the bonus reflected above is his full target bonus for the fiscal year. Such amount would be paid in a lump sum.

(7)

Upon a termination due to Disability, Mr. Wetmore will receive accelerated vesting of his award in a ratio equal to the number of days worked by Mr. Wetmore commencing on the date of the grant through his assumed termination date (September 30, 2010) over 1460.

(8)

Assumes full acceleration of any underlying unvested restricted stock and calculated based on a value of $12.19 per share, the closing value of the Company’s common stock as of the end of the fiscal year.

(9)	The value of these benefits are determined based on the estimated cost of providing health benefits to Mr. Wetmore and his eligible dependents for six months following his termination of employment.

(10)

The value of these benefits are determined based on the estimated cost of providing health benefits to Mr. Wetmore and his eligible dependents for eighteen months following his termination of employment.

(11)

Mr. Wetmore is eligible to receive continuation coverage until the earlier of the end of the calendar year following the second year after termination of employment or until he commences employment with another employer. The Company will continue to provide the employer portion, which the Company would generally pay to similarly situated employees until the end of such period.

(12)

Mr. Wetmore’s benefits and payments are subject to a modified cutback to eliminate any excise tax payable under section 280G of the Code if the net-after tax amount (taking into account all applicable taxes payable by Mr. Wetmore) that Mr. Wetmore would receive with respect to such payments or benefits does not exceed the net-after tax amount Mr. Wetmore would receive if the amount of such payment and benefits were reduced to the maximum amount which could otherwise be payable to Wetmore without the imposition of the excise tax. In respect of a termination occurring as of September 30, 2010, Mr. Wetmore receives a greater benefit by paying the excise tax. Accordingly, no cut-back would be imposed.

Patrick L. Alesia

Benefit	Termination Due to Disability or Death		Resignation for Good Reason Prior to a Change in Control	Termination by the Company Without Cause Prior to a Change in Control		Resignation for Good Reason or Termination by the Company Without Cause After a Change in Control

Salary (1)	—		—	—		$1,087,500
Bonus (2)	—		—	—		$581,250
Pro-Rata Bonus (3)	—		—	—		$217,500
Accelerated Restricted Stock Vesting	$304,750	(4)	—	$36,570	(5)	$646,070	(6)
Value of accelerated SERP Payment (7)	—		—	—		—
Value of health benefits provided after termination (8)	—		—	—		$33,294
280G Cutback	—		—	—			(9)

Totals	$304,750		$0	$36,570		$2,565,614

(1)	The severance attributable to salary as set forth herein is payable in a lump sum.

(2)	The lump sum value set forth herein is calculated by multiplying the average of the three highest bonuses Mr. Alesia received in the ten years prior to the assumed termination date by 2.50.

(3)

Upon a resignation for Good Reason or termination by the Company without Cause, in each case, after a Change in Control, Mr. Alesia is entitled to receive a pro-rata bonus based on the greater of Mr. Alesia’s target bonus for the year in which such termination occurs or the bonus earned for the proceeding fiscal year. Because the assumed termination date occurs on the last date of the fiscal year, the bonus reflected above is equal to the full value of the bonus Mr. Alesia earned in the prior fiscal year. Such amount would be paid in a lump sum.

(4)	Only the restricted stock award granted to Mr. Alesia on May 8, 2008, provides for accelerated vesting due to death or Disability.

(5)

Assumes full acceleration of the remaining unvested portion of the restricted stock grant Mr. Alesia received on August 3, 2006. The restricted stock awards granted to Mr. Alesia on May 8, 2008 and August 9, 2009 do not provide for acceleration upon a termination without cause prior to a change in control.

(6)

Assumes full acceleration of any underlying unvested restricted stock and calculated based on a value of $12.19 per share, the closing value of the Company’s common stock as of the end of the fiscal year.

(7)

Mr. Alesia is fully vested in his SERP benefit and would not receive any increase in his current SERP benefits (as set forth above) upon any termination of employment. Please see the Pension Benefit table above for amount of SERP benefit payable to Mr. Alesia.

(8)

The value of these benefits are determined based on the estimated cost of providing health benefits to Mr. Alesia and his eligible dependents until the end of the calendar year following the second year after his termination of employment.

(9)

Mr. Alesia’s benefits and payments upon a change in control are subject to cutback to eliminate any excise tax payable under section 280G of the Code. As Mr. Alesia’s benefits and payments do not exceed the threshold under section 280G of the Code, no cutback is imposed.

Seth L. Kaplan

Benefit	Termination Due to Death		Termination Due to Disability		Resignation for Good Reason or Termination by the Company Without Cause Prior to a Change in Control		Resignation for Good Reason or Termination by the Company Without Cause After a Change in Control

Salary	—		$156,250	(1)	$468,750	(2)	$781,250	(3)
Bonus	—		—		$156,250	(4)	$390,625	(5)
Pro-Rata Bonus	$156,250	(6)	$156,250	(6)	—		$156,250	(7)
Accelerated Restricted Stock Vesting	—		$43,524	(8)	$487,600	(9)	$487,600	(9)
Value of health benefits provided after termination	—		$6,954	(10)	$20,862	(11)	$30,123	(12)
Modified 280G Cutback	—		—		—			(13)

Totals	$156,250		$362,978		$1,133,462		$1,845,848

(1)	The base salary component of severance due to Mr. Kaplan upon termination of employment due to Disability will generally be paid in 6 equal monthly installments.

(2)	The base salary component of severance due to Mr. Kaplan upon such termination of employment will be paid in 18 equal monthly installments.

(3)	The severance attributable to salary as set forth herein is payable in a lump sum.

(4)

Upon such termination, Mr. Kaplan will receive a lump sum payment of the target bonus he would otherwise have been paid for the year in which the assumed termination date occurs. This amount will be paid in a lump sum at the time that such bonuses are paid to other employees.

(5)	The value set forth herein is calculated based on his target bonus. This payment will be made in a lump sum.

(6)

Upon a termination due to death or Disability, Mr. Kaplan is entitled to receive a pro-rata bonus based on his target bonus for the year in which such termination occurs. Because the assumed termination date occurs on the last date of the fiscal year, the bonus reflected above is his full target bonus for the fiscal year. Such amount would be paid in a lump sum.

(7)

Upon a resignation for Good Reason or termination by the Company without Cause, in each case, after a Change in Control, Mr. Kaplan is entitled to receive a pro-rata bonus based on the greater of Mr. Kaplan’s target bonus for the year in which such termination occurs or the bonus earned for the proceeding fiscal year. Because the assumed termination date occurs on the last date of the fiscal year, the bonus reflected above is his full target bonus for the fiscal year. Such amount would be paid in a lump sum.

(8)

Upon a termination due to Disability, Mr. Kaplan will receive accelerated vesting of his award in a ratio equal to the number of days worked by Mr. Kaplan commencing on the date of the grant through his assumed termination date (September 30, 2010) over 1460.

(9)	Assumes full acceleration of any underlying unvested restricted stock and calculated based on a value of $12.19 per share, the closing value of the Company’s common stock as of the end of the fiscal year.

(10)	The value of these benefits are determined based on the estimated cost of providing health benefits to Mr. Kaplan and his eligible dependents for six months following his termination of employment.

(11)

The value of these benefits are determined based on the estimated cost of providing health benefits to Mr. Kaplan and his eligible dependents for eighteen months following his termination of employment.

(12)

The value of these benefits are determined based on the estimated cost of providing health benefits to Mr. Kaplan and his eligible dependents until the end of the calendar year following the second year after his termination of employment

(13)

Mr. Kaplan’s benefits and payments are subject to a modified cutback to eliminate any excise tax payable under section 280G of the Code if the net-after tax amount (taking into account all applicable taxes payable by Mr. Kaplan) that Mr. Kaplan would receive with respect to such payments or benefits does not exceed the net-after tax amount Mr. Kaplan would receive if the amount of such payment and benefits were reduced to the maximum amount which could otherwise be payable to Kaplan without the imposition of the excise tax. In respect of a termination occurring as of September 30, 2010, Mr. Kaplan receives a greater benefit by paying the excise tax. Accordingly, no cut-back would be imposed.

Directors’ Compensation

          Directors who are not our employees receive an annual retainer fee of $25,000 and a fee of $1,500 for each Board of Directors meeting attended. Audit Committee members receive $2,500 for each committee meeting attended and members of each other committee receive $1,500 for each committee meeting attended. For any such meetings that are held telephonically and last less than thirty minutes, the fee is reduced to $750. Our lead independent director receives an additional $7,500 per annum. The fees paid to our non-employee directors were established by the Board after consultation with a compensation consultant.

          Under our Outside Director Stock Award Plan, each non-employee director receives, at the time of the annual meeting of stockholders each year, shares of our common stock having a market value of $10,000, which shares vest over a period of three years in equal annual installments subject to full vesting upon retirement.

          Our stock ownership guidelines, which are described above, apply to our directors in the same manner as they apply to our executive officers. Each director is expected to acquire, within three years of the adoption of the guidelines or joining the Board (whichever is later), shares of common stock equal in value to three times the annual retainer fee. Under these guidelines, each of our directors either holds shares with a value greater than the applicable target dollar value, or we believe will own such amount of shares within the specified three year period.

          The table below summarizes the compensation paid by the Company to non-employee directors for the fiscal year ended September 30, 2010.

Fiscal 2010 Directors’ Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)

Henry A. Alpert	59,250	10,000	—	69,250
Bertrand M. Bell	52,750	10,000	—	62,750
Harvey R. Blau	45,250	10,000	781,974	837,224
Gerald J. Cardinale	39,250	10,000	—	49,250
Blaine V. Fogg	46,750	10,000	—	56,750
Bradley J. Gross	39,250	10,000	—	49,250
Rear Admiral Robert G. Harrison	54,250	10,000	—	64,250
Rear Admiral Clarence A. Hill, Jr.(1)	12,000	—	—	12,000
General Donald J. Kutyna	40,750	10,000	—	50,750
James A. Mitarotonda	40,750	10,000	—	50,750
Martin S. Sussman	63,000	10,000	—	73,000
William H. Waldorf	53,250	10,000	—	63,250
Joseph J. Whalen	55,500	10,000	—	65,500

(1)	Rear Admiral Hill retired from the Board on the date of our 2010 annual meeting of stockholders.

(2)

Represents the aggregate grant date fair value of shares of restricted stock granted to the director during the applicable fiscal year, computed in accordance with FASB ASC Topic 718. The amounts in this column do not correspond to the actual value that will be realized by the director. For information regarding the assumptions made in calculating these amounts, see Note 14, “Stockholders’ Equity and Equity Compensation,” to the consolidated financial statements, and the discussion under the heading “ACCOUNTING POLICIES AND PRONOUNCEMENTS—Stock-Based Compensation” in Management’s Discussion and Analysis of Financial Condition and Results of Operations, each included in our Annual Report on Form 10-K for the year ended September 30, 2010.

The number of shares of restricted stock held by each non-employee director that was outstanding as of September 30, 2010 was as follows: Mr. Alpert—1,835; Mr. Bell—1,835; Mr. Blau—816 (for information regarding restricted shares and options outstanding and held by Mr. Blau related to grants issued to him during his tenure as Chief Executive Officer, see “STOCK OWNERSHIP” above); Mr. Cardinale—1,523; Mr. Fogg—1,835; Mr. Gross—1,523; Rear Admiral Harrison—1,835; Rear Admiral Hill—0; General Kutyna—1,835; James A. Mitarotonda—1,835; Mr. Sussman—1,835; Mr. Waldorf—1,835; Mr. Whalen—1,835.

(3)

Mr. Blau is party to an employment agreement with the Company, dated July 1, 2001, pursuant to which Mr. Blau is obligated to consult with us and our senior executive officers regarding our businesses and operations for a five year period after his retirement as chief executive officer. Mr. Blau retired on March 31, 2008. In return for such consulting services, Mr. Blau earns an annual consulting fee equal to two-thirds of his salary at the time of his retirement. During the consulting period Mr. Blau is entitled to the continuation of certain benefits he received as chief executive officer. Accordingly, the table above reflects the following: (a) a consulting fee of $665,112; (b) expenses related to automobile use in the amount of $44,925; (c) club dues in the amount of $32,720; (d) an allocation of $21,047, reflecting the personal use by Mr. Blau of a car and driver provided by the Company for transport to and from business appointments; and (e) $18,170 paid by us for supplemental health insurance and medical services.

Under the consulting arrangement, we are required to provide certain life insurance benefits to Mr. Blau. In connection with this obligation, we maintain an endorsement split-dollar life insurance policy for the benefit of Mr. Blau and Griffon. We paid premiums of $140,120 during fiscal year 2010 for this policy. At such time as benefits are paid under the split-dollar life policy, Griffon is entitled to receive payment of an amount equal to the premiums paid by Griffon over the life of the policy. Mr. Blau also participates in a group life policy maintained by us; the allocated cost for Mr. Blau is $1,094 for fiscal year 2010. In addition, each of Messrs. Alpert, Bell, Fogg, Harrison, Kutyna, Mitarotonda, Sussman, Waldorf and Whalen participate in group life and accidental death and dismemberment policies maintained by us. We pay the group premiums; the total allocated cost for each such individual is less than $200 per year.

PROPOSAL 2— ADVISORY VOTE REGARDING EXECUTIVE COMPENSATION

          The recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, enables our stockholders to vote to approve, on an advisory (nonbinding) basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with applicable SEC rules.

          Our compensation programs are designed to enable us to attract, motivate, reward and retain the management talent required to achieve corporate objectives, and thereby increase stockholder value. It is our policy to provide incentives to senior management to achieve both short-term and long-term objectives, to reward exceptional performance and contributions to the development of our businesses and to motivate our senior executives to balance risk and reward in the management of our businesses. Please see the section “Compensation Discussion and Analysis” and the related compensation tables above for additional details about our executive compensation programs, including information about the fiscal year 2010 compensation of our named executive officers.

          We are asking our stockholders to indicate their support for our named executive officer compensation as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we will ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

          “RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2011 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission.”

          The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or our board of directors. Our board of directors and our Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we will consider the results of the vote in future compensation deliberations.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR
THE RESOLUTION APPROVING THE COMPENSATION OF OUR EXECUTIVE
OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT

PROPOSAL 3— FREQUENCY OF ADVISORY VOTE REGARDING EXECUTIVE COMPENSATION

          The Dodd-Frank Act also enables our stockholders to indicate how frequently we should seek an advisory vote on the compensation of our named executive officers, as disclosed pursuant to the SEC’s compensation disclosure rules. By voting on this Proposal 3, stockholders may indicate whether they would prefer an advisory vote on named executive officer compensation once every one, two, or three years. After careful consideration of this Proposal, our board of directors has determined that an advisory vote on executive compensation that occurs every two years is the most appropriate alternative for Griffon.

          Our Board has determined that an advisory vote on executive compensation that occurs every two years is the most appropriate alternative for Griffon, and therefore our Board recommends that you vote for a two-year interval for the advisory vote on executive compensation. It believes that an advisory vote on “say on pay” every other year represents an appropriate balance between receiving shareholder input and the need for stability and continuity with respect to corporate policies.

          You may cast your vote on your preferred voting frequency by choosing the option of one year, two years, three years or abstain from voting when you vote in response to the resolution set forth below.

          “RESOLVED, that the option of once every one year, two years, or three years that receives the highest number of votes cast for this resolution will be determined to be the preferred frequency with which the Company is to hold a stockholder vote to approve the compensation of the named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission.”

          While this vote is advisory and non-binding in nature, it is the intention of the Board to adopt a policy to seek an advisory vote on the compensation of our named executive officers with the frequency desired by our shareholders as expressed by their vote on this proposal.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS
VOTE FOR FUTURE ADVISORY VOTES ON THE COMPENSATION OF OUR
EXECUTIVE OFFICERS TO OCCUR EVERY TWO YEARS

PROPOSAL 4— APPROVAL OF THE GRIFFON CORPORATION 2011 EQUITY INCENTIVE PLAN

General

          The Board of Directors recommends that our stockholders approve the Griffon Corporation 2011 Equity Incentive Plan (the “Incentive Plan”), which it adopted on November 16, 2010. The general purpose of the Incentive Plan is to attract, motivate and retain selected employees, consultants and non-employee directors for our Company and our subsidiaries, to provide them with incentives and rewards for superior performance and to better align their interests with the interests of our stockholders.

          If the Incentive Plan is approved by our stockholders, no new grant of any award will be made pursuant to any of the following plans as of the date of such approval: (i) the Griffon Corporation 2001 Stock Option Plan, (ii) the Griffon Corporation 2006 Equity Incentive Plan (the “2006 Incentive Plan”), or (ii) the Griffon Corporation Outside Director Stock Award Plan. As of September 30, 2010, there were 101,567, 1,206,500 and 168,925 shares available for grant under the Griffon Corporation 2001 Stock Option Plan, the 2006 Incentive Plan and the Griffon Corporation Outside Director Stock Award Plan, respectively.

          The summary below of the principal features of the Incentive Plan is qualified in its entirety by reference to the Incentive Plan, a copy of which is attached hereto as Exhibit A.

Burn Rate

          We have set forth below a calculation of our burn rate for the last three fiscal years:

Fiscal Year	Options Granted	Total Full-Value Shares Granted (including performance-based shares)	Performance- based Full- Value shares		Full-Value shares, excluding performance- based shares	Total Granted (1)	Weighted Average Number of Common Shares Outstanding (CSO)	Burn Rate (= Total Granted divided by CSO)

2010	0	703,845	239,145	(2)	464,700	929,400	58,974,000	1.58%

2009	350,000	1,202,500	0		1,202,500	2,755,000	58,699,000	4.69%

2008	25,000	300,000	0		300,000	625,000	32,667,000	1.91%

Three-year average burn rate =								2.73%

(1)

Total granted equals the sum of (a) one share for each option granted, plus (b) two shares for each full-value share granted other than performance shares. Performance shares are excluded from the calculation, as they are included in the year in which they vest.

(2)

In connection with Griffon’s acquisition of Ames True Temper, Inc. (“ATT”) which closed on September 30, 2010, Griffon issued and sold 239,145 shares of common stock to the ATT senior management team. The ATT senior management team received one share of restricted common stock for each share of common stock purchased. The restricted stock vests in full after four years, subject to the attainment of a specified ATT EBITDA-based performance measure.

Summary of the Plan

          General. The Incentive Plan authorizes the grant of Performance Shares, Performance Units, Options, Stock Appreciation Rights, Restricted Shares, Deferred Shares, and Other Stock-Based Awards (collectively called “Awards”). Options granted under the Incentive Plan may be either “incentive stock options,” as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), or nonqualified stock options, as determined by the Compensation Committee (the “Committee”).

          Number of Shares Authorized. The number of shares of our common stock available for award under the Incentive Plan is 3,000,000 shares (600,000 of which may be issued as incentive stock options) plus any shares underlying awards outstanding on the effective date of the Incentive Plan under the 2006 Incentive Plan that are subsequently cancelled or forfeited. The last sales price of our common stock as reported on the New York Stock Exchange on December 6, 2010 was $12.01 per share.

          If any Award is forfeited, or if any Option terminates, expires or lapses without being exercised, shares of our common stock subject to such Award will again be available for future grant. In addition, any shares under the Incentive Plan that are used to satisfy award obligations under the plan of another entity that is acquired by our Company will not count against the remaining number of shares available. Finally, if there is any change in our corporate capitalization, the Committee may cancel and make substitutions of Awards or may adjust the number of shares available for award under the Incentive Plan, the number and kind of shares covered by Awards then outstanding under the Incentive Plan and the exercise price of outstanding Options and Stock Appreciation Rights.

          Administration. The Committee will administer the Incentive Plan. Subject to the other provisions of the Incentive Plan, the Committee has the authority to:

•	interpret the Incentive Plan;

•	establish and amend rules and regulations relating to the Incentive Plan;

•	select the participants and determine the type of Awards to be made to participants, the number of shares subject to Awards and the terms, conditions, restrictions and limitations of Awards; and

•	make all other determinations it deems necessary or advisable for the administration of the Incentive Plan.

          The Committee may also delegate to one or more officers of our Company the authority to grant Awards to participants who are not subject to Section 16 of the Exchange Act or Section 162(m) of the Code.

          Eligibility. The Incentive Plan provides that Awards may be granted to employees, non-employee directors and consultants of our Company or its subsidiaries. Incentive stock options may be granted only to employees. The maximum number of shares that may be awarded to a participant in any fiscal year shall not in the aggregate exceed 2,000,000 with respect to Option Awards or 1,000,000 with respect to any Award other than an Option Award.

          Each Award granted under the Incentive Plan will be evidenced by a written award agreement between the participant and our Company, which will describe the Award and state the terms and conditions to which the Award is subject. The principal terms and conditions of each particular type of Award are described below.

          Performance Awards

          Awards of Performance Shares and Performance Units may be made under the Incentive Plan. A Performance Share is a book-entry unit with a value equal to one share of common stock. A Performance Unit is a book-entry unit with a value equal to $1.00. A grant of Performance Shares or Performance Units will vest and become payable to the participant upon the achievement during a specified performance period of performance objectives established by the Committee. Except in the case of Qualified Performance-Based Awards, the Committee may modify performance objectives in whole or in part, during the performance period, as it deems appropriate and equitable.

          Performance objectives may be established on a company-wide basis; with respect to one or more subsidiaries, business units, divisions, department or functions; and in either absolute terms or relative to the performance of one or more comparable companies or an index covering multiple companies. Performance objectives, the number of units to which they pertain and the time and manner of payment of the Award, shall be specified in the Award agreement. Payment of Performance Shares and Performance Units will be made in shares of common stock.

          In the case of Qualified Performance-Based Awards, the applicable performance objectives are limited to one or more of the following:

•	specified levels of or increases in our Company’s, a division’s, or a subsidiary’s return on capital, equity or assets;

•

earnings measures/ratios (on a gross, net, pre-tax or post-tax basis), including basic earnings per share, diluted earnings per share, total earnings, operating earnings, earnings growth, earnings before interest and taxes (“EBIT”) and earnings before interest, taxes, depreciation and amortization (“EBITDA”);

•	net economic profit (which is operating earnings minus a charge to capital);

•	net income;

•	operating income;

•	sales;

•	sales growth;

•	gross margin;

•	direct margin;

•	share price (including but not limited to growth measures and total stockholder return);

•	operating profit;

•	per period or cumulative cash flow (including but not limited to operating cash flow and free cash flow) or cash flow return on investment (which equals net cash flow divided by total capital);

•	inventory turns;

•	financial return ratios;

•	market share;

•	balance sheet measurements such as receivable turnover;

•	improvement in or attainment of expense levels;

•	improvement in or attainment of working capital levels;

•	debt reduction;

•	strategic innovations;

•	customer or employee satisfaction

•	the consummation of one or more acquisitions of a certain size as measured by one or more of the financial criteria listed above; and

•	individual objectives.

          The Committee may also condition the grant and vesting or exercise of Options, Stock Appreciation Rights, Restricted Shares, Deferred Shares and Other Stock-Based Awards on the achievement of performance objectives as described above.

          Options

          An Option is the right to purchase shares of common stock for a specified period of time at a fixed price (the “exercise price”). Each Option agreement will specify the exercise price, the type of Option, the term of the Option, the date when the Option will become exercisable and any applicable performance goals.

          Exercise Price. The Committee will determine the exercise price of an Option at the time the Option is granted. The exercise price under an incentive stock option or nonqualified stock option will not be less than 100% of the fair market value of common stock on the date the Option is granted. However, any optionee who owns more than 10% of the combined voting power of all classes of our Company’s outstanding common stock (a “10% Stockholder”) will not be eligible for the grant of an incentive stock option unless the exercise price of the incentive stock option is at least 110% of the fair market value of the common stock on the date of grant.

          Consideration. The means of payment for shares issued upon exercise of an Option will be specified in each Option agreement and generally may be made by cash or check, or subject to approval by the Committee, by certain other shares of common stock owned by the optionee for at least six months, by shares underlying the Option being exercised, or by deferred payment through a broker or bank from the proceeds of the sale of the shares purchased through the exercise of the Option, or by any combination of the foregoing methods.

          Term of the Option. The term of an Option granted under the Incentive Plan will be no longer than ten years from the date of grant. In the case of an Option granted to a 10% Stockholder, the term of an incentive stock option will be for no more than five years from the date of grant.

          Stock Appreciation Rights

          A stock appreciation right (“SAR”) entitles the recipient to receive, upon exercise of the SAR, the increase in the fair market value of a specified number of shares of common stock from the date of the grant of the SAR and the date of exercise payable in shares of common stock. Any grant may specify a waiting period or periods before the SAR may become exercisable and permissible dates or periods on or during which the SAR shall be exercisable, and may specify that the SAR may be exercised only in the event of a change in control of our Company or similar event. No SAR may be exercised more than ten years from the grant date. The Committee may provide that an SAR is deemed to be exercised at the close of business on the date the SAR expires if such an exercise would result in a payment to the SAR holder.

          Restricted and Deferred Shares

          An Award of Restricted Shares is a grant to the recipient of a specified number of shares of common stock which are subject to forfeiture upon specified events during the restriction period. Each grant of Restricted Shares will specify the length of the restriction period and will include restrictions on transfer to third parties during the restriction period.

          An Award of Deferred Shares is an agreement by our Company to deliver to the recipient a specified number of shares of common stock at the end of a specified deferral period, subject to the fulfillment of conditions specified by the Committee.

          Other Stock-Based Awards

          Other Stock-Based Awards may be granted by the Committee in the form and on such terms and conditions as the Committee shall determine.

          General Provisions

          Vesting. Each grant of Performance Shares and Performance Units will specify the performance objectives that must be achieved in order for payment to be made. Each grant of Options or SARs shall specify the length of service and/or any applicable performance goals that must be achieved before it becomes exercisable. Each grant of Restricted Shares shall specify the duration of the restriction period and any other conditions under which the Restricted Shares would be forfeitable to our Company, including any applicable performance goals. Each grant of Deferred Shares shall specify the deferral period and any other conditions to which future delivery of shares to the recipient is subject, including any applicable performance goals. Each grant may provide for the early exercise of rights or termination of a restriction or deferral period in the event of a Change in Control or similar transaction or event.

          Dividends/Ownership Rights. Unless otherwise provided by the Committee, an Award of Restricted Shares entitles the participant to dividend, voting and other ownership rights during the restriction period. Notwithstanding the foregoing, any dividends paid with respect to the Restricted Shares shall be subject to the same restrictions that apply to the underlying Award during the restriction period, unless otherwise provided by the Committee. Unless otherwise provided by the Committee, an Award of Deferred Shares does not entitle the participant to any dividend, voting or any other ownership rights with respect to the Deferred Shares.

          Nontransferability of Awards. In general, during a participant’s lifetime, his or her Awards shall be exercisable only by the participant and shall not be transferable other than by will or laws of descent and distribution. However, the Committee may provide for limited lifetime transfers of Awards, other than incentive stock options, to certain family members. In addition, an Award grant may provide for additional transfer restrictions on vested shares received upon exercise, delivery or payment of an Award, including restrictions relating to minimum share ownership requirements applicable to any participant.

          Termination of Employment or Consulting Services. The Committee may take actions which it believes equitable under the circumstances or in the best interest of our Company with respect to Awards that are not fully vested in the event of termination of employment by reason of death, disability, normal retirement, early retirement with the consent of the Committee, other termination or a leave of absence that is approved by the Committee, or in the event of hardship or other special circumstances that are approved by the Committee. Unless otherwise determined by the Committee, a participant who is terminated for “Cause” (as defined in an applicable employment/consulting or severance agreement or Award agreement, or, if no such agreement applies or contains such term, as defined in the Incentive Plan) shall forfeit all unexercised, unearned, and/or unpaid Awards, including vested Awards.

          Award Deferrals. An Award Agreement may provide for the deferral of any Award or dividend until a time established by the Committee. Deferrals shall be accomplished by the delivery of a written, irrevocable election by the participant on a form provided by our Company. Deferred Awards may also be credited with interest at rates determined by the Committee.

          Change in Control

          Unless otherwise provided in the Participant’s Award Agreement, in the event of a Participant’s termination for any reason other than Cause following a Change in Control, such Participant’s Awards other than Options and SARS shall become non-forfeitable, and converted to shares of our common stock where applicable, and any unexercised Option or SAR shall become fully exercisable. Alternatively, the Committee may cancel and cash out outstanding Awards or arrange for the substitution of outstanding Awards with fully vested new awards of equal value. If a Change of Control occurs during one or more performance periods for which the Committee has not yet made a determination as to whether the applicable performance objectives were met, the performance period shall immediately terminate and it shall be assumed that the applicable performance objectives have been attained at a level of one hundred percent (100%). A participant shall be considered to have earned, and therefore be entitled to receive, payment of a prorated portion of the performance Awards that he or she would have received for the whole performance period, based on the portion of the performance period completed before the Change in Control.

          A “Change in Control” is defined in the Incentive Plan as:

•

an acquisition of more than twenty percent (20%) of the voting power of our Company’s securities, other than (a) an acquisition by or from our Company, or any subsidiary of our Company, or by an employee benefit plan maintained by our Company or any subsidiary, (b) an acquisition by an individual who is a member of the Board as of the effective date of the Incentive Plan, (c) an acquisition by an underwriter in a firm commitment underwriting of securities to be issued by our Company, or (d) an acquisition by any corporation or other entity if immediately following such acquisition, 65% or more of that Company’s equity and voting power are owned by the same individuals or entities who owned our Company prior to the acquisition, in substantially the same proportions;

•	a sale or other disposition of all or substantially all of our Company’s assets;

•

the consummation of a reorganization, merger or consolidation of our Company, other than such an event which would result in the voting power of our Company’s securities prior to the transaction continuing to represent 65% or more of the voting power of our Company’s or other surviving entity’s securities immediately after the event;

•	the consummation of a plan of liquidation or dissolution of our Company;

•

the individuals on the Board as of the effective date of the Incentive Plan or new directors whose directorship was approved by at least two-thirds of the directors still in office who were directors (or whose directorship was previously approved) on the effective date of the Incentive Plan cease to constitute a majority of the Board;

•

the sale or other disposition of our Company and/or its subsidiaries, in one transaction or a series of related transactions within 18 consecutive months, of assets accounting for fifty percent (50%) or more of the consolidated revenues of our Company and its subsidiaries, other than transactions in which substantially all the proceeds are used to continue conducting the business of our Company and/or its subsidiaries; or

•

notwithstanding the above-listed events, in the case of a distribution under the Incentive Plan of “deferred compensation” subject to Section 409A of the Code, an event which constitutes a change in control under Section 409A of the Code.

          Effective Date, Amendments, and Termination of the Incentive Plan. The Incentive Plan will be effective upon its approval by our Company’s stockholders. The Board of Directors has the authority to amend or terminate the Incentive Plan at any time; provided, however, that stockholder approval is required for any amendment that (i) increases the number of shares available for Awards under the Incentive Plan (other than to reflect a change in our Company’s capital structure), (ii) increases the maximum number of shares allowed for grants to any participant, (iii) changes the class of persons eligible to receive grants of Awards or the types of Awards available under the Incentive Plan, (iv) increases the benefits to participants under the Incentive Plan, or (v) as otherwise required by applicable law or under the rules of any applicable exchange. Further, no Award may be repriced, replaced, regranted through cancellation, or modified without stockholder approval. Finally, the Incentive Plan terminates automatically on November 16, 2020, the tenth anniversary of its adoption by the Board of Directors.

Certain Federal Income Tax Considerations

          The following discussion is a summary of certain federal income tax considerations that may be relevant to participants in the Incentive Plan. The discussion is for general informational purposes only and does not purport to address specific federal income tax considerations that may apply to a participant based on his or her particular circumstances, nor does it address state or local income tax or other tax considerations that may be relevant to a participant.

          PARTICIPANTS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE PARTICULAR FEDERAL INCOME TAX CONSEQUENCES TO THEM OF PARTICIPATING IN THE INCENTIVE PLAN, AS WELL AS WITH RESPECT TO ANY APPLICABLE STATE OR LOCAL INCOME TAX OR OTHER TAX CONSIDERATIONS.

          Performance Units and Performance Shares

          A participant realizes no taxable income and our Company is not entitled to a deduction when Performance Units or Performance Shares are awarded. When the Performance Units or Performance Shares vest and become payable upon the achievement of the performance objectives, the participant will realize ordinary income equal to the fair market value of the shares received minus any amount paid for the shares, and, subject to Section 162(m) of the Code, our Company will be entitled to a corresponding deduction. A participant’s tax basis in shares of common stock received upon payment will be equal to the fair market value of such shares when the participant receives them. Upon sale of the shares, the participant will realize short-term or long-term capital gain or loss, depending upon whether the shares have been held for more than one year at the time of sale. Such gain or loss will be equal to the difference between the amount realized upon the sale of the shares and the tax basis of the shares in the participant’s hands.

          Deferred Shares.

          A participant realizes no taxable income and our Company is not entitled to a deduction when Deferred Shares are awarded. When the deferral period for the award ends and the participant receives shares of common stock, the participant will realize ordinary income equal to the fair market value of the shares at that time, and, subject to Section 162(m) of the Code, our Company will be entitled to a corresponding deduction. A participant’s tax basis in shares of our common stock received at the end of a deferral period will be equal to the fair market value of such shares when the participant receives them. Upon sale of the shares, the participant will realize short-term or long-term capital gain or loss, depending upon whether the shares have been held for more than one year at the time of sale. Such gain or loss will be equal to the difference between the amount realized upon the sale of the shares and the tax basis of the shares in the participant’s hands.

          Restricted Shares

          Restricted Shares received pursuant to awards will be considered subject to a substantial risk of forfeiture for federal income tax purposes. If a participant who receives such Restricted Shares does not make the election described below, the participant realizes no taxable income upon the receipt of Restricted Shares and our Company is not entitled to a deduction at such time. When the forfeiture restrictions with respect to the Restricted Shares lapse the participant will realize ordinary income equal to the fair market value of the shares at that time, and, subject to Section 162(m) of the Code, our Company will be entitled to a corresponding deduction. A participant’s tax basis in Restricted Shares will be equal to their fair market value when the forfeiture restrictions lapse, and the participant’s holding period for the shares will begin when the forfeiture restrictions lapse. Upon sale of the shares, the participant will realize short-term or long-term gain or loss, depending upon whether the shares have been held for more than one year at the time of sale. Such gain or loss will be equal to the difference between the amount realized upon the sale of the shares and the tax basis of the shares in the participant’s hands.

          Participants receiving Restricted Shares may make an election under Section 83(b) of the Code with respect to the shares. By making a Section 83(b) election, the participant elects to realize compensation income with respect to the shares when the shares are received rather than at the time the forfeiture restrictions lapse. The amount of such compensation income will be equal to the fair market value of the shares when the participant receives them (valued without taking the restrictions into account), and our Company will be entitled to a corresponding deduction at that time. By making a Section 83(b) election, the participant will realize no additional compensation income with respect to the shares when the forfeiture restrictions lapse, and will instead recognize gain or loss with respect to the shares when they are sold. The participant’s tax basis in the shares with respect to which a Section 83(b) election is made will be equal to their fair market value when received by the participant, and the participant’s holding period for such shares begins at that time. If, however, the shares are subsequently forfeited to our Company, the participant will not be entitled to claim a loss with respect to the shares to the extent of the income realized by the participant upon the making of the Section 83(b) election. To make a Section 83(b) election, a participant must file an appropriate form of election with the Internal Revenue Service and with his or her employer, each within 30 days after shares of restricted stock are received, and the participant must also attach a copy of his or her election to his or her federal income tax return for the year in which the shares are received.

          Generally, during the restriction period, dividends and distributions paid with respect to restricted stock will be treated as compensation income (not dividend income) received by the participant. Dividend payments received with respect to shares of restricted stock for which a Section 83(b) election has been made will be treated as dividend income, assuming our Company has adequate current or accumulated earnings and profits.

          Nonqualified Options

          A participant realizes no taxable income and our Company is not entitled to a deduction when a non-qualified option is granted. Upon exercise of a nonqualified option, a participant will realize ordinary income equal to the excess of the fair market value of the shares received over the exercise price of the non-qualified option, and, subject to Section 162(m) of the Code, our Company will be entitled to a corresponding deduction. A participant’s tax basis in the shares of common stock received upon exercise of a nonqualified option will be equal to the fair market value of such shares on the exercise date, and the participant’s holding period for such shares will begin at that time. Upon sale of the shares of common stock received upon exercise of a non-qualified option, the participant will realize short-term or long-term capital gain or loss, depending upon whether the shares have been held for more than one year. The amount of such gain or loss will be equal to the difference between the amount realized in connection with the sale of the shares, and the participant’s tax basis in such shares.

          Under the Incentive Plan, non-qualified options may, at the option of the Committee, be exercised in whole or in part with shares of common stock or Restricted Shares held by the participant. Payment in common stock or Restricted Shares will be treated as a tax-free exchange of the shares surrendered for an equivalent number of shares of common stock received, and the equivalent number of shares received will have a tax basis equal to the tax basis of the surrendered shares. In the case of payment in Restricted Shares, however, the equivalent number of shares of common stock received shall be subject to the same risks of forfeiture or restrictions on transfer as those that applied to the Restricted Shares surrendered. The fair market value of shares of common stock received in excess of the number of shares surrendered will be treated as ordinary income and such shares have a tax basis equal to their fair market value on the date of the exercise of the nonqualified option.

          Incentive Stock Options

          A participant realizes no taxable income and our Company is not entitled to a deduction when an incentive stock option is granted or exercised. Provided the participant meets the applicable holding period requirements for the shares received upon exercise of an incentive stock option (two years from the date of grant and one year from the date of exercise), gain or loss realized by a participant upon sale of the shares received upon exercise will be long-term capital gain or loss, and our Company will not be entitled to a deduction. If, however, the participant disposes of the shares before meeting the applicable holding period requirements (a “disqualifying disposition”), the participant will realize ordinary income at that time equal to the excess of the fair market value of the shares on the exercise date over the exercise price of the incentive stock option, and, subject to Section 162(m) of the Code, our Company will be entitled to a corresponding deduction for the taxable year in which the disqualifying disposition occurred. Any amount realized upon a disqualifying disposition in excess of the fair market value of the shares on the exercise date of the incentive stock option will be treated as capital gain and will be treated as long-term capital gain if the shares have been held for more than one year. If the sales price is less than the sum of the exercise price of the incentive stock option and the amount included in ordinary income due to the disqualifying disposition, this amount will be treated as a short-term or long-term capital loss, depending upon whether the shares have been held for more than one year. Notwithstanding the above, individuals who are subject to Alternative Minimum Tax may recognize ordinary income upon exercise of an incentive stock option.

          Under the Incentive Plan, incentive stock options may, at the option of the Committee, be exercised in whole or in part with shares of common stock or Restricted Shares held by the participant. Such an exercise will be treated as a tax-free exchange of the shares of common stock or Restricted Shares surrendered (assuming the surrender of the previously-owned shares does not constitute a disqualifying disposition of those shares) for an equivalent number of shares of common stock received, and the equivalent number of shares received will have a tax basis equal to the tax basis of the surrendered shares. In the case of payment in Restricted Shares, however, the equivalent number of shares of common stock received shall be subject to the same risks of forfeiture or restrictions on transfer as those that applied to the Restricted Shares surrendered. Shares of common stock received in excess of the number of shares surrendered will have a tax basis of zero.

          SARs

          A participant realizes no taxable income and our Company is not entitled to a deduction when a SAR is granted. Upon exercising a SAR, a participant will realize ordinary income in an amount equal to the fair market value of the shares received minus any amount paid for the shares, and, subject to Section 162(m) of the Code, our Company will be entitled to a corresponding deduction. A participant’s tax basis in the shares of common stock received upon exercise of a SAR will be equal to the fair market value of such shares on the exercise date, and the participant’s holding period for such shares will begin at that time. Upon sale of the shares of common stock received upon exercise of a SAR, the participant will realize short-term or long-term capital gain or loss, depending upon whether the shares have been held for more than one year. The amount of such gain or loss will be equal to the difference between the amount realized in connection with the sale of the shares and the participant’s tax basis in such shares.

          Other Stock-Based Awards

          The tax consequences of receiving Other Stock-Based Awards will generally be governed by the principles set forth in Sections 61, 83 and 451 of the Code. These tax consequences may vary depending upon the terms and conditions of such awards, but should generally be analogous to the tax consequences for Stock Options, Restricted Shares, Deferred Shares, Performance Units and Shares and SARs, as described above, as the case may be. Accordingly, in most cases, an Other Stock-Based Award, if payable in the form of Shares, will be subject to ordinary income taxation when the forfeiture restrictions, if any, in respect of any such award lapse and the shares are transferred to the participant, whichever occurs later and, if an Other Stock-Based Award is payable in cash, such award will be taxable upon the actual or constructive receipt of any such cash payment. Subject to Section 162(m) of the Code, our Company will be entitled to a corresponding tax deduction. A participant’s tax basis in any Shares received will generally be equal to the fair market value of such Shares when the forfeiture restrictions lapse or the Shares are transferred, whichever occurs later. The participant’s holding period for the shares will generally begin when the forfeiture restrictions lapse or when the Shares are transferred, whichever occurs later. Upon sale of the Shares, the participant will realize short-term or long-term gain or loss, depending upon whether the Shares have been held for more than one year at the time of sale. Such gain or loss will be equal to the difference between the amount realized upon the sale of the shares and the tax basis of the shares in the participant’s hands.

          Section 162(m) Limitations

          Section 162(m) of the Code limits the deductibility of compensation paid to certain executive officers, unless the compensation is “performance-based compensation” and meets certain other requirements outlined in Code Section 162(m) and related regulations (“Qualified Performance-Based Awards”). If Awards to such persons are intended to qualify as Qualified Performance-Based Awards, the Incentive Plan provides that the maximum performance-based Award that may be granted to the recipient during any one performance period is 1,000,000 shares of common stock.

          Withholding

          Our Company is entitled to deduct from the payment of any Award all applicable income and employment taxes required by federal, state, local or foreign law to be withheld, or may require the participant to pay such withholding taxes to our Company as a condition of receiving payment of the Award. The Committee may allow a participant to satisfy his or her withholding obligations by directing our Company to retain the number of shares necessary to satisfy the withholding obligation, or by delivering shares held by the participant to our Company in an amount necessary to satisfy the withholding obligation.

New Plan Benefits

          Because benefits under the Incentive Plan will depend on the actions of the Committee and the value of our Company’s common stock, it is not possible to determine the benefits that will be received if stockholders approve the Incentive Plan.

Vote Required and the Recommendation of the Board

          Approval of the Griffon Corporation 2011 Equity Incentive Plan requires the favorable vote of a majority of the shares present in person or by proxy and entitled to vote on the matter at the Annual Meeting once a quorum is present. Under applicable NYSE rules, the total vote cast on the proposal must represent over 50% in interest of all shares of common stock entitled to vote on the proposal. Abstentions will be counted and will have the same effect as a vote against the proposal. Under applicable NYSE rules, brokers are not permitted to vote shares held for a customer without specific instructions from the customer. Broker non-votes will be disregarded and will have no effect on the outcome of the vote.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE
PROPOSAL TO APPROVE THE GRIFFON CORPORATION 2011 EQUITY INCENTIVE PLAN.

PROPOSAL 5— APPROVAL OF THE GRIFFON CORPORATION 2011 PERFORMANCE BONUS PLAN

General

          The Board of Directors recommends that the stockholders approve the Griffon Corporation 2011 Performance Bonus Plan (the “Performance Bonus Plan”), which it adopted on November 16, 2010. The general purpose of the Performance Bonus Plan is to benefit and advance our interests by rewarding selected employees of our Company and its subsidiaries and divisions (each such subsidiary or division is referred to herein as a “Business Unit”) for their contributions to our Company’s financial success and thereby motivate the employees to continue to make such contributions to our Company in the future by granting performance-based awards that are fully tax deductible to our Company.

Summary of the Plan

          The following general description of certain features of the Performance Bonus Plan is qualified in its entirety by reference to the Performance Bonus Plan, a copy of which is attached hereto as Exhibit B. Capitalized terms not otherwise defined in this summary have the meanings given to them in the Performance Bonus Plan. The Performance Bonus Plan will permit incentive compensation bonus awards to be structured to qualify as “performance-based” compensation under Section 162(m) of the Code.

Background

          Section 162(m) of the Code disallows a deduction to our Company for any compensation paid to a “Covered Employee” in excess of $1 million per year, subject to certain exceptions. In general, “Covered Employees” include the chief executive officer and the four most highly compensated executive officers of our Company who are in the employ of our Company and are officers at the end of the tax year. Among other exceptions, the deduction limit does not apply to compensation that meets the specified requirements for “performance-based compensation.” In general, those requirements include the establishment of objective performance goals for the payment of such compensation by a committee of the Board of Directors composed solely of two or more outside directors, stockholder approval of the material terms of such compensation prior to payment, and certification by the Compensation Committee (the “Committee”) that the performance goals for the payment of such compensation have been achieved.

          The Board of Directors believes that it is in the best interests of our Company and its stockholders to enhance the ability of our Company to attract and retain qualified personnel by providing annual and long-term incentive compensation bonus awards to employees generally, as well as to certain officers that would qualify as “performance-based compensation” under Section 162(m) of the Code, while at the same time obtaining the highest level of deductibility of compensation paid to employees.

Description of the Performance Bonus Plan

          The Performance Bonus Plan will be administered by the Committee. The Committee has the authority to administer, interpret and apply the Performance Bonus Plan, including the authority to select the employees (including employees who are directors) to participate in the Performance Bonus Plan, to establish the performance goals, to determine the amount of incentive compensation bonus payable to any participant, and to make all determinations and take all other actions necessary or appropriate for proper administration and operation of the Performance Bonus Plan.

Administration. The Committee will administer the Performance Bonus Plan. Subject to the other provisions of the Performance Bonus Plan, the Committee has the authority to:

•	interpret the Performance Bonus Plan;

•	establish and amend rules and regulations relating to the Performance Bonus Plan;

•	select the participants and establish the performance goals and determine the amounts of incentive compensation payable to any participant upon satisfaction of a performance goal;

•	establish the terms and conditions of any performance based incentive compensation bonus opportunity; and

•	make all other determinations it deems necessary or advisable for the administration of the Performance Bonus Plan.

          The Committee may also delegate to one or more executive officers of our Company the authority to administer the Performance Bonus Plan with respect to any participants who are not Covered Employees. The Committee may also, at any time and from time to time, alter, amend, suspend or terminate the Performance Bonus Plan in whole or in part. However, no such amendment shall be effective which alters any grant, performance target or other criteria relating to any grant to a Covered Employee for the performance period in which such amendment is made or any prior performance period, except as such amendment may be made without causing such grant to cease to qualify as performance-based compensation under Section 162(m) of the Code.

Eligibility. All employees of our Company are eligible to participate in the Performance Bonus Plan. The maximum amount of the incentive compensation bonuses payable to any participant under the Performance Bonus Plan in, or in respect of, any single fiscal year shall not exceed $10,000,000. All incentive compensation bonuses paid pursuant to the Performance Bonus Plan will be paid in cash.

Bonus Opportunity and Performance Goals. Bonuses may be payable to a participant as a result of the satisfaction of performance goals in respect of any performance period determined by the Committee. With respect to Covered Employees, prior to the beginning of a performance period or any later date described in Treasury Regulation 1.162-27(e)(2), the Committee will establish a target bonus opportunity or range of bonus opportunities for each participant based upon the attainment of one or more performance goals established by the Committee at such time. With respect to participants who are not Covered Employees, such bonus opportunities and performance goals shall be established prior to the end of any performance period. Performance goals, which may vary among and between participants and incentive compensation bonus opportunities, are limited to one or more of the following:

•	specified levels of or increases in our Company’s and/or a Business Unit’s consolidated pretax earnings; return on capital, equity or assets;

•

earnings measures/ratios (on a gross, net, pre-tax or post-tax basis), including basic earnings per share, diluted earnings per share, total earnings, operating earnings, earnings growth, earnings before interest and taxes (“EBIT”) and earnings before interest, taxes, depreciation and amortization (“EBITDA”);

•	net economic profit (which is operating earnings minus a charge to capital);

•	net income;

•	operating income;

•	sales;

•	sales growth;

•	gross margin;

•	direct margin;

•	share price (including but not limited to growth measures and total stockholder return);

•	operating profit;

•	per period or cumulative cash flow (including but not limited to operating cash flow and free cash flow) or cash flow return on investment (which equals net cash flow divided by total capital);

•	inventory turns;

•	financial return ratios;

•	market share;

•	balance sheet measurements such as receivable turnover;

•	improvement in, or attainment of, expense levels;

•	improvement in, or attainment of, working capital levels;

•	debt reduction;

•	strategic innovations;

•	customer or employee satisfaction;

•	the consummation of one or more acquisitions of a certain size as measured by one or more of the financial criteria listed above; and

•	individual objectives.

          The Committee shall provide a threshold level of performance below which no incentive compensation bonus will be paid, as well as a maximum level of performance above which no additional incentive compensation bonus will be paid. It also may provide for the payment of differing amounts for different levels of performance, determined with regard either to a fixed monetary amount or a percentage of the participant’s base salary. The Committee shall make such adjustments, to the extent it deems appropriate, to established performance goals and performance thresholds to compensate for, or to reflect, any material changes which may have occurred due to an “Extraordinary Event” (as defined under the Performance Bonus Plan).

          As soon as practicable after the end of each performance period, but before any incentive compensation bonuses are paid to the participants under the Performance Bonus Plan, the Committee (subject to any necessary verification) will certify in writing (i) whether the performance goal(s) were attained and (ii) the amount of the incentive compensation bonus payable to each participant based upon the attainment of such specified performance goals. The Committee also may reduce, eliminate, or, with respect only to participants who are not Covered Employees, increase the amount of any incentive compensation bonus of any participant at any time prior to payment thereof, based on such criteria as the Committee shall determine, including but not limited to individual merit and attainment of, or the failure to attain, specified personal goals established by the Committee. Under no circumstances, however, may the Committee, with respect solely to a participant who is a Covered Employee, (a) increase the amount of the incentive compensation otherwise payable to such participant beyond the amount originally established by the Committee, (b) waive the attainment of the performance goals established and applicable to such participant’s incentive compensation or (c) otherwise exercise its discretion so as to cause any incentive compensation bonus payable to such participant to not qualify as “performance-based compensation” under Section 162(m) of the Code.

          All amounts due under the Performance Bonus Plan shall be paid within 2½ months of the end of the year in which such incentive compensation is no longer subject to a risk of forfeiture.

          The Board of Directors, without the consent of any participant, may amend or terminate the Performance Bonus Plan at any time. However, no amendment that would require the consent of the stockholders pursuant to Section 162(m) of the Code shall be effective without such consent.

Effective Date. The Performance Bonus Plan shall be effective as of November 16, 2010 (the date the Board approved the Plan); provided, however, that the Performance Bonus Plan and any grants under the plan shall be conditioned upon stockholder approval. Accordingly, if stockholder approval is not obtained, the Performance Bonus Plan and any grant issued thereunder shall not be effective.

Vote Required and the Recommendation of the Board

          Approval of the Griffon Corporation 2011 Performance Bonus Plan requires the favorable vote of a majority of the shares present in person or by proxy and entitled to vote on the matter at the Annual Meeting once a quorum is present. In determining whether the proposal to approve the plan receives the required number of affirmative votes, abstentions will be counted and will have the same effect as a vote against the proposal. Under applicable New York Stock Exchange rules, brokers may not vote shares held for a customer without specific instructions from the customer. Broker non-votes will be disregarded and will have no effect on the outcome of the vote.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE
PROPOSAL TO APPROVE THE GRIFFON CORPORATION 2011 PERFORMANCE BONUS PLAN.

AUDIT COMMITTEE REPORT

          As required by its written charter, which sets forth its responsibilities and duties, the Audit Committee reviewed and discussed our audited financial statements as of and for the year ended September 30, 2010 with management.

          The Audit Committee reviewed and discussed with representatives of Grant Thornton LLP, our independent registered public accounting firm, the matters required to be discussed by the Statement on Auditing Standards No. 114 (Codification of Statements on Auditing Standards, AU §380), which supersedes Statement on Auditing Standards No. 61. The Audit Committee has also received and reviewed the written disclosures and the letter from Grant Thornton LLP required by applicable requirements of the PCAOB regarding Grant Thornton LLP’s communications with the Audit Committee concerning independence, and has discussed with Grant Thornton LLP its independence.

          Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the financial statements referred to above be included in our Annual Report on Form 10-K for the year ended September 30, 2010 for filing with the Securities and Exchange Commission.

          The Audit Committee has also reviewed and discussed the fees paid to Grant Thornton LLP during the last fiscal year for audit and non-audit services, which are set forth below under “Audit and Related Fees” and has considered whether the provision of the non-audit services is compatible with maintaining Grant Thornton LLP’s independence and concluded that it is.

The Audit Committee
William H. Waldorf (Chairman)
Martin S. Sussman
Joseph J. Whalen

PROPOSAL 6 — RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

          We are asking the stockholders to ratify the audit committee’s appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2011. The audit committee is directly responsible for appointing the Company’s independent registered public accounting firm. The audit committee is not bound by the outcome of this vote but will consider these voting results when selecting the Company’s independent auditor for fiscal year 2011.

          Grant Thornton LLP has audited our financial statements annually since 2006. A representative of Grant Thornton LLP is expected to be present at the Annual Meeting. The representative will have an opportunity to make a statement if he desires to do so and will be available to answer appropriate questions from stockholders.

AUDIT AND RELATED FEES

Audit Fees

          We were billed by Grant Thornton LLP the aggregate amount of approximately $2,118,000 in respect of fiscal year 2010 and $2,209,000 in respect of fiscal year 2009 for fees for professional services rendered for the audit of our annual financial statements and internal controls in compliance with Section 404 of the Sarbanes-Oxley Act of 2002 and review of our financial statements included in our Forms 10-Q and other Registration Statement filings with the SEC.

Audit-Related Fees

          We were billed by Grant Thornton LLP the aggregate amount of $710,000 in respect of fiscal year 2010 and $204,000 in respect of fiscal year 2009 for assurance and related services that are reasonably related to the performance of separate audits of financial statements of certain of our subsidiary entities pertaining to our credit facilities and the audit or review of our financial statements in connection with business acquisition and divestiture activities.

Tax Fees

          Grant Thornton LLP did not bill us any fees for tax-related services in respect of fiscal year 2010. We were billed by Grant Thornton LLP the aggregate amount of approximately $30,000 in respect of fiscal year 2009 for tax compliance, tax advice and tax planning.

All Other Fees

          We were not billed by Grant Thornton LLP for any other services in fiscal year 2010 or 2009 not described in the preceding paragraphs.

          Our Audit Committee has determined that the services provided by Grant Thornton LLP are compatible with maintaining the independence of Grant Thornton LLP as our independent registered public accounting firm.

Pre-Approval Policy

          Our Audit Committee has adopted a statement of principles with respect to the pre-approval of services provided by the independent registered public accounting firm. In accordance with the statement of principles, the Audit Committee determined that all non-prohibited services to be provided by the independent registered public accounting firm are to be approved in advance pursuant to a proposal from such independent registered public accounting firm and a request by management for approval.

Vote Required

          The ratification of the appointment of Grant Thornton LLP requires the vote of a majority of the shares present in person or by proxy and entitled to vote on the matter at the Annual Meeting once a quorum is present. Abstentions will be counted and will have the same effect as a vote against the proposal.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF THE
RATIFICATION OF THE SELECTION OF GRANT THORNTON LLP AS OUR
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

          We do not have a written policy for review and approval of related party transactions required to be disclosed pursuant to Item 404(a) of Regulation S-K. However, our practice is that any such transaction be reviewed and approved by the Board of Directors or the Audit Committee, which consists entirely of independent directors.

          As described above under “Election of Directors,” GS Direct, an affiliate of Goldman Sachs, holds 10,000,000 shares of Griffon common stock that it acquired pursuant to the Investment Agreement in connection with the closing of a common stock rights offering by Griffon in September 2008. Based on GS Direct’s current ownership level, which represents 16.1% of Griffon’s outstanding common stock, GS Direct is entitled to designate two people to serve on Griffon’s Board.

          The Investment Agreement provides that, as long as GS Direct is entitled to nominate at least one individual to serve on Griffon’s board of directors, Griffon will maintain a finance committee consisting of five members. Two of these members will be directors that were nominated by GS Direct (unless GS Direct is entitled to nominate only one person to serve on Griffon’s Board, in which case that one person will serve on the finance committee). The authority and responsibilities of the finance committee are set forth in the Investment Agreement, and are reflected in the current charter of the finance committee.

          The Investment Agreement also provides that, so long as GS Direct owns 10% or more of Griffon’s total common equity, subject to certain exceptions, GS Direct may not acquire additional shares, or rights or options to acquire additional shares, of Griffon common stock. However, if GS Direct’s ownership percentage of Griffon common stock decreases as a result of an issuance of voting stock by Griffon, GS Direct can, subject to certain exceptions, acquire in the secondary market additional shares of Griffon’s common stock in order to maintain its ownership percentage. In addition, GS Direct has agreed not to sell or transfer any of its shares of Griffon common stock except (i) to its affiliates, (ii) to persons that will own, after such transfer, less than 10% of Griffon’s voting stock, or (iii) pursuant to registered underwritten offerings.

          The restrictions above will not prohibit GS Direct from making an acquisition proposal directly to Griffon’s Board so long as (i) in the event that Griffon’s Board then determines to commence a process with respect to a potential acquisition proposal, Griffon shall permit GS Direct to participate in the process and (2) if the Board determines to accept and recommend a proposal from a party other than GS Direct that it believes is superior, GS Direct votes its shares with respect to such alternative proposal in the same proportion as all other shares are voted on such proposal.

          Griffon also provided certain customary registration rights to GS Direct with respect to the shares of Griffon common stock it acquired in connection with the Investment Agreement.

          A copy of the Investment Agreement is included as an exhibit to the Current Report on Form 8-K filed with the SEC on August 13, 2008, which is available from the SEC at its website at www.sec.gov.

          We engaged various affiliates of GS Direct to perform services for us in fiscal year 2010. These services included: acting as placement agent for the sale by us of $100 million principal amount of 4% Convertible Notes due 2017 in December 2009; providing financial advice to us in connection with the acquisition of Ames True Temper, Inc. in September 2010; acting as co-lead arranger, co-bookrunner and co-syndication agent in connection with a $375 million senior secured term loan facility that closed in September 2010; and acting as dealer manager with respect to the tender offers by us for two prior issuances of Ames True Temper, Inc. bonds, which closed in September 2010. Aggregate fees and expenses paid to affiliates of GS in 2010 for these services were approximately $14.1 million. Our Board, or the Audit Committee of our Board, approved each of the engagements described above.

FINANCIAL STATEMENTS

          A copy of our Annual Report to Stockholders, including financial statements, for the fiscal year ended September 30, 2010 has been made available to all stockholders as of the Record Date. Stockholders are referred to the report for financial and other information about us, but such report is not incorporated in this proxy statement and is not a part of the proxy soliciting material.

MISCELLANEOUS INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

          Section 16(a) of the Exchange Act, as amended, requires our executive officers, directors and persons who own more than ten percent of a registered class of our equity securities (“Reporting Persons”) to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission and the New York Stock Exchange.

These Reporting Persons are required by SEC regulation to furnish us with copies of all Forms 3, 4 and 5 they file with the SEC and The New York Stock Exchange. Based solely upon our review of the copies of the forms we have received and representations that no other reports were required, we believe that all Reporting Persons complied on a timely basis with all filing requirements applicable to them with respect to transactions during fiscal year 2010.

Matters to be Considered at the Meeting

          The Board of Directors does not intend to present to the meeting any matters not referred to in the form of proxy. If any proposal not set forth in this Proxy Statement should be presented for action at the meeting, and is a matter which should come before the meeting, it is intended that the shares represented by proxies will be voted with respect to such matters in accordance with the judgment of the persons voting them.

Cost of Solicitation

          The cost of soliciting proxies in the accompanying form, which we estimate to be $70,000, will be paid by us. In addition to solicitations by mail, arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send proxy materials to their principals, and we may reimburse them for their expenses in so doing. To the extent necessary in order to assure sufficient representation, our officers and regular employees may request the return of proxies personally, by telephone or telegram. The extent to which this will be necessary depends entirely upon how promptly proxies are received, and stockholders are urged to submit their proxies without delay.

Deadline for Submission of Stockholder Proposals for the 2012 Annual Meeting

          Proposals of stockholders intended to be presented at the 2012 Annual Meeting of Stockholders pursuant to SEC Rule 14a-8 must be received at our principal office not later than August 17, 2011 to be included in the proxy statement for that meeting.

          In addition, our by-laws require that we be given advance notice of stockholder nominations for election to the Board of Directors and of other matters which stockholders wish to present for action at an annual meeting of stockholders. The required notice must be delivered to the Secretary of the Company at our principal offices not less than 90 days and not more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders. These requirements are separate from and in addition to the SEC requirements that a stockholder must meet in order to have a stockholder proposal included in our proxy statement.

          Pursuant to our by-laws, if notice of any stockholder proposal is received after November 5, 2011, then the notice will be considered untimely and we are not required to present such proposal at the 2012 Annual Meeting. If the Board of Directors chooses to present a proposal submitted after November 5, 2011 at the 2012 Annual Meeting, then the persons named in proxies solicited by the Board of Directors for the 2012 Annual Meeting may exercise discretionary voting power with respect to such proposal.

          We will provide without charge to any stockholder as of the record date copies of our Annual Report on Form 10-K, Corporate Governance Guidelines, Code of Ethics, Code of Business Ethics and charters of any committee of the Board of Directors upon written request delivered to Seth L. Kaplan, Secretary, at our offices at 712 Fifth Avenue, 18th Floor, New York, New York 10019. These materials may also be found on our website at www.griffoncorp.com.

By Order of the Board of Directors,

Seth L. Kaplan
Senior Vice President, General Counsel
and Secretary

Dated: December 15, 2010
New York, New York

EXHIBIT A

GRIFFON CORPORATION

2011 EQUITY INCENTIVE PLAN

1.          Purpose. The purpose of the Griffon Corporation 2011 Equity Incentive Plan (the “Plan”) is to attract, motivate and retain selected employees, consultants and non-employee directors for the Company and its subsidiaries, to provide such persons with incentives and rewards for superior performance and to better align the interests of such persons with the interests of the Company’s stockholders.

2.          Definitions. As used in this Plan, the following terms shall be defined as set forth below:

             2.1.          “Award” means any Performance Shares, Performance Units, Options, Stock Appreciation Rights, Restricted Shares, Deferred Shares or Other Stock-Based Awards granted under the Plan.

             2.2.          “Award Agreement” means an agreement, certificate, resolution or other form of writing or other evidence approved by the Committee that sets forth the terms and conditions of an Award. An Award Agreement may be in an electronic medium, or may be limited to a notation on the Company’s books or records, but shall be signed by a representative of the Company and the Participant unless otherwise approved by the Committee.

             2.3.          “Base Price” means the price used as the basis for determining the Spread upon the exercise of Stock Appreciation Right.

             2.4.          “Board” means the Board of Directors of the Company.

             2.5.          “Cause” means, (a) if the applicable Participant is party to an effective employment, consulting, severance or similar agreement with the Company or any of its Subsidiaries, the meaning of such term as defined therein; (b) if the applicable Participant is not a party to an effective employment, consulting, severance or similar agreement or if no definition of “Cause” is set forth in the applicable employment, consulting, severance or similar agreement, “Cause” shall have the same meaning as such term is defined in the applicable Award Agreement; and (c) if the applicable Participant is not a party to any effective employment, consulting, severance or similar agreement or no definition of “Cause” is set forth in the applicable employment, consulting, severance or similar agreement, and no definition of “Cause” is set forth in the applicable Award Agreement, “Cause” shall mean (i) engaging in (A) willful or gross misconduct or (B) willful or gross neglect; (ii) failing to adhere to the directions of superiors or the Board or the written policies and practices of the Company or its Subsidiaries or affiliates; (iii) the commission of a felony or a crime involving any of the following: moral turpitude, dishonesty, breach of trust or unethical business conduct; or the commission of any crime involving the Company or its Subsidiaries or affiliates; (iv) fraud, misappropriation or embezzlement; (v) a material breach of the Participant’s employment agreement (if any) with the Company or its Subsidiaries or affiliates; (vi) acts or omissions constituting a material failure to perform substantially and adequately the duties assigned to the Participant; (vii) any illegal act detrimental to the Company or its Subsidiaries or affiliates; or (viii) repeated failure to devote substantially all of the Participant’s business time and efforts to the Company if required by the Participant’s employment agreement.

2.6. “Change in Control” means, after the Effective Date:

                (i)          the acquisition, directly or indirectly, by a “person” (within the meaning of Section 13(d)(3) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 20% of the combined voting power of the voting securities of the Company entitled to vote generally in the election of directors (the “Voting Securities”); provided, however, that the following acquisitions shall not constitute a Change in Control: (a) any acquisition by or from the Company or any Subsidiary, or by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary, (b) any acquisition by an individual who as of the Effective Date is a member of the Board, (c) any acquisition by any underwriter in any firm commitment underwriting of securities to be issued by the Company, or (d) any acquisition by any corporation (or other entity) if, immediately following such acquisition, 65% or more of the then outstanding shares of common stock (or other equity unit) of such corporation (or other entity) and the combined voting power of the then outstanding voting securities of such corporation (or other entity), are beneficially owned, directly or indirectly, by all or substantially all of the individuals or entities who, immediately prior to such acquisition, were the beneficial owners of the then outstanding Shares and the Voting Securities in substantially the same proportions, respectively, as their ownership immediately prior to the acquisition of the Stock and Voting Securities; or

                (ii)          the consummation of the sale or other disposition of all or substantially all of the assets of the Company, other than to a wholly-owned Subsidiary or to a holding company of which the Company is a direct or indirect wholly owned subsidiary prior to such transaction; or

                (iii)        the consummation of a reorganization, merger or consolidation of the Company, other than a reorganization, merger or consolidation, which would result in the Voting Securities outstanding immediately prior to the transaction continuing to represent (whether by remaining outstanding or by being converted to voting securities of the surviving entity) 65% or more of the Voting Securities or the voting power of the voting securities of such surviving entity outstanding immediately after such transaction; or

(iv) the consummation of a plan of complete liquidation or substantial dissolution of the Company; or

                (v)          the following individuals cease for any reason to constitute a majority of the Board: individuals who, as of the Effective Date, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including, but not limited to, a consent solicitation relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved and recommended by a vote of at least two-thirds of the directors then still in office who either were directors on the Effective Date or whose appointment, election or nomination for election was previously so approved or recommended; or

                (vi)          the sale, transfer, assignment, distribution or other disposition by the Company and/or one of its Subsidiaries, in one transaction, or in a series of related transactions within any period of 18 consecutive calendar months (including, without limitation, by means of the sale, transfer, assignment, distribution or other disposition of the capital stock of any Subsidiary or Subsidiaries), of assets which account for an aggregate of 50% or more of the consolidated revenues of the Company and its Subsidiaries, as determined in accordance with U.S. generally accepted accounting principles, for the fiscal year most recently ended prior to the date of such transaction (or, in the case of a series of transactions as described above, the first such transaction); provided, however, that no such transaction shall be taken into account if substantially all the proceeds thereof (whether in cash or in kind) are used after such transaction in the ongoing conduct by the Company and/or its Subsidiaries of the business conducted by the Company and/or its Subsidiaries prior to such transaction; or

                (vii)         notwithstanding Sections 2.6(i) through 2.6(vi) above, in the case of a distribution under the Plan of an amount which is subject to Section 409A of the Code, an event which constitutes a “change in control event” as defined under Section 409A of the Code.

           2.7.          “Code” means the Internal Revenue Code of 1986, as amended from time to time and the regulations and other guidance issued thereunder.

           2.8.          “Committee” means the Compensation Committee of the Board. The Committee shall have at least two members, each of whom shall be a “non-employee director” as defined in Rule 16b-3 under the Exchange Act and an “outside director” as defined in Section 162(m) of the Code and the regulations thereunder, and, if applicable meet the independence requirements of the applicable stock exchange, quotation system or other self-regulatory organization on which the Shares are traded.

           2.9.          “Company” means Griffon Corporation, a Delaware corporation, or any successor corporation.

           2.10.        “Consultant” means an individual who renders services to the Company or a Subsidiary as a consultant, advisor or independent contractor.

           2.11.        “Deferral Period” means the period of time during which Deferred Shares are subject to deferral limitations under Section 9.

           2.12.        “Deferred Shares” means an Award pursuant to Section 9 of the right to receive Shares at the end of a specified Deferral Period.

           2.13.        “Effective Date” has the meaning provided in Section 22.

           2.14.        “Employee” means any person, including an officer, employed by the Company or a Subsidiary.

          2.15.          “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

          2.16.          “Fair Market Value” means, on any given date, unless otherwise determined by the Committee, the closing sale prices reported as having occurred on the New York Stock Exchange (or other principal exchange or market on which the Shares are traded or listed) on such date, or, if no sale was made on such date on such principal exchange or market, on the last preceding day on which the Shares were traded or listed.

          2.17.          “Grant Date” means the date specified by the Committee on which a grant of an Award shall become effective, which shall not be earlier than the date on which the Committee takes action with respect thereto.

          2.18.          “Incentive Stock Option” means any Option which meets the requirements of Section 422 of the Code and which is designated as an Incentive Stock Option by the Committee in the Award Agreement, and if the Committee does not designate an Option as an Incentive Stock Option in the Award Agreement, it shall not be treated as an incentive stock option hereunder.

          2.19.          “Non-employee Director” means a member of the Board who is not an Employee.

          2.20.          “Nonqualified Stock Option” means an Option that is not intended to qualify as an Incentive Stock Option.

          2.21.          “Option” means any option to purchase Shares granted under Section 6.

          2.22.          “Optionee” means the person so designated in an agreement evidencing an outstanding Option.

          2.23.          “Option Price” means the purchase price per share payable upon the exercise of an Option.

          2.24.          “Other Stock-Based Award” means an Award granted pursuant to Section 9A.

          2.25.          “Participant” means an Employee, Non-employee Director or Consultant who is selected by the Committee to receive an Award, provided that only Employees may receive grants of Incentive Stock Options.

          2.26.          “Performance Objectives” means the performance objectives established in the sole discretion of the Committee for Participants who are eligible to receive Awards under the Plan. Performance Objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or the Subsidiary, division, department or function within the Company or Subsidiary in which the Participant is employed. Performance Objectives may be measured on an absolute or relative basis. Relative performance may be measured by a group of peer companies or by a financial market index. Any Performance Objectives applicable to a Qualified Performance-Based Award shall be limited to: specified levels of or increases in the Company’s, a division’s or a Subsidiary’s return on capital, equity or assets; earnings measures/ratios (on a gross, net, pre-tax or post-tax basis), including basic earnings per share, diluted earnings per share, total earnings, operating earnings, earnings growth, earnings before interest and taxes and earnings before interest, taxes, depreciation and amortization; net economic profit (which is operating earnings minus a charge to capital); net income; operating income; sales; sales growth; gross margin; direct margin; Share price (including but not limited to growth measures and total stockholder return); operating profit; per period or cumulative cash flow (including but not limited to operating cash flow and free cash flow) or cash flow return on investment (which equals net cash flow divided by total capital); inventory turns; financial return ratios; market share; balance sheet measurements such as receivable turnover; improvement in or attainment of expense levels; improvement in or attainment of working capital levels; debt reduction; strategic innovation; customer or employee satisfaction; the consummation of one or more acquisitions of a certain size as measured by one or more of the financial criteria listed above in this Section 2.26; individual objectives; and any combination of the foregoing. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Performance Objectives unsuitable, the Committee may modify such Performance Objectives or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable.

          2.27.          “Performance Period” means a period of time established under Section 5 within which the Performance Objectives relating to Awards are to be achieved.

          2.28.          “Performance Share” means a bookkeeping entry that records the equivalent of one Share awarded pursuant to Section 5.

          2.29.          “Performance Unit” means a bookkeeping entry that records a unit equivalent to $1.00 awarded pursuant to Section 5.

          2.30.          “Qualified Performance-Based Award” means an Award or portion of an Award that is intended to satisfy the requirements for “qualified performance-based compensation” under Code Section 162(m). The Committee shall designate any Qualified Performance-Based Award as such at the time of grant.

          2.31.          “Restricted Shares” mean Shares granted under Section 8 subject to a substantial risk of forfeiture.

          2.32.          “Shares” means shares of the Common Stock of the Company, $.25 par value, or any security into which Shares may be converted by reason of any transaction or event of the type referred to in Section 14.

          2.33.          “Spread” means, in the case of a Stock Appreciation Right, the amount by which the Fair Market Value on the date when any such right is exercised exceeds the Base Price specified in such right.

          2.34.          “Stock Appreciation Right” means a right granted under Section 7.

          2.35.          “Subsidiary” means a corporation or other entity in which the Company owns or controls directly or indirectly at least 50 percent of the total combined voting power represented by all classes of stock issued by such corporation, or in the case of a noncorporate entity, at least 50% of the profits or capital interests in such entity, at the time of such grant.

3.           Shares Available Under the Plan.

              3.1.          Reserved Shares. Subject to adjustment as provided in Section 14, the maximum number of Shares that may be (a) issued upon the exercise or settlement of Options or Stock Appreciation Rights, (b) issued as Restricted Shares and released from substantial risk of forfeiture, (c) issued in payment of Deferred Shares or Performance Shares, or (d) issued in connection with Other Stock-Based Awards, shall not in the aggregate exceed 3,000,000 Shares plus any shares underlying awards outstanding as of the Effective Date under the Griffon Corporation 2006 Equity Incentive Plan that are subsequently cancelled or forfeited. Such Shares may be Shares of original issuance, Shares held in Treasury, or Shares that have been reacquired by the Company. In addition:

                   (i)          To the extent any Shares covered by an Award are not issued to a Participant (or, if applicable, his heir, legatee or permitted transferee) because the Award is forfeited or canceled, such Shares shall not be deemed to have been issued for purposes of determining the maximum number of Shares available for issuance under the Plan.

                   (ii)          Shares issued under the Plan in settlement, assumption or substitution of outstanding awards (or obligations to grant future awards) under the plans or arrangements of another entity shall not reduce the maximum number of Shares available for issuance under the Plan, to the extent that such settlement, assumption or substitution is a result of the Company acquiring another entity (or an interest in another entity).

              3.2.            ISO Maximum. In no event shall the number of Shares issued upon the exercise of Incentive Stock Options exceed 600,000 Shares, subject to adjustment as provided in Section 14.

              3.3.            Maximum Annual Award. No Participant may receive Awards (including performance-based Awards) in the aggregate in any one fiscal year, subject to adjustment as provided in Section 14, representing more than: (i) 2,000,000 Shares underlying Options; and (ii) 1,000,000 Shares underlying Performance Shares, Performance Units, Stock Appreciation Rights, Restricted Shares, Deferred Shares and Other Stock-Based Awards. Notwithstanding the above, the maximum number of shares that may be granted to a Participant in any one Performance Period underlying Performance Shares and Performance Units that are intended to be Qualified Performance-Based Awards is 1,000,000 Shares, subject to adjustment as provided in Section 14.

4.           Plan Administration.

              4.1.          Committee Administration. This Plan shall be administered by the Committee. The interpretation and construction by the Committee of any provision of this Plan or of any Award Agreement and any determination by the Committee pursuant to any provision of this Plan or any such agreement, notification or document, shall be final and conclusive. No member of the Committee shall be liable to any person for any such action taken or determination made, other than one made in bad faith.

             4.2.          Committee Powers. The Committee shall have full authority to interpret the Plan; to establish and amend rules and regulations relating to the Plan; to select the Participants and determine the type of Awards to be made to Participants, the number of shares subject to Awards and the terms, conditions, restrictions and limitations of Awards; and to make all other determinations as are necessary or advisable for the administration of the Plan.

             4.3.          Committee Delegation. The Committee may delegate to one or more officers of the Company the authority to grant Awards to Participants who are not subject to the requirements of Section 16 of the Exchange Act or Section 162(m) of the Code and the rules and regulations thereunder, provided that the Committee shall have fixed the total number of Shares subject to such grants. Any such delegation shall be subject to the limitations of Section 157(c) of the Delaware General Corporation Law. The Committee may revoke any such allocation or delegation at any time for any reason with or without prior notice.

5.          Performance Shares and Performance Units. The Committee may authorize grants of Performance Shares and Performance Units, which shall vest and become payable to the Participant upon the achievement of specified Performance Objectives during a specified Performance Period, upon such terms and conditions as the Committee may determine in accordance with the following provisions:

             5.1.          Terms and Conditions of Performance Share/Performance Unit Awards. Each grant shall specify the number of Performance Shares or Performance Units to which it pertains. The Performance Period with respect to each Performance Share or Performance Unit shall commence on the Grant Date and may be subject to earlier termination in the event of a Change in Control or other similar transaction or event. Each grant shall specify the Performance Objectives that are to be achieved by the Participant. Each grant may specify in respect of the specified Performance Objectives a minimum acceptable level of achievement below which no payment shall be made and may set forth a formula for determining the amount of any payment to be made if performance is at or above such minimum acceptable level but falls short of the maximum achievement of the specified Performance Objectives.

             5.2.          Payment of Performance Shares and Units. Each grant shall specify the time and manner of payment of Performance Shares or Performance Units that shall have been earned, and shall be paid by the Company in Shares.

             5.3.          Maximum Payment. Subject to Section 3.4 of the Plan, any grant of Performance Shares may specify that the number of Shares payable with respect thereto may not exceed a maximum number of Shares specified by the Committee on the Grant Date.

             5.4.          Adjustment of Performance Objectives. The Committee may adjust Performance Objectives and the related minimum acceptable level of achievement if, in the sole judgment of the Committee, events or transactions have occurred after the Grant Date that are unrelated to the performance of the Participant and result in distortion of the Performance Objectives or the related minimum acceptable level of achievement.

              5.5.          Qualified Performance-Based Awards. In the case of a Qualified Performance-Based Award the following provisions shall apply in addition to, and where necessary, in lieu of other provisions of the Plan, including the provisions of Sections 5.1 through 5.4:

               (i)          Only Employees who are “Covered Employees” within the meaning of Section 162(m) of the Code shall be eligible to receive Qualified Performance-Based Awards. The Committee shall designate in its sole discretion which Covered Employees shall be Participants for a Performance Period within the earlier of the (a) first 90 days of a Performance Period and (b) the lapse of 25% of the Performance Period.

               (ii)          The Committee shall establish in writing within the earlier of the (a) first 90 days of a Performance Period and (b) the lapse of 25% of the Performance Period, and in any event, while the outcome is substantially uncertain, (x) Performance Objectives for the Performance Period, and (y) in respect of such Performance Objectives, a minimum acceptable level of achievement below which no Award shall be made, and an objective formula or other method for determining the Award to be made if performance is at or above such minimum acceptable level but falls short of the maximum achievement of the specified Performance Objectives.

               (iii)         Following the completion of a Performance Period, the Committee shall review and certify in writing whether, and to what extent, the Performance Objectives for the Performance Period have been achieved and, if so, calculate and certify in writing the amount of the Qualified Performance-Based Awards earned for the period based upon the Performance Objectives and the related formulas or methods as determined pursuant to Section 5.5(ii). The Committee shall then determine the actual number of Shares issuable under each Participant’s Award for the Performance Period, and, in doing so, may reduce or eliminate the amount of the Award, as permitted in the Award Agreement. In no event shall the Committee have the authority to increase Award amounts to any Covered Employee.

(iv) Subject to Section 20.2, Awards granted for a Performance Period shall be made to Participants within a reasonable time after completion of the certification described in Section 5.5(iii).

              5.6.          Other Awards. Any grant of an Award under Sections 6, 7, 8, 9 or 9A and/or the vesting or exercise thereof, may be further conditioned upon the attainment of Performance Objectives established by the Committee in accordance with the applicable provisions of this Section 5 regarding Performance Shares and Performance Units.

6.          Options. The Committee may from time to time authorize grants of Options to Participants upon such terms and conditions as the Committee may determine in accordance with the following provisions:

             6.1.          Number of Shares. Each grant shall specify the number of Shares to which it pertains.

             6.2.          Option Price. Each grant shall specify an Option Price per Share, which shall be equal to or greater than the Fair Market Value per Share on the Grant Date; provided that in the case of any Incentive Stock Option granted to a person who on any given date owns, either directly or indirectly (taking into account the attribution rules contained in Section 424(d) of the Code), stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or any Subsidiary, the Option Price shall not be less than 110% of the Fair Market Value of a Share on the date of grant.

             6.3.          Consideration. Each grant shall specify the form of consideration to be paid in satisfaction of the Option Price and the manner of payment of such consideration, which may include (i) cash in the form of currency or check or other cash equivalent, in each such case as is acceptable to the Company, (ii) subject to approval by the Committee, nonforfeitable, unrestricted Shares owned by the Optionee, or shares underlying the Option being exercised, (iii) any other legal consideration that the Committee may deem appropriate on such basis as the Committee may determine in accordance with this Plan, or (iv) any combination of the foregoing.

             6.4.          Broker Assisted Exercise. To the extent such program is permitted by the Company and permitted by applicable law, rule or regulations, the Option Price may be satisfied from the proceeds of a sale through a bank or broker on the date of exercise of some or all of the Shares to which the exercise relates pursuant to a broker assisted exercise program provided by such bank or broker.

             6.5.          Exercise Period. No Option granted may be exercised more than ten years after the Grant Date; provided that in the case of any Incentive Stock Option granted to a person who on any given date owns, either directly or indirectly (taking into account the attribution rules contained in Section 424(d) of the Code), stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or any Subsidiary, such Option may not be exercised more than five years after the Grant Date.

             6.6.          Disqualifying Dispositions of ISOs. Each Participant awarded an Incentive Stock Option under the Plan shall notify the Company in writing immediately after the date he or she makes a disqualifying disposition (as defined in Section 421(b) of the Code) of any Shares acquired pursuant to the exercise of such Incentive Stock Option. The Company may, if determined by the Committee and in accordance with procedures established by it, retain possession of any Shares acquired pursuant to the exercise of an Incentive Stock Option as agent for the applicable Participant until the end of the period described in the preceding sentence, subject to complying with any instructions from such Participant as to the sale of such Shares.

7.          Stock Appreciation Rights. The Committee may also authorize grants to Participants of Stock Appreciation Rights. A Stock Appreciation Right is the right of the Participant to receive from the Company an amount, which, shall be determined by the Committee and shall be expressed as a percentage (not exceeding 100 percent) of the Spread at the time of the exercise of such right. Any grant of Stock Appreciation Rights shall be upon such terms and conditions as the Committee may determine in accordance with the following provisions:

             7.1.          Payment in Shares. Any amount payable upon the exercise of a Stock Appreciation Right shall be paid by the Company in Shares. Any grant may specify that the number of Shares payable upon the exercise of a Stock Appreciation Right shall not exceed a maximum number of Shares specified by the Committee on the Grant Date.

             7.2.          Exercise Period. Any grant may specify (a) a waiting period or periods before Stock Appreciation Rights shall become exercisable and (b) permissible dates or periods on or during which Stock Appreciation Rights shall be exercisable; provided that no Stock Appreciation Right granted may be exercised more than ten years after the Grant Date. A grant may specify that a Stock Appreciation Right may be exercised only in the event of a Change in Control or other similar transaction or event.

             7.3.          Base Price. Each grant shall specify in respect of each Stock Appreciation Right a Base Price per Share, which shall be equal to or greater than the Fair Market Value of such Share on the Grant Date.

             7.4.          Deemed Exercise. The Committee may provide that a Stock Appreciation Right shall be deemed to be exercised at the close of business on the scheduled expiration date of such Stock Appreciation Right if at such time the Stock Appreciation Right by its terms remains exercisable and, if so exercised, would result in a payment of Shares to the holder of such Stock Appreciation Right.

8.          Restricted Shares. The Committee may also authorize grants to Participants of Restricted Shares upon such terms and conditions as the Committee may determine in accordance with the following provisions:

             8.1.          Transfer of Shares. Each grant shall constitute an immediate transfer of the ownership of Shares to the Participant in consideration of the performance of services, subject to the substantial risk of forfeiture and restrictions on transfer referred to in Section 10. Each grant may be made without additional consideration from the Participant or in consideration of a payment by the Participant that is less than the Fair Market Value of such Shares on the Grant Date.

             8.2.          Dividends. Unless otherwise provided by the Committee in an Award Agreement, all dividends or other distributions paid on the Restricted Shares during the period of such restrictions shall be subject to the same restrictions as the underlying Award.

9.          Deferred Shares. The Committee may authorize grants of Deferred Shares to Participants upon such terms and conditions as the Committee may determine in accordance with the following provisions:

             9.1.          Deferred Transfer of Shares. Each grant shall constitute the agreement by the Company to issue or transfer Shares to the Participant in the future in consideration of the performance of services, subject to the fulfillment during the Deferral Period of such conditions as the Committee may specify.

             9.2.          Consideration. Each grant may be made without additional consideration from the Participant or in consideration of a payment by the Participant that is less than the Fair Market Value of such Shares on the Grant Date.

9A.          Other Stock-Based Awards. The Committee may authorize grants to Participants of Awards, other than those described in Sections 5 through 9, that are based on, related to, or are in some form of, Shares (“Other Stock-Based Awards”). Such Other Stock-Based Awards shall be in such form and have such conditions as the Committee shall determine from time to time, including, without limitation, to whom such Other Stock-Based Awards shall be made, the number of Shares to be awarded thereunder (or underlying such Award), and whether such Other Stock-Based Awards shall be settled in cash, Shares or a combination of cash and Shares.

10.          Vesting.

               10.1.          In General. Each grant of Options and Stock Appreciation Rights shall specify the period of continuous employment by the Company or any Subsidiary, or service to the Company or any Subsidiary (and in the case of a Non-employee Director, service on the Board), of the Participant that is necessary before such Options or Stock Appreciation Rights, or installments thereof, shall become exercisable. Each grant of Restricted Shares shall specify the period during which such Restricted Shares shall be subject to a “substantial risk of forfeiture” within the meaning of Code Section 83, and each grant of Deferred Shares shall specify the Deferral Period to which such Deferred Shares shall be subject. Each grant of such Award may provide for the earlier exercise of rights, termination of a risk of forfeiture or termination of a Deferral Period in the event of a Change in Control or similar transaction or event.

               10.2.          Restrictions on Transfer of Restricted Shares. Each grant of Restricted Shares shall provide that, during the period for which a substantial risk of forfeiture is to continue, the transferability of the Restricted Shares shall be prohibited or restricted in the manner and to the extent prescribed by the Committee on the Grant Date. Such restrictions may include, without limitation, rights of repurchase or first refusal in the Company or provisions subjecting the Restricted Shares to a continuing substantial risk of forfeiture in the hands of any transferee.

11.          Dividends and Other Ownership Rights.

               11.1.          Restricted Shares. Except as otherwise determined by the Committee, an Award of Restricted Shares shall entitle the Participant to voting and other ownership rights during the period for which a substantial risk of forfeiture is to continue. Notwithstanding the foregoing, except as otherwise determined by the Committee at or after the time of grant of an Award, any dividends or other distributions paid on the Restricted Shares during the period of such restrictions shall be subject to the same restrictions as the underlying Award.

               11.2.          Deferred Shares. Unless otherwise determined by the Committee, during the Deferral Period, the Participant shall not have any right to transfer any rights under an Award of Deferred Shares, shall not have any rights of ownership in the Deferred Shares and shall not have any right to vote such Shares.

12.          Transferability.

               12.1.          Transfer Restrictions. Except as provided in Section 12.2, no Award granted shall be transferable by a Participant other than by will or the laws of descent and distribution, and Options and Stock Appreciation Rights shall be exercisable during a Participant’s lifetime only by the Participant or, in the event of the Participant’s legal incapacity, by his or her guardian or legal representative acting in a fiduciary capacity on behalf of the Participant under state law. Any attempt to transfer an Award in violation of this Plan shall render such Award null and void.

               12.2.          Limited Transfer Rights. The Committee may expressly provide in an Award Agreement (or an amendment to an Award Agreement) that a Participant may transfer such Award (other than an Incentive Stock Option), in whole or in part, to a spouse or lineal descendant (a “Family Member”), a trust for the exclusive benefit of Family Members, a partnership or other entity in which all the beneficial owners are Family Members, or any other entity affiliated with the Participant that may be approved by the Committee. Subsequent transfers of Awards shall be prohibited except in accordance with this Section 12.2. All terms and conditions of the Award, including without limitation provisions relating to termination of the Participant’s employment or service with the Company or a Subsidiary, shall continue to apply following a transfer made in accordance with this Section 12.2. In order for a transfer to be effective, a Participant must agree in writing prior to the transfer on a form provided by the Company to pay any and all payroll and withholding taxes due upon exercise of the transferred Option. In addition, prior to the exercise of a transferred Option by a transferee, arrangements must be made by the Participant with the Company for the payment of all payroll and withholding taxes. Finally, the Company shall be under no obligation to provide a transferee with any notice regarding the transferred Awards held by the transferee upon forfeiture or any other circumstance.

               12.3.          Restrictions on Transfer. Any Award granted may provide that all or any part of the Shares that are (a) to be issued or transferred by the Company upon the exercise of Options or Stock Appreciation Rights, upon termination of the Deferral Period applicable to Deferred Shares or upon payment under any grant of Performance Shares or Performance Units, or (b) no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in Section 10, shall be subject to further restrictions upon transfer, including restrictions relating to any minimum Share ownership requirements imposed by the Company with respect to a Participant.

13.          Award Agreement. Each grant under the Plan shall be evidenced by an Award Agreement, which shall describe the subject Award, state that the Award is subject to all of the terms and conditions of this Plan and contain such other terms and provisions as the Committee may determine consistent with this Plan.

14.          Adjustments. The Committee shall make or provide for appropriate adjustments in the (a) number of Shares covered by outstanding Options, Stock Appreciation Rights, Deferred Shares, Restricted Shares, Performance Shares and Other Stock-Based Awards granted hereunder, (b) prices per Share applicable to such Options and Stock Appreciation Rights, and (c) kind of Shares covered thereby (including Shares of another issuer), as the Committee in its sole discretion may in good faith determine to be equitably required in order to prevent dilution or enlargement of the rights of Participants that otherwise would result from (x) any stock dividend, stock split, combination or exchange of Shares, recapitalization or other change in the capital structure of the Company, (y) any merger, consolidation, spin-off, spin-out, split-off, split-up, reorganization, partial or complete liquidation or other distribution of assets (other than a normal cash dividend), issuance of rights or warrants to purchase securities, or (z) any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event, the Committee may provide in substitution for any or all outstanding Awards such alternative consideration as it may in good faith determine to be equitable under the circumstances and may require in connection therewith the surrender of all Awards so replaced. The Committee may also make or provide for such adjustments in each of the limitations specified in Section 3 as the Committee in its sole discretion may in good faith determine to be appropriate in order to reflect any transaction or event described in this Section 14. The Company shall give each Participant notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes.

15.          Fractional Shares. The Company shall not be required to issue any fractional Shares pursuant to this Plan. The Committee may provide for the elimination of fractions or for the settlement thereof in cash.

16.          Withholding Taxes. The Company shall be entitled to deduct from any payment under the Plan, regardless of the form of such payment, the amount of all applicable income and employment taxes required by law to be withheld with respect to such payment or may require the Participant to pay to it such tax prior to and as a condition of the making of such payment. In accordance with any applicable administrative guidelines it establishes, the Committee may allow a Participant to pay the amount of taxes required by law to be withheld from an Award by withholding from any payment of Shares due as a result of such Award, or by permitting the Participant to deliver to the Company Shares having a Fair Market Value, as determined by the Committee, equal to the minimum amount of such required withholding taxes.

17.          Certain Terminations of Employment, Hardship and Approved Leaves of Absence. In the event of termination of employment by reason of death, disability, normal retirement, early retirement with the consent of the Committee, other termination of employment or a leave of absence that is approved by the Committee, or in the event of hardship or other special circumstances that are approved by the Committee, of a Participant who holds an Option or Stock Appreciation Right that is not immediately and fully exercisable, any Restricted Shares as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, any Deferred Shares as to which the Deferral Period is not complete, any Performance Shares or Performance Units that have not been fully earned, any Shares that are subject to any transfer restriction pursuant to Section 12.3, or any Other Stock-Based-Award that is subject to any similar limitations or restrictions, the Committee may, in its sole discretion, take any action that it deems to be equitable under the circumstances or in the best interests of the Company, including without limitation waiving or modifying any limitation or requirement with respect to any Award and providing for post-termination exercise periods with respect to any Option or Stock Appreciation Right; provided that in the case of any Award subject to Section 409A of the Code, the Committee shall not take any action pursuant to this Section 17 unless such action is permissible under Section 409A of the Code and the regulations thereunder.

18.          Termination for Cause. A Participant who is terminated for Cause shall, unless otherwise determined by the Committee, immediately forfeit, effective as of the date the Participant engages in such conduct, all unexercised, unearned, and/or unpaid Awards, including, but not by way of limitation, Awards earned but not yet paid or exercised, all unpaid dividends and all interest, if any, accrued on the foregoing.

19.          Foreign Participants. In order to facilitate the making of any grant or combination of grants under this Plan, the Committee may provide for such special terms for Awards to Participants who are foreign nationals, or who are employed by or perform services for the Company or any Subsidiary outside of the United States of America, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to, or amendments, restatements or alternative versions of, this Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of this Plan as in effect for any other purpose, provided that no such supplements, amendments, restatements or alternative versions shall include any provisions that are inconsistent with the terms of this Plan, as then in effect, unless this Plan could have been amended to eliminate such inconsistency without further approval by the stockholders of the Company.

20.          Amendments and Other Matters.

               20.1.          Plan Amendments. This Plan may be amended from time to time by the Board, but no such amendment shall: (a) increase any of the limitations specified in Section 3, other than to reflect an adjustment made in accordance with Section 14, (b) change the class of persons eligible to receive grants of Awards or the types of Awards available under the Plan, or (c) increase the benefits to Participants under the Plan, in any such case without the further approval of the stockholders of the Company. The Board shall also condition any amendment on the approval of the stockholders of the Company if such approval is necessary with respect to the applicable listing or other requirements of a national securities exchange or other applicable laws, policies or regulations, and the Board may condition any amendment on the approval of the stockholders of the Company if such approval is deemed advisable to comply with such requirements.

               20.2.          Award Deferrals. An Award Agreement may provide that payment of any Award, dividend, or any portion thereof, may be deferred by a Participant until such time as the Committee may establish, provided that no Award of any Option or a Stock Appreciation Right shall be permitted to be deferred and further provided that such deferral is made in accordance with the requirements of Section 409A of the Code. All such deferrals shall be accomplished by the delivery of a written, irrevocable election by the Participant prior to the time established by the Committee in accordance with the requirements of Section 409A of the Code for such purpose, on a form provided by the Company. Deferred Awards may also be credited with interest, at such rates to be determined by the Committee.

               20.3.          Conditional Awards. To the extent permitted under Section 409A of the Code, the Committee may condition the grant of any Award or combination of Awards on the surrender or deferral by the Participant of his or her right to receive a cash bonus or other compensation otherwise payable by the Company or any Subsidiary to the Participant.

               20.4.          Repricing Prohibited. No Award may be repriced, replaced, regranted through cancellation, or modified, directly or indirectly, without the approval of the stockholders of the Company, provided that nothing herein shall prevent the Committee from taking any action provided for in Section 14.

               20.5.          Amendments to Awards. Subject to the requirements of Section 20.4, the Committee may at any time unilaterally amend any unexercised, unearned, or unpaid Award, including, but not by way of limitation, Awards earned but not yet paid, to the extent it deems appropriate (including for the purposes of compliance with local laws and regulations or to avoid costly government filings); provided, however, that except to the extent that the Committee determines that an amendment is necessary to avoid a penalty tax under Section 409A of the Code, any such amendment which, in the opinion of the Committee, is materially adverse to the Participant shall require the Participant’s consent.

               20.6.          No Employment Right. This Plan shall not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary and shall not interfere in any way with any right that the Company or any Subsidiary would otherwise have to terminate any Participant’s employment or other service at any time.

               20.7.          Compliance with Section 409A of the Code. Notwithstanding any other provision of the Plan to the contrary, (a) to the extent that any payment of or in connection with an Award constitutes a payment under a “non-qualified deferred compensation plan,” as defined in Section 409A of the Code, such payment shall be made in compliance with Section 409A of the Code and (b) any adjustment of Shares or prices per Share or substitution of Awards pursuant to Section 14 and any modification of Awards pursuant to Section 17 shall not cause the affected Award to violate the requirements of Section 409A of the Code.

21.          Change in Control. Except as otherwise provided at the time of grant in an Award Agreement relating to a particular Award and subject to the requirements of Section 14, if a Change in Control occurs, then:

               21.1.          If a Participant is terminated without Cause following such Change in Control, the Participant’s Restricted Shares, Deferred Shares, Performance Shares, Performance Units or Other Stock-Based Awards that were forfeitable shall, unless otherwise determined by the Committee prior to the occurrence of the Change in Control, become nonforfeitable and, to the extent applicable, shall be converted into Shares.

               21.2.          If a Participant is terminated without Cause following such Change in Control, the Participant’s unexercised Option or Stock Appreciation Right, whether or not exercisable on the date of such Change in Control, shall thereupon be fully exercisable and may be exercised, in whole or in part.

               21.3.          Notwithstanding Sections 21.1 and 21.2, in the event of a Change in Control, the Committee may in its discretion cancel any outstanding Awards and (a) pay to the holders thereof, in cash or stock, or any combination thereof, the value of such Awards based upon the price per share of Stock received or to be received by other stockholders of the Company in the event or (b) arrange for substitute awards to be granted to the holders thereof, denominated in the equity of the acquirer or an affiliate thereof, provided such substitute awards substantially preserve the value of the substituted Awards.

               21.4.          If a Change in Control occurs during the term of one or more Performance Periods for which the Committee has granted performance-based Awards pursuant to the provisions of Section 5, the term of each such Performance Period (hereinafter a “current Performance Period”) shall immediately terminate upon the occurrence of such Change in Control. Upon a Change in Control, for each current Performance Period and each completed Performance Period for which the Committee has not on or before such date made a determination as to whether and to what degree the Performance Objectives for such period have been attained (hereinafter a “completed Performance Period”), it shall be assumed that the Performance Objectives have been attained at a level of one hundred percent (100%) or the equivalent thereof. A Participant in one or more current Performance Periods shall be considered to have earned and, therefore, be entitled to receive, a prorated portion of the Award previously granted to him for each such current Performance Period. Such prorated portion shall be determined by multiplying the number of Performance Shares or Performance Units (or other performance-based Awards), as the case may be, granted to the Participant by a fraction, the numerator of which is the total number of days that have elapsed since the beginning of the current Performance Period, and the denominator of which is the total number of days in such current Performance Period. A Participant in one or more completed Performance Periods shall be considered to have earned and, therefore, be entitled to receive all the Performance Shares or Performance Units (or other performance-based Awards), as the case may be, previously granted to him during each such completed Performance Period.

                21.5.          Upon a Change in Control, any Awards deferred by a Participant under Section 20.2, but for which he or she has not received payment as of such date, shall be paid after the occurrence of the Change in Control but no later than the 90th day following such Change in Control.

                21.6.          Notwithstanding any provision of this Section 21, in the case of any Award subject to Section 409A of the Code, such Award shall vest and be distributed only in accordance with the terms of the applicable Award Agreement and the Committee shall only be permitted to use discretion to the extent that such discretion would be permitted under Section 409A of the Code.

22.          Effective Date. This Plan shall become effective on the date it is approved by the stockholders of the Company (the “Effective Date”). All Awards shall be governed in accordance with the terms and conditions of the Plan in effect on the date of their respective Award Agreements.

23.          Termination. This Plan shall terminate on the tenth anniversary of the earlier of the date on which the Plan was adopted or the Effective Date, and no Award shall be granted after such date.

24.          Savings Clause. This Plan is intended to comply in all aspects with applicable laws and regulations. In case any one or more of the provisions of this Plan shall be held invalid, illegal or unenforceable in any respect under applicable law and regulation, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and the invalid, illegal or unenforceable provision shall be deemed null and void; however, to the extent permissible by law, any provision which could be deemed null and void shall first be construed, interpreted or revised retroactively to permit this Plan to be construed in compliance with all applicable laws so as to foster the intent of the Plan.

25.          Arbitration of Disputes. Any and all disputes arising out of or relating to the Plan or any Award Agreement (or breach thereof) shall be resolved exclusively through binding arbitration in the State of New York in accordance with the rules of the American Arbitration Association then in effect.

26.          Regulatory Approvals and Listings. Notwithstanding anything contained in this Plan to the contrary, the Company shall have no obligation to issue or deliver certificates of Shares evidencing Awards or any other Award resulting in the payment of Shares prior to (i) the obtaining of any approval from any governmental agency which the Company shall, in its sole discretion, determine to be necessary or advisable, (ii) the admission of such Shares to listing on the stock exchange or market on which the Shares may be listed, and (iii) the completion of any registration or other qualification of said Shares under any state or federal law or ruling of any governmental body which the Company shall, in its sole discretion, determine to be necessary or advisable. The Committee may, from time to time, impose additional restrictions upon an Award, including but not limited to, restrictions regarding tax withholdings and restrictions regarding the Participant’s ability to exercise Awards under the Company’s broker-assisted stock option exercise program.

27.          No Right, Title, or Interest in Company Assets. No Participant shall have any rights as a stockholder of the Company as a result of participation in the Plan until the date of issuance of a stock certificate in his or her name, and, in the case of Restricted Shares, such rights are granted to the Participant under the Plan. To the extent any person acquires a right to receive payments from the Company under the Plan, such rights shall be no greater than the rights of an unsecured creditor of the Company and the Participant shall not have any rights in or against any specific assets of the Company. All of the Awards granted under the Plan shall be unfunded.

28.          No Guarantee of Tax Consequences. Notwithstanding any other provision of the Plan, no person connected with the Plan in any capacity, including, but not limited to, the Company and its directors, officers, agents and employees, makes any representation, commitment, or guarantee that any tax treatment, including, but not limited to, federal, state and local income, estate and gift tax treatment, shall be applicable with respect to the tax treatment of any Award, any amounts deferred under the Plan, or paid to or for the benefit of a Participant under the Plan, or that such tax treatment shall apply to or be available to a Participant on account of participation in the Plan, or that any of the foregoing amounts shall not be subject to the 20% penalty tax and interest under Section 409A of the Code.

29.          Governing Law. The validity, construction and effect of this Plan and any Award hereunder shall be determined in accordance with the laws of the State of Delaware.

EXHIBIT B

GRIFFON CORPORATION

2011 PERFORMANCE BONUS PLAN

                    Section 1. Purpose. The purpose of the Griffon Corporation Performance Bonus Plan (the “Plan”) is to benefit and advance the interests of Griffon Corporation, a Delaware corporation (the “Company”), by rewarding selected employees of the Company and its subsidiaries and divisions (each such subsidiary or division is referred to herein as a “Business Unit”) for their contributions to the Company’s financial success and thereby motivate them to continue to make such contributions in the future by granting performance-based awards (“Awards”).

                    Section 2. Certain Definitions. For the purposes of the Plan the following terms shall be defined as set forth below:

                              (a) “Applicable Employee Remuneration” has the meaning given to such term in Section 162(m)(4) of the Code.

                              (b) “Base Salary Percentage” means a percentage of the Participant’s annual base salary in effect as of the later of (i) the first day of the Performance Period or (ii) the common salary adjustment date within the Performance Period.

                              (c) “Board” means the Board of Directors of the Company.

                              (d) “Code” means the Internal Revenue Code of 1986, as amended.

                              (e) “Committee” means the Compensation Committee of the Board.

                              (f) “Company Plan” means the Company’s internal Fiscal Year Plan for the relevant Fiscal Year.

                              (g) “Covered Employee” has the same meaning given to such term in Section 162(m)(3) of the Code; provided, however, that a person will be considered a Covered Employee for purposes of this Plan only if such employee’s Applicable Employee Remuneration for the relevant Fiscal Year is expected to exceed $1,000,000.

                              (h) “Financial Criteria” has the meaning given to that term in Section 6(a) hereof.

                              (i) “Fiscal Year” means the fiscal year ending on September 30 or such other period that the Company may hereafter adopt as its fiscal year.

                              (j) “Performance Period” means the period of time over which the Performance Threshold must be satisfied, which period may be of such length as the Committee,

in its discretion, shall select. The Performance Period need not be identical for all Awards. Within one Fiscal Year, the Committee may establish multiple Performance Periods.

                              (k) “Performance Threshold” has the meaning given to such term in Section 6(b) hereof (in the case of a Covered Employee), or Section 7(b) hereof (in the case of a Participant who is not a Covered Employee).

                              (l) “Target” has the meaning given to such term in Section 6(a) hereof (in the case of a Covered Employee), or Section 7(a) hereof (in the case of a Participant who is not a Covered Employee).

                    Section 3. Administration of the Plan.

                              (a) Generally. The Plan shall be administered by the Committee. The Committee is authorized to administer, interpret and apply the Plan and from time to time may adopt such rules, regulations and guidelines consistent with the provisions of the Plan as it may deem advisable to carry out the Plan, except that the Committee may authorize any one or more of its members, or any officer of the Company, to execute and deliver documents on behalf of the Committee. The Committee’s interpretations of the Plan, and all actions taken and determinations made by the Committee pursuant to the powers vested in it hereunder, shall be conclusive and binding on all parties concerned, including the Company, its stockholders and Participants (as defined below). The Committee shall have authority to determine the terms and conditions of the Awards granted to Participants.

                              (b) Delegation. The Committee may delegate its responsibilities for administering the Plan to any executive officer of the Company, as the Committee deems necessary; provided however, that the Committee shall not delegate its responsibilities under the Plan relating to Covered Employees.

                              (c) Reliance and Indemnification. The Committee may employ attorneys, consultants, accountants or other persons, and the Committee, the Company and its officers and directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. No member of the Committee nor any executive officer of the Company shall be personally liable for any action, determination or interpretation taken or made in good faith by the Committee or such executive officer of the Company with respect to the Plan or Awards granted hereunder, and all members of the Committee and each executive officer of the Company shall be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

                    Section 4. Eligible Persons. All employees of the Company shall be eligible to participate in the Plan (“Eligible Persons”). An individual shall be deemed an employee for purposes of the Plan only if such individual receives compensation from either the Company or one of its Business Units for services performed as an employee of the Company or any one of its Business Units for any period during a Performance Period. An Eligible Person who is a Covered Employee shall be entitled to participate in the Plan with respect to a Performance Period which has commenced only if he or she commenced employment on or before the beginning of each Performance Period or any later date described in Treasury Regulation 1.162-27(e)(2) (or any successor thereto).

                    Section 5. Awards; Participants. Awards may be granted only to Eligible Persons with respect to each Performance Period, subject to the terms and conditions set forth in the Plan. An Eligible Person who has been chosen to receive an Award under the Plan shall be referred to as a “Participant.”

                    Section 6. Determination of Targets, Performance Thresholds and Base Salary Percentage for Covered Employees. Prior to the beginning of each Performance Period or any later date described in Treasury Regulation 1.162-27(e)(2) (or any successor thereto), the Committee shall adopt each of the following with respect to each Participant who is a Covered Employee:

                              (a) one or more Targets, which shall be equal to a desired level or levels (as may be measured on an absolute or relative basis, where relative performance may also be measured by reference to: past performance of the Company or a Business Unit, a group of peer companies or by a financial market index) for any Performance Period of: consolidated pretax earnings; return on capital, equity or assets; earnings measures/ratios (on a gross, net, pre-tax or post-tax basis), including basic earnings per share, diluted earnings per share, total earnings, operating earnings, earnings growth, earnings before interest and taxes and earnings before interest, taxes, depreciation and amortization; net economic profit (which is operating earnings minus a charge to capital); net income; operating income; sales; sales growth; gross margin; direct margin; Share price (including but not limited to growth measures and total stockholder return); operating profit; per period or cumulative cash flow (including but not limited to operating cash flow and free cash flow) or cash flow return on investment (which equals net cash flow divided by total capital); inventory turns; financial return ratios; market share; balance sheet measurements such as receivable turnover; improvement in or attainment of expense levels; improvement in or attainment of working capital levels; debt reduction; strategic innovation; customer or employee satisfaction; individual objectives; and any combination of the foregoing (collectively, the “Financial Criteria”). With respect to any Covered Employee who is employed by a Business Unit, the Financial Criteria shall be based on the results of such Business Unit, results of the Company, or any combination of the two;

                              (b) a Performance Threshold with respect to each Target, applicable to one or more Financial Criteria, which represents a minimum amount that must be attained for a Participant to receive an Award;

                              (c) either (i) a Base Salary Percentage, or (ii) fixed monetary amounts, which, in each case, shall be payable as an Award in the event that 100% of such Participant’s Targets are achieved.

                              (d) a mathematical formula or matrix that shall contain weighting for each Target and indicate the extent to which Awards will be paid if such Participant’s Performance Thresholds with respect to his or her Targets are achieved or exceeded.

                              The Committee shall make such adjustments, to the extent it deems appropriate, to the Targets and Performance Thresholds to compensate for, or to reflect, any material changes which may have occurred in accounting practices, tax laws, other laws or regulations, the financial structure of the Company, acquisitions or dispositions of Business Units or any unusual circumstances outside of management’s control which, in the sole judgment of the Committee, alters or affects the computation of such Targets and Performance Thresholds or the performance of the Company or any relevant Business Unit (each an “Extraordinary Event”).

                    Section 7. Determination of Targets, Performance Thresholds and Base Salary Percentage For Participants Who Are Not Covered Employees. Prior to the end of the Performance Period, the Committee shall adopt each of the following with respect to each Participant who is not a Covered Employee:

                              (a) one or more Targets, which shall be equal to a desired level or levels for any Performance Period of any, or a combination of any, quantitative criteria (the “Quantitative Criteria,” which Quantitative Criteria may include, without limitation, any Financial Criteria) or qualitative criteria (the “Individual Criteria”). With respect to such Participants who are employed by a Business Unit, the Quantitative Criteria may be based on the results of such Business Unit, consolidated results of the Company, or any combination of the two;

                              (b) a Performance Threshold with respect to each Target, applicable to one or more Quantitative Criteria or Individual Criteria, which represents a minimum that must be attained for a Participant to receive an Award;

                              (c) either (i) a Base Salary Percentage, or (ii) fixed monetary amounts, which, in each case, shall be payable as an Award in the event that 100% of such Participant’s Targets are achieved.

                              (d) a mathematical formula or matrix that shall contain weighting for each Target and indicate the extent to which Awards will be paid if such Participant’s Performance Thresholds with respect to his or her Targets are achieved or exceeded.

                              The Committee may make such adjustments, to the extent it deems appropriate, to the Targets and Performance Thresholds to compensate for, or to reflect, any material changes which may have occurred due to an Extraordinary Event.

                    Section 8. Calculation of Awards; Certification; Payment; Deferral. As soon as practicable after the end of the Performance Period, and subject to any necessary verification, the Committee shall determine with respect to each Participant whether and the extent to which the Performance Thresholds applicable to such Participant’s Targets were achieved or exceeded. Such Participant’s Award, if any, shall be calculated in accordance with the mathematical formula or matrix determined pursuant to Section 6 or 7, as applicable, and subject to the limitations set forth in Section 9 hereof. The Committee shall certify in writing the amount of such Award and whether each material term of the Plan relating to such Award has been satisfied. Subject to Section 9 hereof, such Award shall become payable in cash as promptly as practicable thereafter, provided however, that any Award shall be paid within 2½ months of the end of the year in which the Award is no longer subject to a risk of forfeiture.

                    Section 9. Limitations; Modifications to Awards. Each Award determined pursuant to Section 6 or 7 hereof shall be subject to modification or forfeiture in accordance with the following provisions:

                              (a) Limitations. The aggregate amount of any Award to any Participant for any Performance Period as finally determined by the Committee, shall constitute the Participant’s Award for the Fiscal Year; provided, however that no Award for any Participant for any Fiscal Year shall exceed $10,000,000.

                              (b) Modifications. At any time prior to the payment of an Award, the Committee may, in its sole discretion, (i) increase, decrease or eliminate the Award payable to any Participant who is not a Covered Employee and who would not become a Covered Employee as a result of any such increase or (ii) decrease or eliminate the Award payable to any Covered Employee, in each case to reflect the individual performance and contribution of, and other factors relating to, such Participant. The Committee may make such adjustments, to the extent it deems appropriate to any Award to compensate for, or to reflect, any Extraordinary Event. The determination of the Committee as to matters set forth in this Section 9(b) shall be final and conclusive.

                    Section 10. Employment Requirement. No Participant shall have any right to receive payment of any Award unless such Participant remains in the employ of the Company or a Business Unit through the date of payment of such Award; provided, however, that the Committee may, in its sole discretion, pay all or any part of an Award to any Participant who, prior to such date of payment, retires, dies or becomes permanently disabled or where other special circumstances exist with respect to such Participant, so long as the Performance Thresholds applicable to the Participant’s Targets were achieved or exceeded. The maximum amount of such payment, if any, will be calculated, and to the extent determined by the Committee, paid as provided in Section 6 or 7. The determination of the Committee shall be final and conclusive.

                    Section 11. Miscellaneous.

                              (a) No Contract; No Rights to Awards or Continued Employment. The Plan is not a contract between the Company and any Participant or other employee. No Participant or other employee shall have any claim or right to receive Awards under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any employee any right to be retained by the Company or any of its Business Units.

                              (b) No Right to Future Participation. Participation in the Plan during one Performance Period shall not guarantee participation during any other Performance Period.

                              (c) Restriction on Transfer. The rights of a Participant with respect to Awards under the Plan shall not be transferable by the Participant to whom such Award is granted (other than by will or the laws of descent and distribution), and any attempted assignment or transfer shall be null and void and shall permit the Committee, in its sole discretion, to extinguish the Company’s obligation under the Plan to pay any Award with respect to such Participant.

                              (d) Tax Withholding. The Company or a subsidiary thereof, as appropriate, shall have the right to deduct from all payments made under the Plan to a Participant or to a Participant’s beneficiary or beneficiaries any Federal, foreign, state or local taxes required by law to be withheld with respect to such payments.

                              (e) No Restriction on Right of Company to Effect Changes. The Plan shall not affect in any way the right or power of the Company or its stockholders to make or authorize any recapitalization, reorganization, merger, acquisition, divestiture, consolidation, spin off, combination, liquidation, dissolution, sale of assets, or other similar corporate transaction or event involving the Company or a subsidiary thereof or any other event or series of events, whether of a similar character or otherwise.

                              (f) Source of Payments. The Plan shall be unfunded. The Plan shall not create or be construed to create a trust or separate fund or segregation of assets of any kind or a fiduciary relationship between the Company and a Participant or any other individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, or government or political subdivision thereof. To the extent that any Participant is granted an Award hereunder, such Participant’s right to receive payment of such Award shall be no greater than the right of any unsecured general creditor of the Company.

                              (g) No Interest. If the Company for any reason fails to make payment of an Award at the time such Award becomes payable, the Company shall not be liable for any interest or other charges thereon.

                              (h) Amendment and Termination. The Committee may at any time and from time to time alter, amend, suspend or terminate the Plan in whole or in part. No such amendment shall be effective which alters the Award, Target or other criteria relating to an Award applicable to a Covered Employee for the Performance Period in which such amendment is made or any prior Performance Period, except any such amendment that may be made without causing such Award to cease to qualify as performance-based compensation under Section 162(m)(4)(C) of the Code.

                              (i) Governmental Regulations. The Plan, and all Awards hereunder, shall be subject to all applicable rules and regulations of governmental or other authorities.

                              (j) Headings. The headings of sections and subsections herein are included solely for convenience of reference and shall not affect the meaning of any of the provisions of the Plan.

                              (k) Governing Law. The validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations, and rights relating to the Plan, shall be determined solely in accordance with the laws of the State of Delaware, without regard to the choice-of-law principles thereof, and applicable federal law.

                              (l) Severability. If any term or provision (“Provision”) of the Plan or the application thereof (i) as to any Participant or circumstance (other than as described in clause (ii)) is, to any extent, found to be illegal or invalid, or (ii) would cause any Award to any Covered Employee not to constitute performance-based compensation under Section 162(m)(4)(C) of the Code, then the Committee shall sever such Provision from the Plan and, thereupon, such Provision shall not be a part of the Plan.

                              (m) Effective Date. The Plan shall be effective as of November 16, 2010; provided, however, that it shall be a condition to the effectiveness of the Plan, and any Awards made on or after November 16, 2010, that the stockholders of the Company (the “Stockholders”) approve the Plan at the first Annual Meeting of Stockholders to be held after such date. Such approval shall meet the requirements of Section 162(m) of the Code and the regulations thereunder. If such approval is not obtained, then the Plan shall not be effective.

                              (n) Approval and Reapproval by Stockholders. To the extent required under Section 162(m) of the Code and the regulations thereunder, (i) any change to the material terms of the Financial Criteria shall be disclosed to and approved by the Stockholders at the next Annual Meeting of Stockholders to be held following such change, and (ii) the material terms of the Financial Criteria shall be disclosed to and reapproved by the Stockholders no later than the Annual Meeting of Stockholders that occurs in the fifth year following the year in which Stockholders approve the Financial Criteria.

GRIFFON CORPORATION
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF STOCKHOLDERS
February 3, 2011

As an alternative to completing this form, you may enter your vote instruction by telephone at 1-800-PROXIES, or via the Internet at WWW.VOTEPROXY.COM and follow the simple instructions. Use the Company Number and Account Number shown on your proxy card.

          The undersigned hereby appoints RONALD J. KRAMER, PATRICK L. ALESIA and SETH L. KAPLAN, or any of them, attorneys and Proxies with full power of substitution in each of them, in the name and stead of the undersigned to vote as Proxy all the stock of the undersigned in GRIFFON CORPORATION, a Delaware corporation, at the Annual Meeting of Stockholders scheduled to be held on February 3, 2011 and any postponements or adjournments thereof.

THE SHARES REPRESENTED HEREBY SHALL BE VOTED BY PROXIES, OR ANY OF THEM, AS SPECIFIED AND, IN THEIR DISCRETION, UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS FOR PROPOSALS 1, 2, 3, 4, 5 AND 6 AND IN THE DISCRETION OF THE PROXYHOLDERS ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING.

(Continued and to be signed on the reverse side.)	14475

ANNUAL MEETING OF SHAREHOLDERS OF

GRIFFON CORPORATION

February 3, 2011

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

COMPANY NUMBER
ACCOUNT NUMBER

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, Proxy Statement, Proxy Card and Annual Report on Form 10-K are available at http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=03170

â	Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.	â

20403003030303000000 7	020311

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

The Board of Directors recommends a vote FOR the election of directors.
1. ELECTION OF THE FOLLOWING NOMINEES:

☐		NOMINEES:
	FOR ALL NOMINEES	¡	Bertrand M. Bell
		¡	Rear Admiral Robert G. Harrison
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	¡	Ronald J. Kramer
		¡	Martin S. Sussman

☐	FOR ALL EXCEPT (See instructions below)

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☐

The Board of Directors recommends a vote FOR the resolution approving the compensation of our executive officers as disclosed in the Proxy Statement.
			FOR	AGAINST	ABSTAIN
2.	Approval of the resolution approving the compensation of our executive officers as disclosed in the Proxy Statement.		☐	☐	☐

The Board of Directors recommends that stockholders vote for future advisory votes on the compensation of our executive officers to occur every two years
		Every 1 year	Every 2 years	Every 3 years	ABSTAIN
3.	Selection of voting frequency for future advisory votes on the compensation of our executive officers.	☐	☐	☐	☐

The Board of Directors recommends a vote FOR the approval of the Griffon Corporation 2011 Equity Incentive Plan.
			FOR	AGAINST	ABSTAIN
4.	Approval of the Griffon Corporation 2011 Equity Incentive Plan.		☐	☐	☐

The Board of Directors recommends a vote FOR the approval of the Griffon Corporation 2011 Performance Bonus Plan.
			FOR	AGAINST	ABSTAIN
5.	Approval of the Griffon Corporation 2011 Performance Bonus Plan.		☐	☐	☐

The Board of Directors recommends a vote FOR the approval of the ratification of the selection by our audit committee of Grant Thornton LLP.
			FOR	AGAINST	ABSTAIN
6.	Ratification of the selection by our audit committee of Grant Thornton LLP to serve as our independent registered public accounting firm for fiscal 2011.		☐	☐	☐

7.	Upon such other business as may properly come before the meeting or any adjournment thereof.

PLEASE DATE, SIGN AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.